                                                                    Exhibit 10.3


                                  $140,000,000

                                CREDIT AGREEMENT

                            dated as of June 9, 1995

                                     among

                           FLORIDA STEEL CORPORATION,
                                  as Borrower,

                        CERTAIN FINANCIAL INSTITUTIONS,
                                  as Lenders,

                            THE BANK OF TOKYO, LTD.,
                                New York Agency

                                      and

                         NATIONSBANK OF FLORIDA, N.A.,
                                as Issuing Banks
                          and Co-Administrative Agents

                                      and

                            THE BANK OF TOKYO, LTD.,
                                New York Agency,
                                    as Agent

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
   1.1           General Definitions . . . . . . . . . . . . . . . . . . . . . . .            1
   1.2           Construction  . . . . . . . . . . . . . . . . . . . . . . . . . .           34
   1.3           Accounting Terms and Determinations . . . . . . . . . . . . . . .           35

ARTICLE 2.       The Credit Facility . . . . . . . . . . . . . . . . . . . . . . .           35
   2.1           Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . .           35
   2.2           Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . . .           36
   2.3           Facility Letters of Credit  . . . . . . . . . . . . . . . . . . .           36
   2.4           Borrowing Mechanics (Revolving Loans) . . . . . . . . . . . . . .           37
   2.4.1         Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . .           37
   2.4.2         Funding of Revolving Loans  . . . . . . . . . . . . . . . . . . .           38
   2.5           Borrowing Mechanics and Certain Other
                   Provisions Regarding Swingline Loans  . . . . . . . . . . . . .           39
   2.6           Certain Provisions Regarding Fixed
                   Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .           42
   2.6.1         Notice of Continuation and Notice of
                   Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . .           42
   2.6.2         Suspension of Fixed Rate Option . . . . . . . . . . . . . . . . .           43
   2.6.3         Breakage Costs  . . . . . . . . . . . . . . . . . . . . . . . . .           44
   2.7           Issuance Mechanics and Other Provisions
                   Regarding Facility Letters of Credit  . . . . . . . . . . . . .           45
   2.7.1         Requests for Issuance . . . . . . . . . . . . . . . . . . . . . .           45
   2.7.2         Participation by Lenders  . . . . . . . . . . . . . . . . . . . .           46
   2.7.3         LOC Drawings and Reimbursements . . . . . . . . . . . . . . . . .           46
   2.7.4         Obligations of Lenders Absolute . . . . . . . . . . . . . . . . .           49
   2.7.5         Obligations of Borrower Absolute  . . . . . . . . . . . . . . . .           50
   2.7.6         Letter of Credit Reports  . . . . . . . . . . . . . . . . . . . .           52
   2.7.7         Third Party Letters of Credit   . . . . . . . . . . . . . . . . .           52
   2.7.8         LOC Cash Collateral Account   . . . . . . . . . . . . . . . . . .           53
   2.8           Interest on Loans and Other Obligations . . . . . . . . . . . . .           54
   2.8.1         Interest on Fixed Rate Loans  . . . . . . . . . . . . . . . . . .           54
   2.8.2         Interest on Floating Rate Loans . . . . . . . . . . . . . . . . .           54
   2.8.3         Interest on Overdue Amounts . . . . . . . . . . . . . . . . . . .           54
   2.8.4         Changes in Applicable Margin  . . . . . . . . . . . . . . . . . .           55
   2.9           Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .           55
   2.9.1         Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . . .           55
   2.9.2         Participation Fees  . . . . . . . . . . . . . . . . . . . . . . .           55
   2.9.3         Letter of Credit Fees and Expenses  . . . . . . . . . . . . . . .           55
   2.9.4         Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .           56
   2.9.5         Audit Charges . . . . . . . . . . . . . . . . . . . . . . . . . .           56
   2.9.6         Fees Fully Earned . . . . . . . . . . . . . . . . . . . . . . . .           56
   2.10          Repayment of Outstanding Credit . . . . . . . . . . . . . . . . .           57
   2.10.1        Mandatory Repayments  . . . . . . . . . . . . . . . . . . . . . .           57



                                      (i)

                                                                                           Page
                                                                                           ----
   2.10.2        Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . .           57
   2.11          Expiration Date; Reduction of
                   Credit Facility  . . . . . . . . . . . . . . . . . . . . . . .           58
   2.11.1        Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . .           58
   2.11.2        Mandatory Reduction of Credit Facility . . . . . . . . . . . . .           59
   2.11.3        Optional Reduction of Credit Facility  . . . . . . . . . . . . .           59
   2.12          Evidence of Indebtedness . . . . . . . . . . . . . . . . . . . .           59
   2.12.1        Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           59
   2.12.2        Loan Account . . . . . . . . . . . . . . . . . . . . . . . . . .           59
   2.12.3        Statement of Account . . . . . . . . . . . . . . . . . . . . . .           60
   2.12.4        Agent's Register   . . . . . . . . . . . . . . . . . . . . . . .           60
   2.13          Place and Manner of Payments by Borrower . . . . . . . . . . . .           60
   2.13.1        Time for Payment . . . . . . . . . . . . . . . . . . . . . . . .           60
   2.13.2        Computation  . . . . . . . . . . . . . . . . . . . . . . . . . .           61
   2.13.3        Distribution of Payments . . . . . . . . . . . . . . . . . . . .           61
   2.14          Increased Costs, Etc.; Taxes . . . . . . . . . . . . . . . . . .           62
   2.14.1        Increased Cost . . . . . . . . . . . . . . . . . . . . . . . . .           62
   2.14.2        Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           63
   2.15          Additional Provisions Regarding Credit
                   Facility and Loans . . . . . . . . . . . . . . . . . . . . . .           67
   2.15.1        Lockbox Arrangement; Flow of Funds
                   Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .           67
   2.15.2        Determination of Borrowing Base  . . . . . . . . . . . . . . . .           69
   2.15.3        Several Obligations  . . . . . . . . . . . . . . . . . . . . . .           69
   2.15.4        Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . .           69
   2.15.5        Pro Rata Treatment   . . . . . . . . . . . . . . . . . . . . . .           70
   2.15.6        Defaulting Lenders   . . . . . . . . . . . . . . . . . . . . . .           70


ARTICLE 3.       Conditions Precedent   . . . . . . . . . . . . . . . . . . . . .           71
   3.1           Conditions to Initial Loans  . . . . . . . . . . . . . . . . . .           71
                 (a)  Effective Date    . . . . . . . . . . . . . . . . . . . . .           71
                 (b)  No Material Adverse Change  . . . . . . . . . . . . . . . .           71
                 (c)  Corporate and Legal Proceedings   . . . . . . . . . . . . .           71
                 (d)  Availability    . . . . . . . . . . . . . . . . . . . . . .           71
                 (e)  BTCC Credit Facilities  . . . . . . . . . . . . . . . . . .           71
                 (f)  Consents and Approvals  . . . . . . . . . . . . . . . . . .           72
                 (g)  Due Diligence   . . . . . . . . . . . . . . . . . . . . . .           72
                 (h)  Fees and Expenses   . . . . . . . . . . . . . . . . . . . .           72
                 (i)  Termination of BTCC Lock Box
                        Arrangements    . . . . . . . . . . . . . . . . . . . . .           72
                 (j)  Closing Documents   . . . . . . . . . . . . . . . . . . . .           72
                 (k)  Additional Documents  . . . . . . . . . . . . . . . . . . .           76
   3.2           Conditions to Issuance of Letters
                   of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . .           76
   3.3           Condition to Swingline Loans . . . . . . . . . . . . . . . . . .           77
   3.4           Conditions to Each Credit Event  . . . . . . . . . . . . . . . .           77



                                      (ii)

                                                                                           Page
                                                                                           ----
ARTICLE 4.       Representations and Warranties  . . . . . . . . . . . . . . . . .          78
   4.1           Organization and Qualification;
                   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .          79
   4.2           Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          79
   4.3           Liens; Inventory  . . . . . . . . . . . . . . . . . . . . . . . .          80
   4.4           No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . .          80
   4.5           Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . .          81
   4.6           Financial Statements  . . . . . . . . . . . . . . . . . . . . . .          81
   4.7           Locations of Offices, Records and
                   Inventory   . . . . . . . . . . . . . . . . . . . . . . . . . .          81
   4.8           Names of Borrower or Predecessors . . . . . . . . . . . . . . . .          82
   4.9           No Judgments or Litigation  . . . . . . . . . . . . . . . . . . .          82
   4.10          No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .          82
   4.11          Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . .          83
   4.12          Compliance with Law . . . . . . . . . . . . . . . . . . . . . . .          83
   4.13          ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          84
   4.14          Compliance with Environmental Laws  . . . . . . . . . . . . . . .          84
   4.15          Intellectual Property . . . . . . . . . . . . . . . . . . . . . .          85
   4.16          Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . .          85
   4.17          Title to Property . . . . . . . . . . . . . . . . . . . . . . . .          86
   4.18          Investment Company  . . . . . . . . . . . . . . . . . . . . . . .          86
   4.19          No Event of Default . . . . . . . . . . . . . . . . . . . . . . .          86
   4.20          Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . .          86
   4.21          Recording and Stamp Taxes . . . . . . . . . . . . . . . . . . . .          87
   4.22          No Other Indebtedness, Status as
                   Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . .          87
   4.23          Material Contracts  . . . . . . . . . . . . . . . . . . . . . . .          88
   4.24          Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . .          88
   4.25          Accuracy and Completeness of Information  . . . . . . . . . . . .          88
   4.26          No Material Adverse Change  . . . . . . . . . . . . . . . . . . .          88

ARTICLE 5.       Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . .          89
   5.1           Financial Information . . . . . . . . . . . . . . . . . . . . . .          89
   5.2           Corporate Existence and Franchise . . . . . . . . . . . . . . . .          92
   5.3           Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .          92
   5.4           ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
   5.5           Notice of Legal Proceedings or
                   Adverse Changes Notice of Borrowing . . . . . . . . . . . . . .          94
   5.6           Environmental and Other Matters   . . . . . . . . . . . . . . . .          94
   5.7           Books and Records . . . . . . . . . . . . . . . . . . . . . . . .          95
   5.8           Changes in Location of Offices  . . . . . . . . . . . . . . . . .          96
   5.9           Location of Inventory . . . . . . . . . . . . . . . . . . . . . .          96
   5.10          Name Change; Trade Name . . . . . . . . . . . . . . . . . . . . .          96
   5.11          Adverse Change in Collateral  . . . . . . . . . . . . . . . . . .          97
   5.12          Collateral Records  . . . . . . . . . . . . . . . . . . . . . . .          97
   5.13          Security Interests  . . . . . . . . . . . . . . . . . . . . . . .          97
   5.14          Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . .          98
   5.15          Casualty Loss; Condemnation   . . . . . . . . . . . . . . . . . .          98




                                      (iii)
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
                                                                                           Page
                                                                                           ----
   5.16          Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          98
   5.17          Compliance With Laws   . . . . . . . . . . . . . . . . . . . . . .          99
   5.18          Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .          99
   5.19          Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . .          99
   5.20          Notification of Certain Events . . . . . . . . . . . . . . . . . .          99
   5.21          Intellectual Property  . . . . . . . . . . . . . . . . . . . . . .         100
   5.22          Maintenance of Property  . . . . . . . . . . . . . . . . . . . . .         100
   5.23          Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .         100
   5.24          Further Assurances   . . . . . . . . . . . . . . . . . . . . . . .         101

ARTICLE 6.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . .         101
   6.1           Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . .         101
   6.2           Interest Coverage  . . . . . . . . . . . . . . . . . . . . . . . .         101
   6.3           Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .         101
   6.4           Restricted Expenditures  . . . . . . . . . . . . . . . . . . . . .         101
   6.5           Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . .         103
   6.6           Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         104
   6.7           No Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . .         105
   6.8           Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . .         106
   6.9           No Corporate Changes   . . . . . . . . . . . . . . . . . . . . . .         107
   6.10          Sale/Leaseback Transactions  . . . . . . . . . . . . . . . . . . .         107
   6.11          No Restricted Payments . . . . . . . . . . . . . . . . . . . . . .         108
   6.12          No Investments . . . . . . . . . . . . . . . . . . . . . . . . . .         109
   6.13          No Affiliate Transactions  . . . . . . . . . . . . . . . . . . . .         111
   6.14          ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         111
   6.15          Additional Bank Accounts   . . . . . . . . . . . . . . . . . . . .         112
   6.16          No Excess Cash . . . . . . . . . . . . . . . . . . . . . . . . . .         112
   6.17          Material Amendments of Material
                   Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .         112
   6.18          Additional Negative Pledges  . . . . . . . . . . . . . . . . . . .         113
   6.19          No Additional Subsidiaries . . . . . . . . . . . . . . . . . . . .         113

ARTICLE 7.       Events of Default and Remedies . . . . . . . . . . . . . . . . . .         114
   7.1           Events of Default  . . . . . . . . . . . . . . . . . . . . . . . .         114
   7.2           Acceleration and Cash Collateralization  . . . . . . . . . . . . .         118
   7.3           Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         119

ARTICLE 8.       The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         121
   8.1           Appointment of Agent . . . . . . . . . . . . . . . . . . . . . . .         121
   8.2           Nature of Duties of Agent  . . . . . . . . . . . . . . . . . . . .         121
   8.3           Lack of Reliance on Agent  . . . . . . . . . . . . . . . . . . . .         121
   8.4           Certain Rights of the Agent  . . . . . . . . . . . . . . . . . . .         122
   8.5           Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . .         123
   8.6           Indemnification of Agent . . . . . . . . . . . . . . . . . . . . .         123
   8.7           The Agent in its Individual Capacity . . . . . . . . . . . . . . .         123
   8.8           Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . .         124
   8.9           Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . .         124
   8.10          Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . .         125




                                      (iv)
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
                                                                                           Page
                                                                                           ----
   8.11          Actions with Respect to Defaults   . . . . . . . . . . . . . . . . .      127
   8.12          Delivery of Information  . . . . . . . . . . . . . . . . . . . . . .      127

ARTICLE 9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .      127
   9.1           SUBMISSION TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . .      127
   9.2           WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . .      128
   9.3           GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . .      128
   9.4           Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      128
   9.5           Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      129
   9.6           Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      129
   9.7           Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . .      133
   9.8           Indemnification; Expenses  . . . . . . . . . . . . . . . . . . . . .      134
   9.9           Entire Agreement: Successors and Assigns   . . . . . . . . . . . . .      135
   9.10          Amendments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . .      135
   9.11          Nonliability of Agent and Lenders  . . . . . . . . . . . . . . . . .      136
   9.12          The Co-Administrative Agent  . . . . . . . . . . . . . . . . . . . .      136
   9.13          Independent Nature of Lenders' Rights  . . . . . . . . . . . . . . .      137
   9.14          Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .      137
   9.15          Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . .      137
   9.16          Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .      137
   9.17          Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .      137
   9.18          Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . .      138

ANNEX I   -   Lenders, Lending Offices and Commitment Amounts

SCHEDULES

  Schedule 4.1       Jurisdictions Where Qualified to Do Business
  Schedule 4.3       Warehouse Locations
  Schedule 4.7       Asset, Equipment and Inventory Locations
  Schedule 4.8       Fictitious Business Names
  Schedule 4.9       Judgments or Litigation
  Schedule 4.10      Conduct of Business and Defaults
  Schedule 4.12      Compliance With Law
  Schedule 4.13(a)   Employee Benefit Plans
  Schedule 4.14      Compliance With Environmental Law
  Schedule 4.17      Title to Property
  Schedule 4.20(a)   Late Filing of Tax Returns and Requests for
                     Extensions for Filing Tax Returns
  Schedule 4.20(b)   Established Reserves for Payment of Taxes,
                     Assessments, Fees and Other Governmental Charges
  Schedule 4.20(c)   Tax Deficiencies and Liens and Granted Extensions




                                      (v)
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
                                                                                           Page
                                                                                           ----
  Schedule 4.20(d)   Tax Sharing Agreements
  Schedule 4.23      Material Contracts
  Schedule 4.24      Affiliate Transactions
  Schedule 6.5       Indebtedness
  Schedule 6.6       Liens
  Schedule 6.7       Guarantees
  Schedule 6.12      Investments
  Schedule 6.15      Additional Bank Accounts

EXHIBITS

  Exhibit A          Form of Note
  Exhibit B          Form of Notice of Borrowing
  Exhibit C          Form of Notice of Continuation
  Exhibit D          Form of Notice of Conversion
  Exhibit E          Form of Extension Agreement
  Exhibit F          Form of Security Agreement
  Exhibit G-1        Form of Acknowledgement Agreement (lessor)
  Exhibit G-2        Form of Acknowledgement Agreement (Warehouseman)
  Exhibit H          Form of Lockbox Agreement
  Exhibit I          Form of Tripartite Agreement
  Exhibit J          Form of Officer's Certificate
  Exhibit K          Form of Compliance Certificate
  Exhibit L          Form of Solvency Certificate
  Exhibit M-1        Form of Opinion of Borrower's Counsel
  Exhibit M-2        Form of Opinion of Borrower's New York Counsel
  Exhibit N          Form of Borrowing Base Certificate
  Exhibit O          Form of Assignment and Assumption Agreement





                                      (vi)

     CREDIT AGREEMENT is dated as of June 9, 1995, among FLORIDA STEEL CORPORATION, a Florida corporation (the "Borrower"), each of the financial institutions identified as Lenders on Annex I (together with each of their successors and assigns, each a "Lender" and collectively the "Lenders"), THE BANK OF TOKYO, LTD., New York Agency, and NATIONSBANK OF FLORIDA, N.A., as issuers of letters of credit hereunder (in such capacity the "Issuing Banks") and as Co-Administrative Agents (in such capacity the "Co-Administrative Agents"), and THE BANK OF TOKYO, LTD., New York Agency, acting in the manner and to the extent described in Article 8 hereof, as Agent (in such capacity, together with certain of its Affiliates as specified in Section 1.1 below, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower wishes to obtain a revolving credit facility (i) to refinance and replace the BTCC - Credit Facilities (as defined below), (ii) to provide financing for the Borrower's reimbursement obligations under Facility Letters of Credit (as defined below) and (iii) for the Borrower's ongoing working capital requirements and general corporate purposes;

     WHEREAS, the Borrower wishes to obtain a letter of credit facility (i) to refinance, replace or support the Existing Letters of Credit (as defined below) and (ii) for the Borrower's ongoing letter of credit requirements; and

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to (i) make loans and advances to the Borrower and (ii) purchase participations in letters of credit issued by the Issuing Banks for the account of the Borrower, and each Issuing Bank is willing to issue letters of credit for the account of the Borrower;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1.  Definitions.

     1.1 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptance Date" shall have the meaning specified in Section 9.6(c).

     "Accounts" shall mean all of the Borrower's accounts (as such term is defined in the UCC), whether now existing or hereafter arising, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from the Borrower's sales of goods or rendition of services made under any of the Borrower's trade names or styles; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or the account debtors thereon; and (v) guarantees or collateral for any of the foregoing.

     "Acknowledgement Agreements" shall mean any acknowledgement agreements, in the form of Exhibit G-1, of lessors of real property on which Inventory is located and the acknowledgment agreements, in the form of Exhibit G-2, of any warehouseman or processor in possession of Inventory, in each case acknowledging the Liens and security interests of the Agent on behalf of the Lenders and the Issuing Banks and agreeing to provide the Agent access to such Inventory for purposes of liquidation thereof or otherwise enforcing the Agent's Lien thereon.

     "Adjusted COF Rate" shall mean, for any COF Rate Loans for any Interest Period, the rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the sum of (i) the COF Rate for such Interest Period divided by one (1) minus the Reserve Requirements for such Loans for such Interest Period plus (ii) the Assessment Rate for such Interest Period.

     "Adjusted Consolidated Net Income" shall mean Consolidated Net Income excluding gains and losses attributable to any asset disposition (other than sales of Inventory in the ordinary course of business).

     "Adjusted Credit Facility" shall mean, on any date, the lesser on such date of (i) the Credit Facility or (ii) the Borrowing Base.

     "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) obtained by dividing (i) the Eurodollar
Rate for such Interest Period by (ii) a percentage equal to 1 minus the Reserve Requirements for such Loans for such Interest Period.

     "Adjustment Date" shall mean, with respect to any Rolling Period, in connection with the adjustment of the Applicable Margin or Applicable Fee Rate, the first day of the month that commences at least five (5) days after the delivery to the Agent of the Financial Statements and compliance certificate for such Rolling Period or for the fiscal quarter constituting the last quarter of such Rolling Period.

     "Adjustment Period" shall mean a period commencing on any Adjustment Date and ending on the immediately following Adjustment Date.

     "Agent" shall mean BOT or any successor thereto as Agent hereunder and, for purposes of Sections 8.6 and 9.8 or any action required to be taken by the Agent hereunder, shall include each of its Affiliates performing services on behalf of the Agent hereunder.

     "Affiliate" shall mean (i) any entity which directly or indirectly controls, is controlled by, or is under common control with, the Borrower or any Subsidiary (ii) and any Person who is a director or officer of the Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (x) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, (y) elect a majority of the board of directors of such Person or (z) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise.

     "Agent Account" shall mean an account of the Agent at its Payment Office, identified by it to the Lenders and the Borrower, at which funds are to be made available by the Lenders to the Agent for disbursement hereunder and, except as provided herein, funds are made available by the Borrower for payment of its obligation hereunder.

     "Applicable Fee Rate" shall mean (a) for purposes of calculating the Commitment Fee, one-half of one percent (0.5%), (b) for purposes of calculating the LOC Utilization Fee, one and three-quarters percent (1.75%) and (c) for purposes of calculating the LOC Fronting Fee, three-tenths of one percent (0.3%); provided, however, that (i) if the

Debt/EBITDA Ratio for any Rolling Period is less than 5.30 to 1.00, then the Applicable Fee Rate during the Adjustment Period immediately following such Rolling Period shall mean (x) for purposes of calculating the Commitment Fee, three-eighths of one percent (0.375%), (y) for purposes of calculating the LOC Utilization Fee, one and one-half percent (1.5%) and (z) for purposes of calculating the LOC Fronting Fee, one-quarter percent (0.25%) and (ii) if the Debt/EBITDA Ratio for any Rolling Period is less than 3.30 to 1.00, then the Applicable Fee Rate during the Adjustment Period immediately following such Rolling Period shall mean (x) for purposes of calculating the Commitment Fee, one-quarter of one percent (0.25%), (y) for purposes of calculating the LOC Utilization Fee, one and one-quarter percent (1.25%) and (z) for purposes of calculating the LOC Fronting Fee, two-tenths of one percent (0.2%); provided further, however, that upon the occurrence of an Event of Default, and so long as such Event of Default is continuing and is not waived by the Lenders, the Applicable Fee Rate for purposes of calculating the LOC Utilization Fee shall mean three and one-half percent (3.5%) and the Applicable Fee Rate for purposes of calculating the LOC Fronting Fee shall mean one-half of one percent (0.5%).

     "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of Eurodollar Loans of such Lender, and such Lender's Domestic Lending Office in the case of Base Rate Loans, COF Rate Loans, FFR Loans and Overnight FFR Loans of such Lender.

     "Applicable Margin" means (i) with respect to Base Rate Loans, zero percent (0%), and (ii) with respect to Fixed Rate Loans one and three-quarters percent (1.75%); provided, however, that if the Debt/EBITDA Ratio for any Rolling Period is less than that set forth below, then the "Applicable Margin" during the Adjustment Period immediately following such Rolling Period, for each Type of Floating Rate Loan outstanding during such Adjustment Period and for each Type of Fixed Rate Loan during each Interest Period applicable thereto commencing during such Adjustment Period, shall be as set forth below for such Type of Loan opposite such ratio:


                               Applicable                       Applicable
                               Margin for                       Margin for
Debt/                          Base Rate                        Fixed Rate
EBITDA Ratio                   Loans                            Loans and Overnight FFR Loans
------------                   ----------------                 -----------------------------
5.30 to 1.00                   zero percent (0%)                one and one-half percent (1.5%)
3.30 to 1.00                   zero percent (0%)                one and one-quarter percent (1.25%)


provided, however, that if there shall occur and be continuing an Event of Default which is not remedied within two (2) Business Days or waived by the Lenders, then the "Applicable Margin" for each Type of Loan shall be equal to two percent (2%) plus the Applicable Margin otherwise applicable to such Loan immediately before the occurrence of such Event of Default, such increased Applicable Margin to become effective as of the date such Event of Default first occurs; provided further, that any amount of principal of and (to the extent permitted by law) interest on any Loan that is not paid when due shall bear interest at the rate set forth in Section 2.8.3.

     "Assessment Rate" shall mean, for any Interest Period for any COF Rate Loans, the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged by the Federal Deposit Insurance Corporation (the "FDIC"), or any successor thereto, for deposit insurance for time deposits at offices in the United States of commercial banks on the first day of such Interest Period, as reasonably determined by the Agent.

     "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement, in the form of Exhibit O, entered into by an assigning Lender and an assignee Lender, and accepted by the Agent, in accordance with
Section 9.6.

     "Auditors" shall mean Arthur Andersen & Co., or another nationally-recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Agent.

     "Availability" shall mean, on any date, the Adjusted Credit Facility on such date minus the sum on such date of (i) the aggregate outstanding principal amount of all Loans, plus (ii) the aggregate amount of outstanding Facility LOC Obligations, plus (iii) the aggregate amount of outstanding Third Party LOC Obligations.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as in effect from time to time, or any successor statute thereto.

     "Base Rate" shall mean on any day the higher of (i) the rate which the Agent announces from time to time as its prime rate, as in effect on such day, or (ii) one-half of one percent (0.5%) plus the Overnight Federal Funds Rate for such day. The prime rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BOT may make commercial loans or other loans at rates of interest at, above or below the prime rate.

     "Base Rate Borrowing" shall mean a Borrowing of Base Rate Loans.

     "Base Rate Loan" shall mean a Loan that bears interest calculated on the basis of the Base Rate.

     "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan), and which is subject to Title IV of ERISA, for which the Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an employer as defined in
Section 3(5) of ERISA.

     "Borrower's Corporate Account" shall mean (i) Account No. 320-003-612 established by the Borrower with BOT Trust Company and (ii) any similar account established by the Borrower with the approval of the Agent.

     "Borrowing" shall mean each borrowing hereunder from the Lenders and refers to the amount of the Loans made by all the Lenders on the Borrowing Date for such borrowing.

     "Borrowing Base" shall mean the sum of (i) Eighty-five percent (85%) (the "Receivables Advance Rate") of all Eligible Accounts Receivable, plus (ii) sixty-five percent (65%) (the "Inventory Advance Rate") of all Eligible Inventory; provided, however, that the Agent may at any time adjust the amount of the Borrowing Base as provided in Section 2.15.2.

     "Borrowing Base Certificate" shall have the meaning given to such term in
Section 5.1(f).

     "Borrowing Date" shall mean each date on which a Borrowing occurs.

     "BOT" shall mean The Bank of Tokyo, Ltd., New York Agency, and any successor thereto by merger or consolidation.

     "BOT Trust Company" shall mean The Bank of Tokyo Trust Company, a New York state-chartered Bank.

     "BTCC" shall mean BT Commercial Corporation.

     "BTCC Credit Agreement" shall mean the Credit Agreement dated as of December 21, 1992, among the

Borrower, the lenders named therein, BTCC, as agent, and Bankers Trust Company, as issuing bank.

     "BTCC Credit Facilities" shall mean the loans made to the Borrower pursuant to the BTCC Credit Agreement.

     "Budget" shall mean, for any fiscal year, a projection of the expected financial condition and results of operations of the Consolidated Entity for such fiscal year (including, but not limited to, a projected consolidated balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders equity, and including a detailed projection of proposed Capital Expenditures) made as of the beginning of such fiscal year.

     "Business Day" shall mean any day other than (i) a Saturday, Sunday or any other day on which commercial banks in New York City or North Carolina are authorized or required by law to close or (ii) when used with respect to Eurodollar Loans or the Eurodollar Rate, any day on which commercial banks are not open for dealing in U.S. Dollar deposits in the London, England interbank market.

     "Capital Expenditures" shall mean, for any period, the sum of all expenditures of the Borrower and its Subsidiaries capitalized for financial statement purposes in accordance with GAAP.

     "Capitalized Lease Obligations" shall mean the aggregate rental obligations under leases which, under GAAP, are required to be capitalized on the books of the Borrower or a Subsidiary thereof, in each case taken at the amount thereof accounted for as indebtedness (net of imputed interest expense) in accordance with such principles; and "Capital Lease" means any lease under which there arise Capitalized Lease Obligations.

     "Cash Equivalents" shall mean (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than ninety (90) days from the date acquired; (ii) certificates of deposit with maturities of not more than ninety (90) days from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 (or by a Federal or state licensed U.S. branch or agency of a non-U.S. commercial bank of recognized standing which has a shareholders' equity of not less than the equivalent of $1,000,000,000) and which bank or its holding company (or branch or agency) has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's

Investors Services, Inc.; (iii) reverse repurchase agreements with terms of not more than seven days, for securities of the type described in (i) above and entered into only with commercial banks (or U.S. branches or agencies thereof) having the qualifications described in (ii) above; (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than ninety (90) days from the date acquired, and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above.

     "Casualty Loss" shall have the meaning specified in Section 5.15.

     "Closing" shall mean the making of the initial Loans by the Lenders hereunder to the Borrower under this Credit Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "COF Rate" shall mean, for any Interest Period for COF Rate Loans, the Agent's cost of funds (expressed as a rate per annum) on the first day of such Interest Period, as determined by the Agent (and rounded upwards, if necessary, to the nearest 1/100 of 1%), for funding the COF Rate Loans of the Agent (in its capacity as Lender) to which such Interest Period relates.

     "COF Rate Loan" shall mean a Loan that bears interest calculated on the basis of the Adjusted COF Rate.

     "Collateral" shall mean all of the Accounts and Inventory of the Borrower as defined herein or in the Security Agreement and all proceeds thereof.

     "Collateral Documents" shall mean the Security Agreement and the Acknowledgement Agreements.

     "Commitment" of any Lender shall mean with respect to each Initial Lender, the amount set forth opposite such Lender's name on Annex I, as such annex may be amended from time to time, under the heading "Commitment," or, in the case of any Lender which is a party, as assignee or assignor, to one or more Assignment and Assumption

Agreements, the amount set forth as such Lender's Commitment in the Register maintained by the Agent pursuant to Section 9.6, as any such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

     "Commitment Letter" shall mean the letter agreement dated May 10, 1995 between BOT and the Borrower relating to the credit facility established hereby.

     "Commitment Period" shall mean the period commencing on the Effective Date and ending on the earlier of the Expiration Date or the termination of the Credit Facility.

     "Consolidated Entity" shall mean, collectively, the Borrower and its Subsidiaries; provided that so long as the Borrower has no Subsidiaries, "Consolidated Entity" shall mean the Borrower.

     "Consolidated Net Income" shall mean the consolidated net income of the Consolidated Entity reflected on the Financial Statements of the Consolidated Entity for the specific period.

     "Consolidated Net Worth" shall mean, as of any date, the Consolidated Entity's shareholders' equity on such date, as reflected on the Financial Statements of the Consolidated Entity as of such date.

     "Continuation" shall have the meaning specified in Section 2.6.1.

     "Convert," "Conversion" and "Converted" each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.6.1.

     "Covered Taxes" shall have the meaning specified in Section 2.14.2(a).

     "Credit Agreement" or "this Agreement" shall mean this Agreement, as the same may be modified, amended, restated, or supplemented from time to time.

     "Credit Date" shall mean any Borrowing Date or LOC Issue Date.

     "Credit Documents" shall mean, collectively, this Credit Agreement, the Notes, the Facility Letters of Credit, all Letter of Credit Applications, if any, the Collateral Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Credit Event" shall mean each Borrowing or issuance of a Facility Letter of Credit.

     "Credit Facility" shall mean the credit facility established by the Lenders for the Borrower hereunder for Loans and Facility Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount up to $150,000,000 (consisting of the aggregate amount of the Lenders' Commitments), as such credit facility may be reduced from time to time in accordance with
Section 2.11.

     "Credit Parties" shall mean, collectively, the Borrower and any other parties (other than the Lenders, the Issuing Banks, the Agent or the Co-Administrative Agents) to the Credit Documents (other than the
Acknowledgment Agreements).

     "Current Assets" shall mean all assets of the Consolidated Entity designated as current on a consolidated balance sheet of the Consolidated Entity prepared in accordance with GAAP.

     "Current Liabilities" shall mean all liabilities of the Consolidated Entity designated as "current" on a consolidated balance sheet of the Consolidated Entity prepared in accordance with GAAP and, for purposes of this Agreement, shall not include the outstanding amount of the Loans.

     "Debt/EBITDA Ratio" shall mean, with respect to any Rolling Period, the ratio of (i) the average aggregate Indebtedness outstanding on the last day of each month during such Rolling Period to (ii) EBITDA for such Rolling Period, as reflected in the Financial Statements and Certificates delivered pursuant to
Section 5.1.

     "Default" shall mean (i) an Event of Default and/or (ii) an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

     "Defaulting Lender" shall mean any Lender who fails to fund any Loan required to be made by it hereunder or any participation required to be purchased or funded by it hereunder.

     "Disbursement Account" shall mean (i) an account maintained by the Borrower with BOT Trust Company for the purpose of paying trade payables and other operating expenses and making other disbursements and (ii) any other account established by the Borrower, with the approval of the Agent, for such purpose.

     "DOL" shall mean the United States Department of Labor and any successor department or agency.

     "Dollars" and the sign "$" shall mean United States dollars constituting the lawful currency of the United States.

     "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Offices below its name on Annex I, as such annex may be amended from time to time.

     "EBITDA" shall mean, in any fiscal period, the Adjusted Consolidated Net

Income of the Consolidated Entity (other than extraordinary items of the Consolidated Entity for such period), plus (i) to the extent deducted in calculating Adjusted Consolidated Net Income for such period, the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, of the Consolidated Entity for such period, plus or minus (as the case may be) (ii) to the extent included in determining Adjusted Consolidated Net Income for such period, any other non-cash charges which have been subtracted or added, as the case may be, in calculating Adjusted Consolidated Net Income for such period, all determined in accordance with GAAP.

     "EBITDA/Interest Expense Ratio" shall mean, for any Rolling Period, the ratio of (i) the EBITDA of the Consolidated Entity for such Rolling Period to
(ii) the Interest Expense of the Consolidated Entity for such Rolling Period.

     "Effective Date" shall have the meaning specified in Section 9.15.

     "Eligible Accounts Receivable" shall mean the aggregate face amount of the Borrower's Accounts that conform to the warranties and standards for eligibility contained herein and in the Security Agreement, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves, limits and deductions set forth below or as otherwise provided in this Credit Agreement. Unless otherwise approved in writing by the

Required Lenders, no Account shall be deemed to be an Eligible Account Receivable if:

               (a) it arises out of a sale made by the Borrower to an Affiliate; or

               (b) the Account (other than Fabricating Accounts) is unpaid more than 60 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due in 30 days or less from the date of such invoice; or

               (c) the Account (other than Fabricating Accounts) is unpaid more than 30 days after the original payment due date, with respect to Accounts the invoice for which provides that payment is due more than 30 days from the date of such invoice; provided, that in no event shall such Accounts constitute an Eligible Accounts Receivable if unpaid more than 120 days from the original invoice date; provided further, that the aggregate amount of all such invoices providing for payment more than 30 days from the date of the invoice that may constitute Eligible Accounts Receivable shall not exceed $5,000,000 at any one time; or

               (d) it is a Fabricating Account (i) that is unpaid more than 120 days from the original invoice date related thereto or (ii) the invoice for which provides for payment more than 60 days from the date of such invoice; or

               (e) Fifty percent (50%) or more, in face amount, of all Accounts from the account debtor on such Account (or any affiliate thereof) are ineligible pursuant to (b), (c) or (d) above; or

               (f) the Account, when aggregated with all other Accounts having the same account debtor as the account debtor on such Account (or an affiliate of such account debtor), exceeds fifty percent (50%) in face value of all Accounts of the Borrower then outstanding, but such Account shall be excluded pursuant to this clause (f) only to the extent of such excess; provided, however, that Accounts supported or secured by letters of credit shall be excluded for purposes of the calculation under this clause (f); or

               (g) (i) the account debtor on such Account is also a creditor of the Borrower, but such Account shall be excluded pursuant to this clause (g) only to the extent of the amount owed by the Borrower to such account debtor; provided that such Account shall not be excluded pursuant to this clause (g) if the aggregate amount owed by the Borrower to all such account debtors is less than $500,000 or such account debtor has executed a no-offset letter in form and substance acceptable to the Agent, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved, but such Account shall be excluded pursuant to this clause (g)(ii) only to the extent of the amount of such dispute or claim, or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor, but such Account shall be excluded pursuant to this clause (g)(iii) to the extent of the amount of such setoff; or

               (h) a voluntary or involuntary case under the Bankruptcy Code has been commenced by or against the account debtor on such account, or an order for relief has been entered with respect to such account debtor under the Bankruptcy Code, or such account debtor has made an assignment for the benefit of creditors, or any other similar petition or other application for relief under any other state, federal or foreign laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or has been liquidated, dissolved or wound-up, or has authorized or commenced any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, or a receiver, trustee, liquidator or custodian has been appointed for it or for all or a significant portion of its assets or affairs, unless (A) the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or (B) if the Account from such account debtor arises subsequent to the commencement of a case with respect to such account debtor under the Bankruptcy Code, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

               (i) the Account arises from sales to account debtors outside the continental United States, to the extent that the aggregate amount of outstanding invoices for such sales exceeds $5,000,000 at any one time, except for sales (A) on guaranty or acceptance terms, in each case determined by the Agent in its sole discretion to be acceptable,
          (B) supported by a
          letter of credit acceptable to the Agent issued by a commercial bank located in the United States or a U.S. branch or agency of a foreign bank, in each case acceptable to the Agent or (C) otherwise approved by and acceptable to the Agent; or

               (j) the sale to the account debtor on such Account is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

               (k) the Agent determines in its commercially reasonable judgment that collection of such Account is uncertain or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

               (l) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended; or

               (m) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

               (n) the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, as then in effect; or

               (o) the Account (or the account debtor's indebtedness thereunder) is evidenced by a promissory note or other negotiable instrument or is secured by a letter of credit (unless such promissory note, negotiable instrument or letter of credit is pledged and delivered to the Agent); or

               (p) the Agent, on behalf of itself, the Lenders and the Issuing Banks, does not have a valid and perfected first priority security interest in such Account.

     "Eligible Inventory" shall mean:

     (a) the gross amount of the Borrower's Inventory, valued at the lower of cost (on a FIFO basis) or market, which:

               (i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title;

               (ii) is stored on property that is either (A) owned or leased by the Borrower or (B) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property (provided that, with respect to Inventory stored on property leased by the Borrower or owned or leased by a warehouseman, the Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement executed by the lessor of such property or such warehouseman, as the case may be),

               (iii) is subject to a valid, enforceable and perfected first priority Lien in favor of Agent on behalf of itself the Lenders and the Issuing Banks except, with respect to Eligible Inventory stored at sites described in clause (ii)(B) above, for Liens for normal and customary warehouseman charges;

               (iv) is located in the United States; and

               (v) is not obsolete or slow moving, and otherwise conforms to the warranties and standards for eligibility contained herein;

minus (b) the aggregate amount of:

               (i) any goods returned or rejected by the Borrower's customers that are determined by the Borrower or by the Agent to be unsalable in the ordinary course of business;

               (ii) goods in transit to third parties (other than to the Borrower's agents or warehousemen that comply with clause (a)(ii)(3) above);

               (iii) manufacturing supplies and spare parts Inventory;

               (iv) any reserves required by the Agent pursuant to Section 2.15.2; and

               (v) the amount of any Inventory that the Agent determines to be ineligible pursuant to Section 2.15.2.

In addition to the foregoing, Eligible Inventory shall include such items of Inventory as the Required Lenders, at the request of the Borrower, may (but shall not be required to) in their sole discretion approve in advance in writing.

     "Environmental Law" shall mean any Federal, state, local or foreign statute, law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award, permit, concession, franchise license, agreement or governmental restriction relating to the environment or to the release of any substances or materials into the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, and the Oil Pollution Act.

     "Environmental Letter" shall mean the letter dated April 28, 1995, together with the Attachments thereto, from Ardman & Associates, Inc. to Arthur Andersen & Co.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

     "ERISA Affiliate" shall mean any entity required at any relevant time to be aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the IRC.

     "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Eurodollar Loan" shall mean a Loan that bears interest calculated on the basis of the Adjusted Eurodollar Rate.

     "Eurodollar Rate" shall mean, with respect to each Interest Period for each Eurodollar Loan comprising the same Tranche, the interest rate per annum which appears on the Reuters Screen LIBO Page as the rate at which The Bank of Tokyo, Ltd. (London Office), or any successor thereto, will offer Dollar deposits of immediately available funds to first-class banks in the London interbank market (in amounts comparable to the Eurodollar Loan of BOT in such Tranche and for a period equal to such Interest Period) at 11:00 a.m. London time on the day which is two Business Days preceding the first day of such Interest Period; provided, however, that if the Eurodollar Rate, as defined herein, cannot be determined by referring to the Reuters Screen LIBO Page, then "Eurodollar Rate" shall mean the rate of interest per annum determined by the Agent to be the average (rounded upward to the nearest 1/10 of one percent) of quotations which leading banks in the City of New York selected by the Agent are quoting in the New York interbank market on the day which is two Business Days preceding the first day of such Interest Period for Dollar deposits of immediately available funds in amounts comparable to the principal amount of the Eurodollar Loan of BOT in such Tranche, for a period equal to the term such Interest Period.

     "Event(s) of Default" shall have the meaning provided for such term in
Article 7 of this Credit Agreement. An Event of Default shall be "continuing" until such Event of Default has been waived in accordance with Section 9.10.

     "Existing Debenture Indenture" shall mean the Indenture for the Borrower's Existing Subordinated Debentures, dated as of November 15, 1988, from the Borrower to Southeast Bank, N.A., as Trustee.

     "Existing Letters of Credit" shall mean the outstanding letters of credit issued under the BTCC Credit Agreement in support of certain obligations of the Borrower.

     "Existing Subordinated Debentures" shall mean the Subordinated Debentures due 2000 issued by the Borrower pursuant to the Existing Debenture Indenture.

     "Expenses" shall mean all present and future expenses incurred by or on behalf of the Agent or the Lockbox Bank in connection with this Credit Agreement or otherwise, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, reasonable counsel fees (including the allocated cost of internal counsel), all costs and expenses incurred by the Agent and the Lockbox Bank in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent or the Lockbox

Bank due to insufficient funds of deposited checks and the Lockbox Bank's standard fee relating thereto, Collateral examination fees and expenses, fees and expenses of accountants, appraisers or other experts or advisors retained by the Agent or the Lockbox Bank, fees and expenses incurred by the Agent in connection with the assignments of or sales of participations in the Loans and Commitments, fees and taxes relative to the filing of UCC financing statements and all expenses, costs and fees set forth in Article 2 of this Credit Agreement and all other fees and expenses required to be paid pursuant to the Fee Letter or the Commitment Letter.

     "Expiration Date" shall have the meaning specified in Section 2.11.1.

     "Fabricating Accounts" shall mean Accounts owing to the Borrower and arising from the activity of the Borrower's "Reinforcing Steel Fabricating Group."

     "Facility Letter of Credit" shall mean each letter of credit issued pursuant to Section 2.7 by an Issuing Bank for the account of the Borrower and all amendments, renewals, extensions or replacements thereof.

     "Facility LOC Obligations" shall mean, at any time, the sum of (i) the maximum aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all Unpaid LOC Reimbursement Obligations, plus (iii) without duplication, the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Facility Letters of Credit issued by each Issuing Bank, as provided in Section 2.7.3(d), for which the Borrower has not at such time reimbursed the Lenders, whether with the proceeds of a Borrowing hereunder or otherwise.

     "Fee Letter" shall mean the letter agreement dated May 10, 1995 between the Borrower and BOT.

     "Fees" shall mean, collectively, the Participation Fees, the Commitment Fees, the LOC Utilization Fees, the LOC Fronting Fee and the other fees provided for herein or in the Fee Letter.

     "Financial Statements" shall mean the balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP. If the Borrower shall have any subsidiaries, such financial statements shall be prepared on a consolidated and, if so requested by the Agent, consolidating basis.

     "First Mortgage Indenture" shall mean the Indenture with respect to the First Mortgage Notes, dated as of December 15, 1992, between the Borrower and Shawmut Bank Connecticut, National Association (formerly called The Connecticut National Bank), as trustee, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.17.

     "First Mortgage Notes" shall mean the Borrower's 11 1/2% First Mortgage Notes due 2000, issued pursuant to the First Mortgage Notes Indenture, as amended, supplemented or otherwise modified from time to time in accordance with
Section 6.17.

     "Fixed Rate Base" shall mean (i) in the case of Eurodollar Loans, the Adjusted Eurodollar Rate, (ii) in the case of COF Rate Loans, the Adjusted COF Rate and (iii) in the case of FFR Loans, the Term Federal Funds Rate.

     "Fixed Rate Borrowing" shall mean a Borrowing of Fixed Rate Loans,

     "Fixed Rate Loan" shall mean a Eurodollar Loan, a COF Rate Loan or an FFR Loan; and "Fixed Rate Loans" means Eurodollar Loans, COF Rate Loans and FFR Loans.

     "FFR Loan" shall mean a Loan that bears interest calculated on the basis of the Term Federal Funds Rate.

     "Floating Rate Borrowing" shall mean a borrowing of Floating Rate Loan.

     "Floating Rate Loan" shall mean a Base Rate Loan or an Overnight FFR Loan.

     "FLS" shall mean FLS Holdings Inc., a Delaware corporation.

     "FLS Intercompany Note" shall mean the demand unsecured note from the Borrower to FLS in the original principal amount of $17,641,567.92.

     "Forecast" shall mean a projection of the expected financial condition and results of operations of the Consolidated Entity (including, but not limited to, a projected consolidated balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders, equity, including a projection of proposed Capital Expenditures) made as of the beginning of the third fiscal quarter of the Borrower for the succeeding twelve month period.

     "Foreign Lender" shall mean any Lender organized under the laws of a jurisdiction outside of the United States.

     "Form 10-K" and "Form 10-Q" shall mean, respectively, a report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

     "Funded Debt" shall mean Indebtedness maturing more than twelve months after the issuance or incurrence thereof, but shall not include the Loans or other Obligations hereunder.

     "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

     "Hazardous Substances" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of poly-chlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "Highest Lawful Rate" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     "Indebtedness" shall mean any indebtedness of the Borrower or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes (including, but not limited to, the Notes), debentures or similar instruments, (ii) without duplication, letters of credit (or reimbursement agreements in respect thereof) including Facility Letters of Credit and Third Party Letters of Credit, (iii) the deferred and unpaid balance of the purchase price of any property, (iv) Capital Leases, if and to the extent any such indebtedness would appear as a liability upon a consolidated balance sheet, (v) obligations of the Borrower or any Subsidiary under Interest Rate Agreements and (vi) any of the foregoing obligations of any Person secured by a Lien on assets of the Borrower or any Subsidiary. Such terms shall also include, to the extent not otherwise included, the guaranty by the Borrower or any Subsidiary of any items specified in clause (i) through (vi) above, but shall not include any trade payables incurred in the ordinary course of business.

     "Industrial Development Bonds" shall mean the industrial development or pollution control revenue refunding bonds in the aggregate principal amount of $10,875,000 issued by certain political subdivisions pursuant to four separate Trust Indentures, dated November 1, 1988 and December 1, 1988.

     "Initial Lender" shall mean each Lender named on the signature pages of this Credit Agreement as in effect on the Effective Date.

     "Interest Expense" shall mean the aggregate consolidated interest expense of the Consolidated Entity in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense in accordance with GAAP), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligations and (iv) any payments made by the Borrower or any Subsidiary pursuant to any Interest Rate Agreement (or minus any payment received by the Borrower or any Subsidiary under an Interest Rate Agreement).

     "Interest Period" shall mean (i) in the case of each Eurodollar Loan, each period commencing on the day such Eurodollar Loan is made or on which a Floating Rate Loan, COF Rate Loan or an FFR Loan is converted into such Eurodollar Loan or the last day of the immediately preceding Interest Period for such Eurodollar Loan and ending on the corresponding day one, two, three or six months thereafter (or such other period as shall be agreed to by the Lenders, (ii) in the case of each COF Rate Loan, each period commencing on the day such COF Rate Loan is made or on which a Floating Rate Loan, a Eurodollar Loan or an FFR Loan is converted into such COF Rate Loan or the last day of the immediately preceding interest period for such COF Rate Loan and ending on the day 30, 60, or 90 days thereafter and (iii) in the case of each FFR Loan, each period commencing on the day such FFR Loan is made, or on which a Floating Rate Loan, a Eurodollar Loan or a COF Rate Loan is converted into such FFR Loan, and ending one, two, three or four weeks thereafter or one, two or three months thereafter, in each case as specified in the notice given pursuant to Section 2.4.1 (in the case of the initial Interest Period for a Fixed Rate Loan) or as specified in a Notice of Continuation or Notice of Conversion given before the commencement of each subsequent Interest period for such Fixed Rate Loan. If the Borrower fails to specify the duration of an Interest Period as aforesaid, the Borrower shall be deemed to have selected an Interest Period of one month (in the case of a Eurodollar Loan) or 30 days (in the case of a COF Rate Loan) or one week (in the case of an FFR Loan). In selecting Interest Periods for Fixed Rate Loans, the Borrower shall insure that Fixed Rate Loans of the same Type aggregating $3,500,000 or less shall have common Interest Periods. Notwithstanding the foregoing:

               (1) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day for a Eurodollar
          Loan);

               (2) if any Interest Period for a Eurodollar Loan commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month;

               (3) no more than ten (10) Interest Periods shall be in effect at the same time for all Types of Loans, and all Loans of the same Type made on the same Borrowing Date and having the same Interest Period shall be treated as a single Borrowing; and

               (4) no Interest Period shall extend beyond the Expiration Date.

Interest on each Fixed Rate Loan shall accrue during each Interest Period applicable thereto from (and including) the first day of such Interest Period to (but excluding) the last day of such Interest Period.

     "Interest Rate Agreement" shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or beneficiary.

     "Internal Revenue Code" or "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all final or temporary rules and regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect to the extent such rules, regulations or rulings are effective and applicable hereto.

     "Internal Revenue Service" or "IRS" shall mean the United States Internal Revenue Service and any successor agency.

     "Inventory" shall mean all of the Borrower's inventory, including, without limitation: (i) all raw materials, work-in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease; and (iii) all goods returned or repossessed by the Borrower.

     "Inventory Advance Rate" shall have the meaning specified for such term in the definition of the term "Borrowing Base."

     "Investment" shall mean, with respect to any specified Person, (a) the purchase or acquisition by such specified Person of any share of capital stock, evidence of indebtedness or other security issued by any other Person; (b) any acquisition by such specified Person of another Person by a merger with such other Person (other than a merger by a wholly-owned Subsidiary with another wholly-owned Subsidiary or with the Borrower), (c) any loan, advance, or extension of credit by such specified Person to, or contribution by such specified Person to the capital of, any other Person, (d) any purchase by such specified Person of all or any integral part of the business of any other Person or assets comprising such business or part thereof, (e) any other investment by such specified Person and
(f) any binding obligation or option by such specified Person to do any of the foregoing if, in the case of an option, the consideration paid or payable for such option exceeds $100,000; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iii) Capital Expenditures or (iv) stock or other securities acquired by such specified Person in connection with the satisfaction or enforcement of debts or claims due or owing to such specified Person or as security for any such debts or claims, provided that such debts or claims arose in the ordinary course of business and were not created for the purpose or with a view to the acquisition of such stock or other securities.

     "Issuing Bank" shall mean BOT or NationsBank, in its capacity as issuer of Facility Letters of Credit hereunder.

     "Issuing Office" shall mean, with respect to each Issuing Bank, the branch or office from which a Facility Letter of Credit of such Issuing Bank has been or is being issued.

     "Kyoei" shall mean Kyoei Steel Ltd., a corporation organized under the laws of Japan and the sole stockholder of FLS.

     "Lender" shall mean each financial institution listed on Annex I hereto, and each Person that becomes a Lender pursuant to an Assignment and Assumption Agreement accepted by the Agent. The term "Lender" shall include the Swingline Lender and each Issuing Bank.

     "Letter of Credit Application" shall have the meaning specified in Section 2.7.1.

     "Lien" shall mean, with respect to any Person, (i) any lien, mortgage, pledge, encumbrance, charge, or conditional sale or other title retention agreement (including, without limitation, the rights of a lessor under a Capital Lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (ii) any arrangement or agreement that would prohibit such Person from creating any liens, mortgages, pledges, encumbrances, charges or other security interests in favor of the Lenders, (iii) any indebtedness of such Person outstanding for more than 30 days which if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given any priority over general creditors of such Person and (iv) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper, with or without recourse.

     "Loan" shall mean a loan of any Type made by any Lender to or for the account of the Borrower hereunder and refers to a Swingline Loan, a Revolving Loan or a Refunding Loan.

     "Loan Account" shall have the meaning given to such term in Section 2.12.2.

     "LOC Availability" shall mean the lesser of (a) the LOC Facility minus the outstanding Facility LOC Obligations or (b) the Availability.

     "LOC Cash Collateral Account" shall have the meaning specified in Section 2.7.8.

     "LOC Facility" shall have the meaning specified in Section 2.3(a).

     "LOC Fronting Fee" shall have the meaning specified in Section 2.9.3(b).

     "LOC Issue Date" shall mean any date on which a Facility Letter of Credit is issued.

     "LOC Participation" shall mean with respect to each Lender, the amount of its participation in outstanding Facility LOC Obligations.

     "LOC Reimbursement Obligation" shall have the meaning specified in Section 2.7.3.

     "LOC Request" shall have the meaning specified in Section 2.7.1.

     "LOC Utilization Fee" shall have the meaning specified in Section 2.9.3(a).

     "Lockbox Account" shall have the meaning given to such term in Section 2.15.1.

     "Lockbox Agreements" shall have the meaning given to such term in Section 2.15.1.

     "Lockbox Bank" shall mean NationsBank, N.A. (Carolinas) and any other bank selected by the Borrower and approved by the Agent.

     "Lockboxes" shall have the meaning given to such term in Section 2.15.1.

     "Majority Lenders" shall mean (a) at any time when no Loans or Facility LOC Obligations are outstanding, banks whose Commitments constitute in the aggregate at least fifty-one percent (51%) of the Credit Facility and (b) at any time when any Loans or Facility LOC Obligations are outstanding, Lenders owed or holding, directly or by means of a participation acquired pursuant hereto, in the aggregate at least fifty-one percent (51%) of the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all outstanding Facility LOC Obligations.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (ii) the value of Collateral or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, (iii) the Borrower's or any Subsidiary's ability to perform its obligations under the Credit Documents to which it is a party, or (iv) the rights and remedies of the Agent, the Issuing Banks or the Lenders hereunder or under any other Credit Document.

     "Material Contract" shall mean any contract or other arrangement (other than any of the Credit Documents), whether written or oral, to which the Borrower or any Subsidiary is a party and under which the maximum amount which may be required to be paid by or to the Borrower or such Subsidiary exceeds $1,000,000.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) to which the Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, contributing or (ii) with respect to which the Borrower or any Subsidiary may incur any liability.

     "NationsBank" shall mean NationsBank of Florida.

     "Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender or acquired by such Lender from another Lender pursuant to Section 9.6.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.4.1.

     "Notice of Continuation" shall have the meaning given to such term in
Section 2.6.1.

     "Notice of Conversion" shall have the meaning given to such term in Section 2.6.1.

     "Obligations" shall mean the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, any reimbursement obligation or indemnity of the Borrower on account of Facility Letters of Credit or any accommodation extended with respect to applications for Facility Letters of Credit, including all Unpaid LOC Reimbursement Obligations, and all other obligations and liabilities of the Borrower or any Subsidiary to the Agent, the Issuing Banks or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Credit Agreement, the Notes, the Facility Letters of Credit, any other Credit Document and any other document made, delivered or given in connection herewith or therewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees and disbursements of counsel to the Agent, the Issuing Bank or the Lenders), of the Borrower or any Subsidiary to the Lenders, the Agent or the Issuing Banks pursuant to the terms of this Credit Agreement or any of the other Credit Documents.

     "Other Taxes" shall have the meaning given to such term in Section
2.14.2(b).

     "Outstanding Credit" shall mean at any time (i) the aggregate principal amount of all Loans then outstanding plus (ii) the aggregate amount of all then outstanding

Facility LOC Obligations minus (iii) the amount on deposit in the LOC Cash Collateral Account.

     "Overnight Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

     "Overnight FFR Loans" shall mean Loans that bear interest calculated on the basis of the Overnight Federal Funds Rate.

     "Payment Office" shall mean the office of the Agent located at 1251 Avenue of the Americas, New York, New York 10116-3138 or such other office of the Agent as it may specify from time to time by a notice in writing to the Lenders and the Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "Permitted Discretion" shall mean the Agent's judgment exercised in good faith based upon its consideration of any factor which the Agent believes in good faith could affect the value of any Inventory or Accounts or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Inventory and Accounts. In exercising such judgment, the Agent may consider such factors which are already included in or relevant to the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's (and any Subsidiary's, as applicable) industries and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts and Inventory, and (v) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory.

     "Permitted Liens" shall mean liens specified in clause (a) through (n) of
Section 6.6.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     "Plan" shall mean any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by the Borrower or any Subsidiary, or with respect to which the Borrower or any Subsidiary may incur liability, including, but not limited to, any Benefit Plan.

     "Proportionate Share" shall mean, with respect to any Lender on any day, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment on such day and the denominator of which shall be the total Commitments of all the Lenders.

     "Receivables Advance Rate" shall have the meaning specified for such term in the definition of the term "Borrowing Base."

     "Reduced Rate" shall have the meaning specified in Section 2.14.2(e).

     "Refinancing" shall mean the refinancing and replacement pursuant to this Credit Agreement of the BTCC Credit Facilities, including the refinancing or replacement or support of the Existing Letters of Credit.

     "Refunding Loan" shall mean a Revolving Loan the proceeds of which are used solely to repay outstanding Swingline Loans or Unpaid LOC Reimbursement Obligations and accrued interest thereon. Refunding Loans shall be remitted by each Lender directly to the Agent for the account of the Swingline Bank or the relevant Issuing Bank, as the case may be, and the Borrower shall have no right to direct the application of proceeds of Refunding Loans for any other purpose.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (12 CFR, Part 204), as from time to time in effect and any successor thereto.

     "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder, other than such events with respect to which the 30-day notice requirement has been expressly waived under such regulations.

     "Required Lenders" shall mean (a) at any time when no Loans or Facility LOC Obligations are outstanding, Lenders whose Commitments constitute in the aggregate at least fifty-one percent (51%) of the Credit Facility and (b) at any time while Loans or Facility LOC Obligations are outstanding, Lenders owed or holding, directly or by means of participation acquired pursuant thereto, in the aggregate of at least fifty-one percent (51%) of the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all outstanding Facility LOC Obligations; provided that Required Lenders must include both BOT and NationsBank.

     "Reserve Requirements" shall mean with respect to any Eurodollar Loans or COF Rate Loans for any Interest Period therefor, the stated maximum rate (stated as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained on the first day of such Interest Period under Regulation D (a) in the case of Eurodollar Loans, by member banks of the Federal Reserve system in New York City with deposits in excess of five billion dollars against "eurocurrency liabilities" (as such term is defined in Regulation D) or (b) in the case of COF Rate Loans, by member banks of the Federal Reserve System against non-personal time deposits in an amount of $100,000 or more having maturities corresponding to such Interest Period. Without limiting the foregoing, Reserve Requirement with respect to any such Loan shall include any other reserves required to be maintained by such member banks against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the COF Rate (as the case may be) for such Loan is to be determined as provided in the definition thereof or (ii) any category of extensions of credit or other assets which include Eurodollar Loans or COF Rate Loans (as the case may be).

     "Restricted Expenditures", "Restricted Expenditures Allowance" and "Restricted Expenditures Basket" shall have the meanings specified in Section 6.4.

     "Retiree Health Plan" shall mean an "employee welfare benefit plan" within the meaning of Section 3(i) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     "Rolling Period" shall mean any period of four consecutive fiscal quarters of the Consolidated Entity.

     "Sale/Leaseback Transaction" shall mean any arrangement or series of arrangements providing for the leasing by the Borrower or any subsidiary from any Person for a period (including any renewal periods) of more than one year of real or personal property (i) which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or any Affiliate thereof or with respect to which funds have been or are to be advanced by another Person on the security of such property or rental obligations of the Borrower or any Subsidiary, or (ii) which has been or is to be acquired from another Person by such Person, or on which one or more buildings have been or are to be constructed by such Person, for the purpose of leasing such property to the Borrower or any Subsidiary.

     "Security Agreement" shall mean the Security Agreement, of even date herewith, between the Agent and the Borrower, in the form attached as Exhibit F.

     "Standby Letter of Credit" shall mean any Facility Letter of Credit other than a Trade Letter of Credit.

     "Subordinated BOT Note" shall mean the Subordinated Note due March 28, 1996 in the original principal amount of $10,000,000 issued by the Borrower to BOT.

     "Subordinated Intercompany Note" shall mean the Junior Subordinated Note due December 21, 2002 in the original principal amount of $50,000,000 issued by the Borrower to FLS.

     "Subordinated Notes" shall mean the FLS Intercompany Note, the Subordinated Intercompany Note and the Subordinated BOT Note.

     "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein or in any other Credit Document to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swingline Availability" shall mean, as of any date, the least on such date of (i) the Unused Swingline Commitment, (ii) the Unused Commitment of the Swingline Lender or (iii) the Availability.

     "Swingline Commitment" shall have the meaning specified in Section 2.2. The Swingline Commitment shall be a subcommitment of the Commitment of BOT.

     "Swingline Lender" shall mean BOT, with respect to Swingline Loans made or to be made by it pursuant to Section 2.5.

     "Swingline Loan" shall mean a Loan made by the Swingline Lender pursuant to
Section 2.5.

     "Swingline Loan Amount" shall have the meaning specified in Section 2.5(d).

     "Swingline Participation" shall have the meaning specified in Section
2.5(e).

     "Swingline Settlement Date" shall have the meaning specified in Section 2.5(d).

     "Swingline Settlement Notice" shall have the meaning specified in Section 2.5(e).

     "Tax Transferee" shall have the meaning given to such term in Section 2.14.2(a).

     "Taxes" shall have the meaning given to such term in Section 2.14.2(a).

     "Technical Assistance Agreements" shall mean technical assistance agreements, whether oral or written, that may exist from time to time between the Borrower and Kyoei.

     "Term Federal Funds Rate" shall mean, for any Interest Period for FFR Loans, the average of the rates per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the average of the bid rates quoted to the Agent at approximately 10:00 a.m. (or as soon thereafter as practicable) on the first day of such Interest Period by at least two federal funds dealers of recognized national standing selected by the Agent for the sale to the Agent of federal funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the FFR Loans of the Agent (in the capacity as Lender) to which such Interest Period relates.

     "Termination Event" shall mean: (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a) (2) of ERISA; (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan;
(e) any event or condition that is reasonably likely to (i) constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

     "Third Party Letter of Credit" shall have the meaning specified in Section 2.7.7.

     "Third Party LOC Obligations" shall mean, at any time, the sum of (i) the maximum aggregate amount of all Third Party Letters of Credit then outstanding plus (ii) the aggregate amount of all unreimbursed drawings under Third Party Letters of Credit.

     "Trade Letter Of Credit" shall mean any Facility Letter of Credit in support of obligations incurred by the Borrower or any of its Subsidiaries in the ordinary course of business for the purchase of goods or services.

     "Tranche" shall mean Loans of the same Type and having a common Interest Period.

     "Tripartite Agreement" shall have the meaning specified in Section
2.15.1(c).

     "Type" shall mean, with respect to any Loan, the character of such Loan as a Eurodollar Rate Loan, a Base Rate Loan, COF Rate Loan or an FFR Loan.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code. Unless otherwise specified, all references herein or in any other Credit Document to the UCC shall be to the Uniform Commercial Code as in effect in the State of New York.

     "Unfunded Current Liabilities" of any Benefit Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Benefit Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the IRC.

     "Unpaid LOC Reimbursement Obligations" shall mean the amount of drawings under Facility Letters of Credit for which the Issuing Bank thereof has not been reimbursed, whether with the proceeds of a Borrowing hereunder or otherwise.

     "Unused Commitment" shall mean as to each Lender on any date of determination thereof, such Lender's Commitment in effect on such date minus the sum of (i) the aggregate principal amount of such Lender's Loans outstanding on such date and (ii) the amount of such Lender's Proportionate Share of Facility LOC Obligations outstanding on such date.

     "Unused Credit Facility" shall mean, on any date, the amount of the Credit Facility on such date minus the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the outstanding Facility LOC Obligations.

     "Unused Swingline Commitment" shall mean the Swingline Commitment minus the aggregate outstanding principal amount of all Swingline Loans.

     Section 1.2 Construction. (a) As used herein, words of the neuter gender mean and include correlative words of the masculine and feminine gender. Unless otherwise specified herein, all references to time of day contained in this Credit Agreement are to New York City time. References herein to "written" or "in writing" shall include communications or notices by means of facsimile transmission, telex or cable. Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC.

     (b) All references in this Credit Agreement to Articles, Sections, Annexes, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits in or to this Credit Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Agreement. All Annexes, Schedules and Exhibits hereto shall be deemed to be a part of this Credit Agreement.

     (c) The descriptive headings of the several Articles, Sections and paragraphs of this Credit Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     1.3 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed in accordance with GAAP applied on a basis consistent in all material respects with the GAAP used in the preparation of the Financial Statements referred to in Section 4.6. All accounting calculations to determine the Debt/EBITDA Ratio or compliance with Sections 6.1, 6.2, 6.3 and Section 6.4 shall be made in accordance with GAAP applied on a basis consistent in all material respects with the GAAP used in the preparation of the Financial Statements referred to in Section 4.6. The Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records at the Borrower shall be maintained in accordance with GAAP applied on a basis consistent with the GAAP used in the preparation of the Financial Statements referred to in Section 4.6 (the "Historical GAAP"), except for any changes concurred in by the Auditors; provided that if GAAP shall change from the Historical GAAP, the certificates required to be delivered pursuant to Section 5.1 shall include calculations setting forth the adjustments necessary to calculate the Debt/EBITDA Ratio in accordance with Historical GAAP and to demonstrate whether the Borrower is in compliance with the financial covenants based upon the Historical GAAP.

ARTICLE 2.  The Credit Facility.

     2.1 Revolving Loans. Upon the terms and subject to the conditions hereinafter set forth, each Lender severally agrees to make loans (each a "Revolving Loan") to or for the account of the Borrower from time to time on any Business Day during the Commitment Period, in an aggregate principal amount not exceeding, at any one time outstanding, such Lender's Commitment; provided that no Lender shall be required to make a Revolving Loan (i) in excess of its Proportionate Share of all Revolving Loans being made on the same day or (ii) if after giving effect thereto and to any Facility Letters of Credit issued concurrently therewith, the aggregate outstanding principal amount of all Revolving Loans made by such Lender plus its outstanding LOC Participation would exceed such Lender's Commitment or (iii) if after giving effect thereto, to all other Loans being made concurrently therewith and all Letters of Credit being issued concurrently therewith, the sum of (x) the aggregate outstanding principal amount of all Loans plus (y) the outstanding amount of all Facility LOC Obligations plus (z) the outstanding amount of all Third Party LOC Obligations would exceed the Adjusted Credit Facility. Within the limits of the Credit Facility and each Lender's Commitment, and subject to the limits referred to above, the Borrower may borrow under this Section 2.1, prepay pursuant to Section 2.13 and reborrow under this Section 2.1. All Revolving Loans shall be denominated in Dollars.

     2.2 Swingline Loans. Subject to the terms and conditions of this Credit Agreement, the Swingline Lender agrees to make loans (each a "Swingline Loan") to or for the account of the Borrower from time to time on any Business Day during the Commitment Period in an aggregate principal amount not exceeding, at any one time outstanding, $10,000,000 (the "Swingline Commitment"); provided, however, that the Swingline Lender shall not be required to make a Swingline Loan if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Loans (Revolving Loans and Swingline Loans) of the Swingline Lender plus the amount of its LOC Participation would exceed the Commitment of the Swingline Lender or (ii) the sum of (x) the aggregate outstanding principal amount of the Loans of all Lenders (including the Swingline Lender) plus (y) the outstanding Facility LOC Obligations plus (z) the outstanding Third Party LOC Obligations would exceed the Adjusted Credit Facility. Within the limit of the Swingline Lender's Swingline Commitment, and subject to the limits referred to above, the Borrower may borrow under this Section 2.2, prepay pursuant to Sections 2.5(c) and 2.13 and reborrow under this Section 2.2. All Swingline Loans shall be Floating Rate Loans and shall be denominated in Dollars. The Swingline Commitment shall be a subcommitment of the Commitment of the Swingline Lender.

     2.3 Facility Letters of Credit. (a) Subject to the terms and conditions of this Credit Agreement, each Issuing Bank severally agrees to issue letters of credit ("Facility Letters of Credit") in Dollars for the account of the Borrower from time to time on any Business Day from the Closing Date until the earlier of
(i) 15 days before the Expiration Date or (ii) the termination of the Credit Facility in an aggregate amount not exceeding, for both Issuing Banks, $50,000,000 (the "LOC Facility") at any one time outstanding; provided, however, that no Facility Letter of Credit shall be issued if (x) the amount of such proposed Letter of Credit, when added to the amount of all other Facility Letters of Credit to be issued concurrently therewith, exceeds the amount of the Availability or (y) the amount of such proposed Facility Letter of Credit, when added to the amount of all other Facility Letters of Credit to be issued on such Date and the Facility LOC Obligations then outstanding, exceeds the lesser of the LOC Facility or the amount of the Adjusted Credit Facility then in effect. Each Lender shall acquire a participation in each Facility Letter of Credit as provided in Section 2.7.2.

     (b) Facility Letters of Credit shall be in a form customarily used by the Issuing Bank thereof or in such other form as has been approved by such Issuing Bank. No Facility Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) thirteen (13) months (or, in the case of Trade Letters of Credit, 120 days) from the issuance thereof or (ii) five (5) days before the Expiration Date.

     (c) Within the limits of the LOC Facility, and subject to the limits referred to above, the Borrower may request the issuance of Facility Letters of Credit under this Section 2.3, repay any LOC Reimbursement Obligations resulting from drawings thereunder pursuant to Section 2.7.3 and request the issuance of additional Facility Letters of Credit under this Section 2.3.

     2.4  Borrowing Mechanics (Revolving Loans).

     2.4.1 Notice of Borrowing. (a) Each Revolving Borrowing (other than a Refunding Borrowing) shall be made on notice, given by the Borrower to the Agent not later than (i) 11:00 a.m. on the date of any proposed Base Rate Borrowing and (ii) not later than 2:00 p.m. three Business Days prior to the proposed Borrowing, in the case of a Fixed Rate Borrowing. The Agent shall give to each Lender prompt notice, by telex, telecopier or cable, of each requested Borrowing of Revolving Loans. Except in the case of Refunding Loans, each Base Rate Borrowing shall be in the amount of $2,000,000 or any integral multiple of $500,000 in excess thereof and each Tranche of Loans in a Fixed Rate Borrowing shall be in the amount of $2,000,000 or an integral multiple of $500,000 in excess thereof.

     (b) Each notice of a Borrowing shall be made by telephone and promptly confirmed in writing by telecopier, telex or cable, in substantially the form of Exhibit B hereto (a "Notice of Borrowing"), specifying therein (i) the proposed date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing (which shall not be in excess of the Availability on the proposed Borrowing Date), (iii) the Type(s) of Loans to be made on such Borrowing Date and the aggregate amount of each Tranche of Loans comprising such Borrowing and
(iv) in the case of a Fixed Rate Borrowing the initial Interest Period to be applicable to each such Type of Loans comprising such

Borrowing. If the Borrower fails to specify the Types of Loans requested, it shall be deemed to request Base Rate Loans, and if it fails to specify an Interest Period for any type of requested Fixed Rate Loans it shall be deemed to request the shortest available Interest Period for such Type of Fixed Rate Loans. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of (i) any failure by the Borrower to borrow the requested Loans on the Borrowing Date specified in the Notice of Borrowing therefor or (ii) any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in
Article 3 including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or redemption of deposits or other funds acquired by such Lender to fund its ratable portion of such Borrowing when such Borrowing, as a result of such failure, is not made on such date.

     (c) The Borrower shall notify the Agent in writing of the names of its officers and employees authorized to request Loans on behalf of the Borrower and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request Loans on behalf of the Borrower until the Agent receives written notice to the contrary.

     (d) Notwithstanding the obligation of the Borrower to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a notice made by telephone, such telephonic notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent, in good faith, to be from the Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrower and the Lenders in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

     2.4.2 Funding of Revolving Loans. (a) Each Lender shall, before 3:00 p.m. on the Borrowing Date of each Borrowing, make available to the Agent at the Agent Account, in immediately available funds, for the account of such Lender's applicable Lending Office, such Lender's

Proportionate Share of such Borrowing. After the Agent's receipt of such funds and the Agent's good faith determination that the conditions set forth in
Article III with respect to such Borrowing have been fulfilled, the Agent will make such funds available to the Borrower on the Borrowing Date by crediting the amount thereof, in immediately available funds, to the Borrower's Corporate Account or as otherwise directed by the Borrower.

     (b) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's Proportionate Share of such Borrowing, the Agent may assume that such Lender has made such Proportionate Share available to the Agent on the Borrowing Date of such Borrowing in accordance with this Section 2.4.2, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such Proportionate Share available to the Agent, such Lender and the Borrower severally agree to pay or repay to the Agent, forthwith on demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, an interest rate per annum equal to the sum of one percent (1%) plus the Overnight Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     2.5 Borrowing Mechanics and Certain Other Provisions Regarding Swingline Loans. (a) Whenever the Borrower wishes to borrow under the Swingline Commitment it shall give the Swingline Lender (with a copy to the Agent), no later than 3:00 p.m. of the proposed Borrowing Date, notice thereof (a "Swingline Borrowing Notice"), specifying (i) the proposed Borrowing Date (which shall be a Business Day), (ii) the amount thereof (which shall be at least $100,000 or a multiple of $10,000 in excess thereof but in no event more than the Swingline Availability on the proposed Borrowing Date), and (iii) the Type of such Swingline Loan. If the Swingline Lender determines that the conditions specified in Sections 3.3 and 3.4 have been satisfied, the Swingline Lender shall make the requested Swingline Loan no later than 5:00 p.m. of the Borrowing Date specified in the Swingline Borrowing Notice by depositing the proceeds thereof in the Disbursement Account maintained by the Borrower at BOT Trust Company unless otherwise directed by the Borrower in the Swingline Borrowing Notice. In connection with any Swingline Loan made by it, the Swingline Lender may rely on the authority of the officers and employees of the Borrower referred to in
Section 2.4.1(c) and on telephonic notices received by the Swingline Lender to the same extent as the Agent may rely thereon pursuant to paragraphs (c) and
(d) of Section 2.4.1.

     (b) The Swingline Lender shall cease making (and shall be relieved of its obligations to make) Swingline Loans if it receives notice in writing from a Lender at least one Business Day prior to the proposed Borrowing Date for a Swingline Loan that a Default exists hereunder; provided that the Swingline Lender may resume making Swingline Loans if receive notice in writing from the Agent that such Default has been waived by the Lenders or cured in accordance herewith.

     (c) The Borrower may prepay Swingline Loans on any Business Day, upon notice to the Swingline Lender (with a copy to the Agent) given no later than 3:00 p.m. on the proposed prepayment date. Each partial prepayment of Swingline Loans shall be in the aggregate amount of $100,000 or any integral multiples of $10,000 in excess thereof. All payment of Swingline Loans shall be made to the Swingline Lender through the Agent as provided in Section 2.13.

     (d) Upon demand by the Swingline Lender, but in any event upon the occurrence of any Event of Default, the Borrower shall repay the principal amount of all Swingline Loans then outstanding and accrued and unpaid interest thereon. (Each day on which Swingline Loans are required to be repaid is herein called a "Swingline Settlement Date.") The Borrower may make such repayment with the proceeds of Loans from the Lenders. If the Borrower shall fail to request Revolving Loans for any Swingline Settlement Date in an aggregate amount at least equal to all Swingline Loans outstanding on such date and all interest accrued and unpaid thereon to such date (the "Swingline Loan Amount") or if the conditions for making such Revolving Loans on such date are not satisfied, then the Borrower shall be irrevocably deemed to have requested a Refunding Loan from each Lender on such Swingline Settlement Date in an amount equal to such Lender's Proportionate Share of the Swingline Loan Amount outstanding on such date.

     (e) If for any reason the Borrower fails to repay in full on any Swingline Settlement Date the Swingline Loan Amount outstanding on such Swingline

Settlement Date, then each Lender shall, upon notice thereof (the "Swingline Settlement Notice") from the Swingline Lender (through the Agent), specifying the principal amount of Swingline Loan Amount outstanding on such Swingline Settlement Date, deposit in the Agent Account, for the account of the Swingline Lender, no later than 4:00 p.m. of the day on which the Swingline Settlement Notice is delivered (or the following Business Day if such notice is delivered after 3:00 p.m.), immediately available funds in an amount equal to (i) such Lender's Proportionate Share on such Swingline Settlement Date multiplied by
(ii) the Swingline Loan Amount on such Swingline Settlement Date, and the Agent shall thereupon promptly remit such funds to the Swingline Lender. Such deposit by a Lender shall constitute a Loan by such Lender to the Borrower in an amount of such deposit; provided, however, that if such Lender is then prohibited by applicable law from making, or if the Borrower is then prohibited from incurring, such Loan, then such deposit by such Lender shall constitute the purchase by such Lender, without recourse to or any representation or warranty by, the Swingline Bank, for a purchase price equal to the amount of such deposit, of a participation and undivided interest (a "Swingline Participation") equal to such Lender's Proportionate Share on such Swingline Settlement Date in the Swingline Loans Amount then outstanding. The obligation of each Lender to make funds available to the Swingline Lender, as aforesaid, on each Swingline Settlement Date in respect of the Swingline Loan Amount outstanding on such date shall not be subject to the conditions or requirements set forth in Article III and shall be unconditional and irrevocable under any and all circumstances including, without limitation, (i) the existence of an Event of Default hereunder (including an Event of Default specified in clause
(g) of Section 7.1) or (ii) the termination of the Credit Facility.
Any Lender acquiring a participation in a Swingline Loan as aforesaid shall have, for all purposes hereof, all rights of a direct holder of such Loan to the extent of such participation.

     (f) If a Lender fails to make the payment required to be made by it pursuant to Section 2.5(d) with respect to any Swingline Loans on the due date of such payment, it shall pay to the Swingline Lender interest, for each day that such default continues, on the unpaid amount at a rate per annum equal to
(i) the sum of one percent (1%) plus the Overnight Federal Funds Rate, for each of the first three days following such default and (ii) the Base Rate thereafter.

     (g) All interest accruing on Swingline Loans prior to refunding thereof with a Refunding Loan or the funding of a participation therein as required by Section 2.5(d) shall be for the account of the Swingline Lender.

     2.6  Certain Provisions Regarding Fixed Rate Loans.

     2.6.1 Notice of Continuation and Notice of Conversion. (a) Subject to the provisions of Section 2.6.2, if the Borrower wishes any Tranche of Fixed Rate Loans of a particular Type to continue to be maintained hereunder as such Tranche following the expiration of the then current Interest Period therefor, the Borrower shall, not later than 2:00 p.m. of the third Business Day immediately preceding the expiration of the such Interest Period, select, and notify the Agent of, the new Interest Period for such Tranche, which new Interest Period shall commence on the last day of the preceding Interest Period. Each such selection of a new Interest Period is herein called a "Continuation" and the notice to the Agent of a Continuation is herein called a "Notice of Continuation"). Each Notice of Continuation shall be by telephone or telecopy (confirmed immediately in writing if by telephone) in substantially the form of Exhibit C, specifying (i) the applicable Fixed Rate Loans, and (ii) the duration of the selected Interest Period and the date on which such Interest Period is to commence, all of which shall be specified in such manner as is necessary to comply with all conditions and limitations set forth in the definition of the term "Interest Period". If the Borrower shall fail to select a new Interest Period for any Tranche of Fixed Rate Loans in accordance with this Section 2.6.1(a), then on the last day of the then current Interest Period therefor all Fixed Rate Loans in such Tranche will automatically Convert into Base Rate Loans. Each Continuation with respect to a Tranche shall apply to all Fixed Rate Loans in such Tranche other than those being converted into Loans of another Type pursuant to Section 2.6.1(b).

     (b) The Borrower may on any Business Day, upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of
Section 2.6.2, Convert the entire amount or a portion of all Loans of one Type comprising the same Tranche into Loans of another Type; provided, however, that any Conversion of any Fixed Rate Loans of any Type into Loans of another Type shall be made on, and only on, the last day of an Interest Period therefor. Each such Notice of Conversion shall be given not later than 2:00 p.m. on the Business Day prior to the date of any proposed Conversion of Fixed Rate Loans into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion of Loans of any Type into Fixed Rate Loans of another type. Subject to the restrictions specified above, each Notice of Conversion shall be substantially the form of Exhibit D and shall be given by telephone or telecopy (confirmed immediately in writing if by telephone) and shall specify (i) the requested date of such Conversion, (ii) the Type of Loans to be Converted, (iii) the portion of such Type of Loan to be Converted, (iv) the Type of Loans into which such Loans are to be Converted into and (v) if such Conversion is into Fixed Rate Loans, the duration of the Interest Period therefor. Each Tranche resulting from a Conversion shall be in an amount of not less than $2,000,000 or an integral multiple of $500,000 in excess thereof. Conversion of Base Rate Loans into Loans of another type shall be made ratably with respect to the outstanding Base Rate Loans of each Lender and Conversion of Fixed Rate Loans of a particular Tranche shall be made ratably with respect to the outstanding Loans of each Lender comprising such Tranche.

     (c) Each Notice of Continuation and Notice of Conversion shall be irrevocable and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Fixed Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of continuation or Notice of Conversion, the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Fixed Rate Loans to be made or maintained by such Lender as part of such Borrowing, Continuation or Conversion.

     2.6.2 Suspension of Fixed Rate Option. Notwithstanding anything contained in Section 2.6.1 above to the contrary:

               (a) No Notice of Continuation or Notice of Conversion may be given at any time when a Default exists hereunder, and the Borrower's right to borrow or maintain Loans as Fixed Rate Loans shall be suspended while such Default exists and is not waived.

               (b) If the Agent is unable to determine the Fixed Rate Base for a particular Type of a Fixed Rate Loan comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain Fixed Rate Loans of such Type for such Bor-
rowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement.

     (c) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing of Fixed Rate Loans or a requested Continuation of or Conversion into Fixed Rate Loans, notify the Agent that Fixed Rate Base for such Fixed Rate Loans will not adequately reflect the cost to such Lenders of making or funding such Fixed Rate Loans, the right of the Borrower to select such Fixed Rate Loans for such, or any subsequent, Borrowing, Conversion or Continuation shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing, Conversion or Continuation shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement.

     (d) If any Lender shall determine that the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each such Eurodollar Loan will automatically, upon such demand, Convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, or to convert Loans into, Eurodollar Loans shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist. Before giving any such notice and demand to the Agent pursuant to this Section 2.6.2, such Lender shall designate a different Eurodollar Lending Office if such designation would avoid the need for giving such notice and demand and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     2.6.3 Breakage Costs. If any payment of principal of, or Conversion or Continuation of, any Fixed Rate Loan is made other than on the last day of the

Interest Period for such Loan as a result of a payment, prepayment (whether mandatory or optional) or Conversion of such Loan or upon the acceleration of the maturity of any of the Obligations pursuant to Article 7 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

     2.7 Inssuance Mechanics and Other Provisions Regarding Facility Letters of Credit.

     2.7.1 Requests for Issuance. Each Facility Letter of Credit shall be issued or amended upon notice given at least three (3) Business Days' prior to the proposed issuance date (or such shorter period as may be agreed to by the proposed Issuing Bank) in accordance herewith and with the terms of any separate agreement, instrument or other document, if any, between the Borrower and the proposed Issuing Bank thereof providing for the issuance or amendment of such Facility Letter of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Application"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such request for the issuance of a Facility Letter of Credit (an "LOC Request") shall be given in writing, specifying (i) the requested date of such issuance (which shall be a Business Day), (ii) the amount of such Facility Letter of Credit (which shall not be less than $5,000 but not more than the LOC Availability), (iii) the expiration date of such Facility Letter of Credit, (iv) the name and address of the beneficiary of such Facility Letter of Credit, (v) the terms of such Facility Letter of Credit (including a precise description of the documents and the text of any certificate to be delivered by the beneficiary of such Facility Letter of Credit in connection with a drawing thereunder and (vi) such other information as shall be required pursuant to the relevant Letter of Credit Application. Concurrently with its delivery of an LOC Request to an Issuing Bank, the Borrower shall deliver a copy thereof, by facsimile transmission, telex or cable, to the Agent who shall thereupon notify each Lender of such LOC Request and the terms thereof. Subject to the terms of this Agreement, if the requested terms and conditions of such Facility Letter of Credit are reasonably acceptable to the proposed Issuing Bank, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 3.2, make such Facility Letter of Credit available to the Borrower at the Issuing Office of such Issuing Bank or as otherwise agreed with the Borrower in connection with such issuance; provided that such Issuing Bank shall not issue, and shall be relieved of its obligation to issue, the requested Facility Letter of Credit if it receives, at least one Business Day prior to the proposed issuance date, a notice in writing from any Lender (with a copy to the Agent) stating that the circumstances specified in Section 3.2(a) exist with respect to such Lender.

     2.7.2 Participation by Lenders. Immediately upon the issuance of each Facility Letter of Credit, the Issuing Bank thereof shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the such Issuing Bank, in each case irrevocably and unconditionally, without any further action by any party and without recourse to or any representation or warranty by such Issuing Bank, an undivided interest and participation equal to such Lender's Proportionate Share on such LOC Issue Date in any such Facility Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Credit Agreement in respect thereof (including all LOC Reimbursement Obligations in respect thereof but excluding (i) all LOC Fronting Fees payable to such Issuing Bank with respect to such Facility Letter of Credit and (ii) all amounts paid to such Issuing Bank pursuant to Section 2.9.3(d)) and all security therefor and guaranties thereof; provided, however, if a Lender notifies the Issuing Bank and the Agent in writing, at least one Business Day prior to the issuance of a Facility Letter of Credit, of the existence of any circumstance described in Section 3.2(a) with respect to such Lender, then such Lender shall not be obligated to purchase any participating interest in such Facility Letter of Credit.

     2.7.3 LOC Drawings and Reimbursements. (a) The Borrower shall be obligated to reimburse each Issuing Bank for each amount that such Issuing Bank pays in respect of any drawing under any Facility Letter of Credit (each such obligation of the Borrower to reimburse an Issuing Bank in respect of a drawing under a Facility Letter of Credit herein called an "LOC Reimbursement Obligation"). Each LOC Reimbursement Obligation owing with respect to any payment by an Issuing Bank under any Facility Letter of Credit which is not paid on the date such payment is made by the Issuing Bank (an "Unpaid LOC Reimbursement Obligation") shall bear interest, from the date such payment is made and until such Unpaid LOC Reimbursement Obligation is paid in full (either with the proceeds of a Borrowing hereunder or otherwise), at an interest rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. All payments to an Issuing Bank of LOC Reimbursement Obligations shall be accompanied by interest accrued thereon.

     (b) In the event of any drawing under any Facility Letter of Credit, the Issuing Bank shall notify the Agent, which shall notify the Borrower of such drawing, prior to the time on which the Issuing Bank intends to honor such drawing. The Borrower shall give notice to the Agent and the Issuing Bank on such Business Day if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrower shall reimburse the Issuing Bank not later than the close of business (New York City time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Agent shall not have timely received such notice, (i) the Borrower shall be deemed to have given a Notice of Borrowing to the Agent requesting a Base Rate Refunding Borrowing on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and the Lenders shall, on the date of such drawing (or the next Business day if the notice is not given on a timely basis for Loans to be made on the date of the drawing), make Base Rate Refunding Loans in the amount of such drawing (plus accrued interest thereon if such Refunding Loan is made on a date following the date such drawing is honored by the Issuing Bank), the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment plus all interest accrued on an Unpaid LOC Reimbursement Obligations with respect thereto. If for any reason, proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse the Issuing Bank, on the business day (under the laws of the jurisdiction of the Issuing Office) immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 2.7.3(a). All interest accrued on an Unpaid LOC Reimbursement Obligation in respect of a drawing under a Facility Letter of Credit prior to the reimbursement of such drawing or the funding of a Lender's participation therein shall be for the account of the Issuing Bank thereof.

     (c) In the event that the Borrower does not reimburse an Issuing Bank for the amount of any drawing pursuant to Section 2.7.3(b), such Issuing Bank shall notify the Agent, who shall thereupon promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participating therein. Each Lender shall then make a Base Rate Refunding Loan equal to such Lender's Proportionate Share of the amount of such unreimbursed drawing and shall make the proceeds thereof available to such Issuing Bank, in immediately available funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. on the business day (under the laws of the jurisdiction in which Issuing Bank's Issuing Office is located) following the date notified by the Agent.

     (d) If any Lender is prohibited from making, or the Borrower is prohibited from incurring, Refunding Loans specified above with respect to a drawing under a facility letter of Credit, the funds required to be made available by such Lender to the Issuing Bank with respect to such unreimbursed drawing shall constitute the funding of such Lender's participation therein.

     (e) In the event that any Lender fails to make available to an Issuing Bank the amount of such Lender's required Refunding Loan with respect to, or participation in, any Unpaid LOC Reimbursement Obligations as provided in this
Section 2.7.3, such Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest at a rate per annum equal to, for the first three days during which such failure continues, one percent (1%) plus the Overnight Federal Funds Rate and thereafter at the Base Rate.

     (f) Promptly after an Issuing Bank receives a payment from the Borrower on account of an Unpaid LOC Reimbursement Obligation as to which the Issuing Bank has received the proceeds of any Loans (or purchases of participations) made by the Lenders pursuant to this Section 2.7.3, such Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Lender that made a Loan (or funded its participation) in respect of such unpaid LOC Reimbursement Obligation, an amount equal to such Lender's Proportionate Share of the amount of such payment received by such Issuing Bank from the Borrower.

     (g) In determining whether to pay any draft drawn under any Facility Letter of Credit, the Issuing Bank thereof shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Facility Letter of Credit. No action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted to be taken in the absence of willful misconduct or gross negligence, shall result in any liability of the Issuing Bank to any Lender.

     (h) If any payment received by an Issuing Bank on account of any LOC Reimbursement Obligation with respect to a Facility Letter of Credit and distributed to a Lender as a participant therein under Section 2.7.3(f) or
Section 2.13(e) is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to the Borrower or otherwise, each Lender that received such distribution shall, upon demand by such Issuing Bank (through the Agent), pay to such Issuing Bank such Lender's Proportionate Share of the amount so set aside, avoided or recovered plus such Lender's Proportionate Share of all interest required to be paid by the Issuing Bank with respect to such recovered amount.

     2.7.4 Obligations of Lenders Absolute. The obligations of each Lender to make a Loan with respect to an unreimbursed drawing under a Facility Letter of Credit or to fund its participation therein, as provided in Section 2.7.2 and 2.7.3, shall be irrevocable and not subject to any qualification or condition whatsoever and shall be made in accordance with the terms and conditions of this Credit Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (a) failure of the Borrower to satisfy any otherwise applicable condition to such Lender's obligation to make a Loan set forth in Article III;

          (b) the existence of an Event of Default (including an Event of Default specified in clause (g) of Section 7.1) or the termination of the Credit Facility;

          (c) any lack of validity or enforceability of this Credit Agreement or any of the other Credit Documents;

          (d) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (e) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (f) the surrender or impairment of any security for the performance or observance of any of the terms of any Credit Documents; or

          (g) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Bank, the Borrower or any other Person for any reason whatsoever; the occurrence or continuance of a Default; any adverse change in the condition (financial or otherwise) of the Borrower; any breach of this Credit Agreement by the Borrower or any other Lender; or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.7.5 Obligations of Borrower Absolute. (a) The obligations of the Borrower under this Credit Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Facility Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances. As between the Borrower and each Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of any Facility Letters of Credit by, the beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither any Issuing Bank, any Lender nor any of their officers or directors shall be responsible for:

          (i) any lack of validity or enforceability of this Credit Agreement, any Letter of Credit Agreement, any Letter of Credit Agreement, any other Credit Document, any Facility Letter of Credit or any other agreement or instrument relating thereto (collectively, the "LOC Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Facility

     Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the LOC Related Documents;

          (iii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (iv) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Facility Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the LOC Related Documents or any unrelated transaction;

          (v) the use that may be made of any Facility Letter of Credit or acts or omissions of any beneficiary or transferee in connection therewith, including, without limitation, the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit;

          (vi) any certificate or any other document presented under a Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vii) payment by the Issuing bank under a Facility Letter of Credit against presentation of documents that do not comply with the terms of the Facility Letter of Credit, including, without limitation, failure of such documents to bear any reference or adequate reference to the Facility Letter of Credit; or

          (viii) the failure of the beneficiary of any Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit;

          (ix) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher;

          (x) errors in interpretation of technical terms;

      (xi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit, or of the proceeds thereof; and

      (xii) any other circumstances whatsoever in making or failing to make payment under any Facility Letter of Credit.

        (b) In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. None of the above shall affect, impair, or prevent the vesting of any of any Issuing Bank's rights or powers hereunder.

        (c) Notwithstanding the foregoing, no Issuing Bank shall be relieved of any liability it may otherwise have as a result of any direct, but not any consequential, damages resulting from its gross negligence or willful misconduct in paying non-conforming drawings under a Facility Letter of Credit.

        2.7.6. Letter of Credit Reports. Each Issuing Bank shall furnish to the Agent and each Lender, on the third Business Day of each month, a written report setting forth (i) the issuance and expiration dates of Facility Letters of Credit issued by such Issuing Bank during the preceding month, (ii) all drawings during such preceding month under all such Facility Letters of Credit,
(iii) the aggregate undrawn amount of all Facility Letters of Credit issued by such Issuing Bank and outstanding as of the last day of such preceding month,
(iv) the aggregate amount of the Unpaid LOC Reimbursement Obligations owing to such Issuing Bank outstanding as of the last day of such preceding month and
(v) the amount of such Lender's participation in all such outstanding Facility Letters of Credit of Credit and Unpaid LOC Reimbursement Obligations.

        2.7.7 Third Party Letters of Credit. In addition to procuring Facility Letters of Credit, the Borrower may procure letters of credit (any such letter of credit hereing called a "Third Party Letter of Credit") from issuers not party to this Credit Agreement, provided that:

        (a) at least five (5) Business Days prior to the issuance of such letter of credit, the Borrower notifies the Agent of the amount and expiration date of such letter of credit and the issuer and beneficiary thereof;

          (b) any security interest in the Collateral granted by the Borrower or its Subsidiaries to such issuer to secure the Borrower's reimbursement obligations with respect to such letter of credit shall be expressly subordinated to the Lenders' security interest therein; and

          (c) the aggregate amount of Third Party Letters of Credit outstanding at any one time shall not exceed $15,000,000.

          2.7.8 LOC Cash Collateral Account. If at any time the amount of all outstanding Facility LOC Obligations, when aggregated with the total outstanding principal amount of all Loans and all third Party LOC Obligations, exceeds the Adjusted Credit Facility and if such excess continues to exist after the repayment of the Loans, the Borrower shall deposit in a special account to be held by the Agent (the "LOC Cash Collateral Account") an amount equal to such excess. The Borrower shall also make deposits to the Cash Collateral Account as otherwise specified herein. The Agent shall have sole dominion and control over the Cash Collateral Account and is hereby granted a lien and security interest therein and in all amounts and investments held therein, which lien and security interest shall secure all Obligations of the Borrower hereunder and shall be held by the Agent as agent for, and for the benefit of, itself, the Lenders and the Issuing Banks. If at any time when amounts are held in the LOC Cash Collateral Account (i) there exists no Default hereunder and (ii) the amount of the Adjusted Credit Facility exceeds the sum of (x) the aggregate outstanding principal amount of all Loans plus (y) the aggregate amount of all outstanding Facility LOC Obligations plus (z) the aggregate amount of all outstanding Third Party LOC Obligations, the Agent shall release to the Borrower, from the Cash Collateral Account amounts held therein to the extent of such excess. Upon the occurrence of an Event of Default, the Agent may apply amounts held in the LOC Cash Collateral Account to reimburse Issuing Banks for payments made by them under Facility Letters of Credit and/or to pay other outstanding Obligations of the Borrower. Any amount remaining in the LOC Cash Collateral Account after the expiration of all outstanding Facility Letters of Credit, the payment of all Obligations (including all outstanding Facility LOC Obligations) in full and the termination of the Credit Agreement shall be remitted to the Borrower.




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
     2.8 Interest on Loans and Other Obligations.

     2.8.1 Interest on Fixed Rate Loans. Subject to the provisions of Section 2.8.3, each Fixed Rate Loan shall bear interest during each Interest Period applicable thereto on the principal amount thereof outstanding from time to time at a rate per annum equal to the sum of (i) the Fixed Rate Base applicable to such Type of Fixed Rate Loan for such Interest Period plus (ii) the Applicable Margin for such Type of Fixed Rate Loan. Interest on each Fixed Rate Loan shall accrue from and including, the first day of each Interest Period applicable thereto to, but excluding the last day of such Interest Period and shall be payable on the last day of each such Interest Period, on the date of Conversion of such Fixed Rate Loan (or a portion thereof) to a Loan of another Type and at the maturity of such Fixed Rate Loan; provided that interest on each Fixed Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each 90-day interval during the term of such Interest Period. Upon determining the Fixed Rate for any Fixed Rate Loan for any Interest Period therefor, the Agent shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof, but failure by the Agent to so notify the Borrower or the Lenders shall not affect the Borrower's obligation to pay interest on each Fixed Rate Loan in accordance with the terms of this Credit Agreement. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.8.2 Interest on Floating Rate Loans. Subject to the provisions of Section 2.8.3, each Floating Rate Loan shall bear interest on the principal amount thereof outstanding on any day at a rate per annum equal to the sum of (i) the Floating Rate Base applicable to such Type of Floating Rate Loan on such day plus (ii) the Applicable Margin for such Type of Floating Rate Loan on such day. Interest accrued on Floating Rate Loans in any calendar quarter (or portion thereof) of each year shall be payable on the third Business Day following such quarter. Interest accrued on Floating Rate Loans shall also be payable upon the maturity of such Loans.

     2.8.3 Interest on Overdue Amounts. Any amount of principal and (to the extent permitted by law) interest, and any other Obligations, which is not paid when due shall bear interest, from the due date thereof and until paid, at a rate per annum equal to the Base Rate plus two percent (2%), which rate shall change as and when the Base Rate changes; provided, however, that if any Fixed Rate Loan become due prior to the last day of any Interest Period applicable thereto, such Loan shall bear interest until the last day of such Interest Period at the applicable Fixed Rate Base plus the Applicable Margin specified for such Fixed Rate Loan in the final proviso to the definition of the term "Applicable Margin".

     2.8.4 Changes in Applicable Margin. Any change in Applicable Margin resulting from a change in the Debt/EBITDA Ratio for any Rolling Period shall become effective as follows: (a) in the case of a Floating Rate Loan, on the Adjustment Date immediately following such Rolling Period and (b) in the case of a Fixed Rate Loan, during each Interest Period for such Loan commencing on or after the Adjustment Date immediately following such Rolling Period.

     2.9 Fees and Expenses.

     2.9.1 Commitment Fees. The Borrower shall pay to the Agent, for the ratable account of the Lenders, a fee (the "Commitment Fee") at a rate per annum equal to the Applicable Fee Rate on the average daily amount of the Unused Credit Facility. The Commitment Fee shall accrue from the Effective Date and until the termination of the Credit Facility. Commitment fees accrued in any calendar quarter (or portion thereof) of each year shall be payable on the third Business Day following such quarter. Accrued Commitment Fees shall also be payable upon each reduction of the Credit Facility and at the Expiration Date or, if earlier, the termination of the Credit Facility. The Lenders shall share the Commitment Fee accrued on any day in proportion to their respective Unused Commitment on such day.

     2.9.2 Participation Fees. The Borrower shall pay to the Agent, for the account of each Initial Lender (including the Agent in its capacity as an Initial Lender), on the Closing Date, a fee (the "Participation Fee") in the amount of one-eighth of one percent (1/8 of 1%) of the Commitment of such Initial Lender.

     2.9.3 Letter of Credit Fees and Expenses. (a) The Borrower shall pay to the Agent, for the ratable account of the Lenders, a fee (the "LOC Utilization Fee") at a rate per annum equal to (i) the Applicable Fee Rate on the average daily undrawn amount of all outstanding Facility Letters of Credit minus (ii) the LOC Fronting Fees paid or payable in respect of such Facility Letters of Credit for the same period. Each Lender's share of the LOC Utilization Fee accruing on any day shall be equal to its Proportionate Share on such day.



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
     (b) The Borrower shall pay to the Agent, for the account of each Issuing Bank a fee (the "LOC Fronting Fee") at a rate per annum equal to the Applicable Fee Rate on the average daily undrawn amount of the outstanding Facility Letters of Credit issued by such Issuing Bank.

     (c) The LOC Utilization Fee and LOC Fronting Fee in respect of each Facility Letter of Credit shall accrue from the date such Facility Letter of Credit is issued and until it expires or, if earlier, the date on which the entire amount thereof is drawn and paid thereunder. The LOC Utilization Fee and LOC Fronting Fee accrued during any calendar quarter (or portion thereof) shall be payable on the third Business Day following the end of such quarter. Upon the occurrence of an Event of Default, all accrued LOC Utilization Fees and LOC Fronting Fees shall be payable on demand.

     (d) The Borrower shall also pay to each Issuing Bank, for its own account, such Issuing Bank's customary issuance, opening and transfer fees and other fees and charges in connection with the issuance and administration of each Facility Letter of Credit.

     2.9.4 Agent's Fees. (a) The Borrower shall pay to the Agent, for its own account, a fee (the "Agent Fee") in the amount and on each date specified in a separate letter agreement between the Borrower and the Agent.

     (b) The Borrower shall also promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent, upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request.

     2.9.5 Audit Charges. The Borrower shall compensate the Agent for the reasonable costs and expenses incurred by the Agent in connection with the Agent's audit and field examination during the term of this Agreement of the Collateral and the Borrower's operations, as notified by the Agent to the Borrower. So long as no Event of Default shall have occurred and be continuing hereunder, audits for which such compensation is sought shall not be conducted more frequently than two (2) times in any twelve month period.

     2.9.6 Fees Fully Earned. All Fees shall be fully earned on the date such Fees become payable pursuant hereto and, when paid, shall be non-refundable.

     2.10 Repayment of Outstanding Credit.

     2.10.1 Mandatory Repayments. (a) The Outstanding Credit shall be repaid in full on the earlier of (i) the Expiration Date or (ii) the termination of the Credit Facility.

     (b) If at any time the sum of the Outstanding Credit plus all outstanding Third Party LOC Obligations exceeds the lesser of (i) the Borrowing Base or
(ii) the Credit Facility, the Borrower shall repay the Outstanding Credit by the amount of such excess within three (3) Business Days after notice from the Agent requesting such repayment.

     (c) If at any time the Availability is less than $10,000,000, the Borrower shall, if so requested by the Agent, apply all amounts then held in or thereafter deposited in the Lockbox Account to the repayment of the Outstanding Credit until the Availability is $10,000,000 or more.

     (d) Repayment of the Outstanding Credit shall be effected by, first, repaying outstanding Loans. If the amount of any mandatory repayment of the Outstanding Credit exceeds the aggregate outstanding principal amount of the Loans, the Borrower shall deposit in cash in the LOC Cash Collateral Account an amount equal to such excess.

     2.10.2 Optional Prepayment. (a) The Borrower may, upon at least one Business Day's notice to the Agent (in the case of Floating Rate Loans) or three Business Days' prior notice to the Agent (in the case of Fixed Rate
Loans) stating in each case the proposed date and aggregate principal amount of the prepayment and the Type of Loans to be prepaid, and if such notice is given the Borrower shall on such proposed date, prepay the outstanding
Revolving Loans, in whole or in part, in the aggregate amount stated in such notice, without penalty or premium, together with interest accrued to the date of such prepayment on the principal amount prepaid; provided that optional prepayment of Fixed Rate Loans may only be made on the last day of an Interest Period applicable thereto; and provided further, that optional prepayments of Swingline Loans shall be made in accordance with Section 2.5(c). Each optional partial prepayment of Revolving Loans shall be in an aggregate principal amount not less than $1,000,000 or in integral multiples of $100,000 in excess thereof.

     (b) Unless otherwise specified by the Borrower, each partial repayment of the Loans shall be applied first to the outstanding principal balance of Swingline Loans and next to outstanding Revolving Loans. Each partial prepayment of the Revolving Loans shall be applied first to outstanding Base Rate Loans, next to outstanding Overnight FFR Loans and then to each Tranche of Fixed Rate Loans having the shortest remaining Interest Period. Partial repayment of Loans in each Tranche shall be applied ratably to each Lender's Loans in such Tranche.

     2.11 Expiration Date; Reduction of Credit Facility.

     2.11.1 Expiration Date. (a) The "Expiration Date" shall be June 9, 1997; provided, however, that the Expiration Date may be extended for further successive periods of one year each in accordance with the terms of this
Section 2.11.1. If the Borrower wishes to have the Expiration Date so extended, it shall give written notice to that effect to the Agent not more than 16 months or less than 15 months before the then current Expiration Date (the "Scheduled Expiration Date"), whereupon the Agent shall notify each Lender of such notice. Each Lender shall promptly notify the Borrower and the Agent in writing not less than 13 months prior to the then Scheduled Expiration Date whether or not such Lender consents to such extension of the Expiration Date. If any Lender fails to give such notice within such time period, it shall be conclusively deemed to have refused to extend the Scheduled Expiration Date. The Expiration Date shall not be extended unless the Borrower and each Lender executes and deliver to the Agent at least 13 months prior to the Scheduled Expiration Date counterparts of an extension agreements, substantially in the form of Exhibit E hereto (an "Extension Agreement"), providing for such extension. If the Extension Agreement is executed by the Borrower and all the Lenders, the Expiration Date shall be extended to the first anniversary of the then Scheduled Expiration Date and references herein to "Expiration Date" shall be to the Expiration Date as so extended. No Lender shall be under any obligation whatsoever to sign an Extension Agreement and may refuse to extend the Expiration Date in its sole and absolute discretion. Each extension of the Expiration Date pursuant to an Extension Agreement shall become effective on the date when the Extension Agreement (or counterparts thereof) signed by the Borrower and all Lenders are delivered to the Agent and accepted by it.

     (b) In connection with any request by the Borrower to extend the Expiration Date, the Agent or the Required Lenders may require the Borrower to deliver to the Agent (i) updated opinions of counsel regarding the matters covered by the opinions of counsel referred to in clauses (xxi) and (xxii) of
Section 3.1(j) and/or (ii) UCC, tax and
judgment lien search reports with respect to the Borrower for each jurisdiction in which Collateral is located.

     2.11.2 Mandatory Reduction of Credit Facility. The entire Credit Facility and each Lender's Commitment shall be reduced to zero and terminated on the Expiration Date.

     2.11.3 Optional Reduction of Credit Facility. The Borrower shall have the right, upon at least three (3) Business Days' notice to the Agent (which shall provide prompt notice thereof to each Lender), to terminate in whole or reduce in part the Unused Credit Facility; provided that each partial reduction shall be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof; and provided further, that if after giving effect to such reduction, the Credit Facility would be less than $30,000,000, the entire Credit Facility shall be terminated. Each reduction of the Credit Facility shall be applied ratably to the Commitment of each Lender.

     2.12 Evidence of Indebtedness.

     2.12.1 Notes. Each Lender's Loans shall be evidenced by promissory notes, substantially in the form of Exhibit A hereto (each a "Note" and collectively the "Notes"), executed and delivered by the Borrower, each such Note delivered to a Lender to be payable to the order of such Lender and to be dated the Closing Date and to be in the amount of such Lender's Commitment.

     2.12.2 Loan Account. The Agent shall maintain an account (the "Loan Account") on its books in the name of the Borrower in which the Borrower will be charged with all Loans made by the Lenders and all Unpaid LOC Reimbursement Obligations and with any other Obligations, including any and all costs, expenses and attorneys' fees which the Agent may incur in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement, any other Credit Documents or the Collateral, or any Obligations owing to the Lenders by the Borrower. The Borrower will be credited with all amounts received by the Agent or the Lenders from the Borrower or from others for the Borrower's account, including, all proceeds of the Collateral received by the Agent.

     2.12.3 Statement of Account. After the end of each month the Agent shall send the Borrower a statement showing all charges, debits and credits to the Loan Account and setting forth, as of the last day of such month, the outstanding principal of all Loans, all accrued and unpaid interest thereon, all accrued and unpaid Fees, the undrawn amount of all outstanding Facility Letters of Credit, all Unpaid LOC Reimbursement Obligations and all other transactions occurring among and between the Agent or the Lenders and the Borrower during that month. The monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated among the Borrower, the Agent and the Lenders unless the Agent receives a written statement of the Borrower's exceptions within thirty (30) days after said statement is received by the Borrower.

     2.12.4 Agent's Register. The Register maintained by the Agent pursuant to
Section 9.6(e) shall include a control account, in which account shall be recorded (i) the date and amount of each Borrowing made and Facility Letter of Credit issued hereunder, (ii) each Assignment and Acceptance delivered to and accepted by the Agent, (iii) the amount of any outstanding principal or accrued and unpaid hereunder interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder for the account of any Lender. The entries made in the Register shall be conclusive and binding for all purposes, absent demonstrable error.

     2.13 Place and Manner of Payments by Borrower.

     2.13.1 Time for Payment. (a) Except as otherwise expressly provided herein, the Borrower shall make each payment due hereunder not later than 2:00 p.m. on the day when due, in Dollars, to the Agent at the Agent Account, in immediately available funds, for the account of the party entitled thereto. Any funds received after such time shall be deemed to have been received on the following Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, Commitment Fees, LOC Utilization Fees, Participation Fees or Expenses ratably (other than amounts payable pursuant to Section 2.14, amounts payable to the Swingline Bank in respect of the Swingline Loans, amounts payable to the Issuing Banks in respect of Facility Letters of Credit and amounts payable to the Agent or an Issuing Bank to reimburse it for fees and expenses payable solely to it) to the Lenders for the account of their Applicable Lending Offices (or any other account specified in writing by any Lender from time to time) and like funds relating to the payment of any other amount payable to any Lender or Issuing Bank to such Lender for the account of its Applicable Lending Office (or any other office specified in writing by any Lender from time to time) or to such Issuing Bank, in each case to be applied in accordance with the terms of this Agreement. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 2.13.1.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of interest.

     (c) Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.6, from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the assignee Lender thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     2.13.2 Computation. All computations of interest, Fees and Letter of Credit Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or Letter of Credit Fees are payable. Each determination by the Agent of an interest rate, Fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

     2.13.3 Distribution of Payments. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender or Issuing Bank, as the case may be, on such due date an amount equal to the amount then due such Lender or Issuing Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender or Issuing Bank shall repay to the Agent forthwith on demand such amount distributed to such Lender or Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or Issuing Bank and until the date such Lender or Issuing Bank repays such amount to the Agent, at the interest rate per annum equal to the Overnight Federal Funds Rate.

     2.14 Increased Costs, Etc.; Taxes.

     2.14.1 Increased Cost. (a) If either (i) any change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender or its Applicable Lending Office or by any Issuing Bank with any guideline or request from any central bank or other governmental authority, in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), shall either (x) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets held by, or letters of credit or guarantees issued by, or deposits in or for the account of, any Lender or any Issuing Bank or (y) impose on any Lender or any Issuing Bank any other condition relating to this Credit Agreement or such Lender or the Loans made by it or any Facility Letter of Credit issued by it or any Lender's participation therein, and the result of any event referred to in clause (x) or (y) shall be to increase the cost to any Lender of agreeing to make or making, funding or maintaining its Commitment or Loans, or to any Issuing Bank of issuing or maintaining and Facility Letter of Credit or to any Lender of purchasing any participation therein, then the Borrower shall from time to time, upon demand by such Lender or such Issuing Bank (with a copy of such demand to the Agent), pay to the Agent, for the account of such Lender or such Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender, such Issuing Bank or such corporation for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender or Issuing Bank (through the Agent) shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender or any Issuing Bank determines that the adoption or effectiveness of any treaty, law, rule or regulation in regard to capital adequacy, or any change therein or in the application thereof, or any change in the interpretation or administration thereof by any central bank or other governmental or monetary authority charged with the interpretation or administration thereof, or compliance by such Lender or any of its Applicable Lending Offices or such Issuing Bank, or any corporation controlling such Lender or such Issuing Bank, with any interpretation, directive, request, order or decree in regard to capital adequacy (whether or not having the force of law) by any such central bank or other governmental or monetary authority, including, without limitation, any guideline contemplated by the report dated July, 1988 entitled "International Convergence of Capital Management and Capital Standards" issued by the Bank Committee on Banking Regulations and Supervisory Practices, has or would have the effect of increasing the amount of capital required or expected to be maintained by such Lender, the Issuing Bank or any corporation controlling such Lender or the Issuing Bank or otherwise, as a consequence of such Lender's Loans or Commitment hereunder (including, without limitation, its obligation to make to fund its participation in Facility Letters of Credit) or the issuance of Facility Letters of Credit by such Issuing Bank, and thereby reducing the rate of return on the capital of such Lender, such Issuing Bank or any corporation controlling such Lender or such Issuing Bank to a level below that which such Lender, the Issuing Bank or any corporation controlling such Lender or the Issuing Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into account such Lender's, the Issuing Bank's or such corporation's policies with respect to capital adequacy), then the Borrower shall, from time to time, pay to such Lender or Issuing Bank, upon demand by such Lender or the Issuing Bank (with a copy of such demand to the Agent) such additional amounts as may be specified by such Lender or such Issuing Bank as being sufficient to compensate such Lender or such Issuing Bank or such corporation for such reduction in return, to the extent that such Lender or the Issuing Bank determines such reduction to be attributable to the existence, issuance or maintenance of any Commitments, Loans or Facility Letters of Credit. A certificate as to such additional amounts submitted to the Borrower (through the Agent) by such Lender or Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

     2.14.2 Taxes. (a) Any and all payment by the Borrower hereunder, under the Notes or in respect of the Facility Letters of Credit to or for the benefit of any Lender, any Issuing Bank or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, any Issuing Bank or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender or Issuing Bank, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (iii) in the case of each such Lender, each Issuing Bank and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender, Issuing Bank or the Agent, as applicable, as of the Closing Date, and (iv) if any Person acquires any interest in this Credit Agreement, any Note or Letter of Credit pursuant to the provisions hereof, or a Foreign
Lender or the Agent changes the Applicable Lending Office for such Loan (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such Taxes not excluded pursuant to clauses (i) through (iv) above being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Note or in respect of any Facility Letter of Credit to or for the benefit of any Lender, any Issuing Bank or the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 2.14.2) such Lender, Issuing Bank, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies (hereinafter referred to as "Other Taxes") that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents.

     (c) The Borrower will indemnify each Lender, each Issuing Bank, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (including Covered Taxes imposed by any jurisdiction on amounts payable under this Section 2.14.2) paid by such Lender, Issuing Bank or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days after the date such Lender, Issuing Bank or the Agent or Tax Transferee delivers to the Borrower (with a copy to the Agent) a certificate specifying the amount thereof and setting forth in reasonable detail the calculation thereof. Any such certificate submitted by a Lender, Issuing Bank, the Agent or a Tax Transferee in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties.

     (d) Within 30 days after payment of Covered Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

     (e) On or before the Closing Date, each Foreign Lender shall deliver to the Agent and the Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and
(ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrower two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying
(i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Notes payable to it without deduction or withholding or any United States federal income taxes (unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof, has occurred after the date of this Credit Agreement and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable to such Foreign Lender or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding or at the Reduced Rate), or (ii) in the case of a Form W-8 or W-9 that such Foreign Lender is exempt from United States backup withholding tax.

     (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Note or a Foreign Lender changes its Applicable Lender Office, the transferor, or the applicable Foreign Lender (in the case of a change of Applicable Lending Office), shall cause such Tax Transferee to agree that on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to the Borrower and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrower and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form pursuant to the next preceding sentence further undertakes to deliver two further copies of such Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate (unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change by such Tax Transferee and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable to such Tax Transferee or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrower and the Agent that it is not capable of receiving payments (x) without any deduction or withholding of United States federal income tax or (y) with such withholding at the Reduced Rate, as the case may be) and (ii) in the case of a Form W-8 or W-9, that such Tax Transferee is exempt from United States backup withholding tax.

     (g) If any Taxes for which the Borrower is required to make payment under this Section 2.14.2 are imposed on any Lender, Issuing Bank or the Agent, the affected party shall use its reasonable efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such party impose any cost on such affected party for which it is not reimbursed by the Borrower or be otherwise disadvantageous to such affected party.

     (h) The agreements and obligations of the Borrower contained in this
Section 2.14.2 shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

     2.15 Additional Provisions Regarding Credit Facility and Loans.

     2.15.1 Lockbox Arrangements; Flow of Funds Account. (a) The Borrower shall establish and maintain with the Lockbox Bank lockbox arrangements (the "Lockboxes") satisfactory to the Agent and the Lockbox Bank and shall instruct all account debtors on the Accounts of the Borrower arising after the date hereof to remit all payments to the Lockboxes. All amounts received by the Borrower from any account debtor with respect to Accounts shall upon receipt be deposited into a special account maintained by the Borrower with the Lockbox Bank (the "Lockbox Account"). The Borrower, the Agent and the Lockbox Bank shall enter into an agreement, substantially in the form of Exhibit H, with respect to such lockbox arrangement (the "Lockbox Agreement"). Neither the

Borrower nor any Subsidiary shall establish any lockbox arrangement with any Person other than the Lockbox Bank.

     (b) Upon the terms and subject to the conditions set forth herein and in the Lockbox Agreement, all available amounts held in the Lockbox Accounts shall be remitted by the Lockbox Bank in accordance with the Borrower's instructions; provided, however, that if the Agent determines, or is advised by the Borrower or any Lender, that a Default has occurred, the Agent may, so long as such Default is continuing and has not been remedied or waived, instruct the Lockbox Bank to wire directly to the Agent Account all funds then held or thereafter deposited in the Lockbox Account.

     (c) The Borrower may use amounts in the Borrower's Corporate Account and the Disbursement Account for its general corporate purposes; provided that if the Agent determines or is advised by any Lender that a Default has occurred, the Agent (on behalf of itself, the Lender and the Issuing Banks), upon notice to BOT Trust Company, shall have sole dominion and control over the Borrower's Corporate Account and Disbursement Account so long as such Default is continuing and has not been remedied or waived, and may direct BOT Trust Company to transfer all funds then or thereafter held therein to the Agent Account (and the Borrower shall thereupon cease to have any authority with respect to the Borrower's Corporate Account or the Disbursement Account or any amounts on deposit therein). The Agent, the Borrower and BOT Trust Company (and any other bank at which a Disbursement Account or a Corporate Account is hereafter maintained by the Borrower) shall enter into an agreement, substantially in the form of Exhibit I (the "Tripartite Agreement") to reflect and give effect to the foregoing.

     (d) Unless the Borrower shall specify a different order of applications to the Obligations, the Agent shall apply all funds received each day in the Agent Account to pay, first, the principal balance of Swingline Loans, next, the principal balance of the Revolving Loans, next, all accrued interest on the Swingline Loans, next accrued interest on the Revolving Loans and, next, to the extent of any Outstanding Credit, for deposit in the LOC Cash Collateral Account; provided that after the occurrence and during the continuance of a Default all such funds shall be applied to pay all Fees and Expenses, accrued but unpaid interest, principal or for deposit in the Cash Collateral Account in any order determined by the Agent in its sole discretion.

     2.15.2 Determination of Borrowing Base. The Agent may, but shall not be required to, rely on the most current Borrowing Base Certificate and any other schedule or reports delivered to the Agent in connection herewith in determining the amount of the Borrowing Base and the qualification of Accounts and Inventory as Eligible Accounts Receivable and Eligible Inventory. However, the Agent may, in its Permitted Discretion (i) establish or increase reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the Receivable Advance Rate and/or the Inventory Advance Rate and (iii) increase the standards of eligibility hereunder for Eligible Accounts Receivable and/or Eligible Inventory, but the Agent will give the Borrower ten (10) days' prior written notice thereof.

     2.15.3 Several Obligations. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     2.15.4 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Revolving Loans owing to it or its Swingline Participation or LOC Participation (other than pursuant to Section 2.6.3 or 2.14), in excess of its Proportionate Share of payments on account of Revolving Loans, LOC Participations and Swingline Participations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans, LOC Participation and Swingline Participation owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Lender holding such participation in another Lender's Loans, LOC Participation or Swingline Participation shall be deemed the holder of such Loans for all purposes hereof. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     2.15.5 Pro Rata Treatment. Except to the extent otherwise provided herein,
(i) each Borrowing of Revolving Loans shall be requested from the Lenders, pro rata, according to their respective Proportionate Shares, (ii) each termination or reduction of the Credit Facility shall be applied to the respective Commitments of the Lenders pro rata according to their respective Proportionate Shares and (iii) each payment or prepayment by the Borrower of principal or interest of any Revolving Loan shall be made for the account of the Lenders, pro rata, according to their respective Proportionate Shares.

     2.15.6 Defaulting Lenders. Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its Proportionate Share of any Borrowing or participation in any Swingline
Loans or Unpaid LOC Reimbursement Obligation or shall have rejected its Commitment, such Defaulting Lender shall not be entitled to receive any payments of principal of or interest on its Loans (including the sharing of any payment pursuant to Section 2.15.4 or its share of any fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Credit Documents, such Defaulting Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment shall be deemed to be zero (0), unless and until (x) the Loans and all interest thereon have been paid in full,
(y) such Defaulting Lender's failure to fulfill its obligation to fund is cured and such Defaulting Lender shall have paid, as and to the extent provided in this Credit Agreement, to the applicable party, if any, interest on the amount of funds that such Lender failed to timely fund or (z) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment or any Lender shall be increased or otherwise affected by any such failure or rejection by any Defaulting Lender. Any payments of principal, interest or fees which would, but for this paragraph, be paid to any Defaulting Lender, shall be paid to the first, to the Agent, to the extent of any amounts owing by such Defaulting Lender to the Agent hereunder, next to the Swingline Lender to the extent of amounts owing by such Defaulting Lender to the Swingline Lender hereunder, next to each Issuing Bank to the extent of amounts owing by such Defaulting Lender to such Issuing Bank hereunder and next to all other Lenders who shall not be in default under their respective

Commitments, for application to the Loans or to provide cash collateral in such manner and order as shall be determined by the Agent.

ARTICLE 3. Conditions Precedent.

     3.1 Conditions to Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent;

          (a) Effective Date. The Effective Date shall have occurred.

          (b) No Material Adverse Change. (i) Since March 31, 1995, no change, occurrence, event or development or event involving a prospective change, which in each case is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing, in each case as determined by the Agent and each Lender in its sole discretion, and (ii) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Agent and the Lenders, has materially and adversely affected the transactions contemplated hereby.

          (c) Corporate and Legal Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d) Availability. After giving effect to all Loans to be made, and all Facility Letters of Credit to be issued, on the Closing Date, the Availability on the Closing Date shall be at least $25,000,000.

          (e) BTCC Credit Facilities. All of the Borrower's obligations under the BTCC Credit Agreement shall have been fully satisfied (or shall be so satisfied with the proceed of the initial Loans hereunder, and terminations and releases (including UCC termina-tion statements) of all Liens and security interests granted in connection therewith, satisfactory in form and substance to the Agent, shall have been delivered to the Agent.

          (f) Consents and Approvals. Except for (i) the filing of UCC financing statements and termination statements, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents, authorizations and filings the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person shall be required in connection with the Borrowings or issuance of Letters of Credit hereunder, the grant of the Liens pursuant to the Credit Documents, the consummation of the Refinancing or the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Notes or the other Credit Documents.

          (g) Due Diligence. The Agent and the Lenders shall have completed their due diligence inspection, testing and review of the assets and liabilities of the Borrower and shall be satisfied with the results thereof in all respects.

          (h) Fees and Expenses. The Agent, the Lockbox Bank and the Lenders shall have received payment in full of the Fees, the Expenses and all other fees and expenses (or an irrevocable authorization to pay such fees out of the proceeds of the Loans) referred to in the Commitment Letter or the Fee Letter and in Section 2.9 which are payable to them on or before the Closing Date.

          (i) Termination of BTCC Lockbox Arrangements. The Agent shall have received evidence satisfactory to it that all lockbox arrangement established pursuant to the BTCC Credit Agreement have been terminated, that the Lockbox Bank has access to the lockboxes established pursuant thereto and that all funds held in lockbox accounts established pursuant to the BTCC Credit Agreement have been or will be transferred to the Lockbox Account.

          (j) Closing Documents. The Agent shall have received each of the following items, in form and substance satisfactory to the Agent or in the form specified below:

     (i) Notes. Notes duly executed by the Borrower, payable to the order of each Lender in the amount of such Lender's Commitment.

     (ii) Security Agreement. The Security Agreement duly executed by the Borrower.

     (iii) UCC Financing Statements. UCC financing statement duly executed by the Borrower with respect to the Collateral and in proper form for filing in each jurisdiction specified by the Agent and that all taxes and other amounts payable with respect to such filings have been paid.

     (iv) UCC Termination Statements. UCC termination statements with respect to (x) all UCC financing statements filed with respect to the liens granted under the BTCC Credit Agreement and (ii) any other UCC financing statements filed against the Borrower (other than UCC financing statements relating to Permitted Liens and which do not cover to any item of Collateral).

     (v) UCC Search. Certified copies of Requests for Information (Form UCC-11), or equivalent reports, each of a recent date, listing all effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions specified in clause (iii) above, together with copies of such financing statements (none of which shall cover the Collateral except those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent).

     (vi) Tax and Judgment Lien Search. Tax lien and judgment lien search reports as of a recent date showing that no tax liens or judgment lien, have been filed against the Borrower in any jurisdiction specified by the Agent.

     (vii) Acknowledgement Agreements. Acknowledgement Agreements signed by each lessor or warehouseman listed in Schedule 4.3 (other than those shown on said Schedule as not delivering an Acknowledgment Agreement on the Closing
Date).

     (viii) BTCC Payoff Letter. A letter or certificate signed by BTCC as to the amount required to pay in full all outstanding BTCC Credit Facilities.

          (ix) Notice of Authorized Persons. The notice specified in Section 2.4.1(c) setting forth the names and specimen signatures of each officer and employee as the Borrower authorized to request Loans hereunder on behalf of the Borrower.

          (x) Notice of Borrowing. A Notice of Borrowing duly completed and signed by the Borrower.

          (xi) Borrowing Base Certificate. A Borrowing Base Certificate, duly certified by the chief executive officer or chief financial officer of the Borrower, as of May 31, 1995.

          (xii) Lockbox Agreement. The Lockbox Agreement duly executed by the Borrower and the Lockbox Bank.

          (xiii) Tripartite Agreement. The Tripartite Agreement duly executed by the Borrower and BOT Trust Company.

          (xiv) Charter. A copy of the Borrower's Articles of Incorporation as in effect on the Closing Date, certified by the Borrower's Secretary.

          (xv) By-laws. A copy of the By-laws of the Borrower as in effect on the Closing Date, certified by the Borrower's Secretary.

          (xvi) Good Standing Certificates. Certificates of the Secretary of State of Florida as to the Borrower's due incorporation and good standing in said state, and Certificates of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business as to the Borrower's due qualification and good standing as a foreign corporation in each such jurisdiction, such certificates to be dated as of a date close to the Closing Date.

          (xvii) Officer's Certificate; Resolutions. A certificate substantially in the form of Exhibit J, signed by the Secretary or an Assistant Secretary of the Borrower, together with copies of resolutions of the Borrower's board of directors referred to therein approving the execution, delivery and performance by the Borrower of this Credit Agreement and the other Credit Documents, the Refinancing and the other transactions contemplated hereby.

     (xviii) Compliance Certificate. A certificate signed by the chief executive officer or chief financial officer of the Borrower, substantially in the form of Exhibit K hereto.

     (xix) Solvency Certificate. A certificate signed by the chief executive officer or the chief financial officer of the Borrower, substantially in form of Exhibit L hereto.

     (xx) Environmental Letter. A copy of the Environmental Report.

     (xxi) Opinions of Borrower's Counsel. An opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., Florida counsel to the Borrower, substantially in the form of Exhibit M-1, and an opinion of Chadbourne & Parke, special New York counsel to the Borrower, substantially in the form of Exhibit M-2, which opinions shall also cover such other matters as the Agent shall reasonably specify.

     (xxii) Opinions of Local Counsel. Opinions of local counsel for the Agent in Florida, Louisiana, North Carolina and Tennessee, in form and substance satisfactory to the Agent, as to such matters as the Agent shall reasonably specify.

     (xxiii) Budget. A Budget for the fiscal year beginning April 1, 1995.

     (xxiv) Insurance Certificates. Certificates as to the insurance policies maintained by the Borrower.

     (xxv) First Mortgage Indenture. A copy of the First Mortgage Indenture as in effect on the Closing Date, certified by the Secretary of the Borrower.

     (xxvi) Existing Debenture Indenture. A copy of the Existing Debenture Indenture as in effect on the Closing Date, certified by the Secretary of the Borrower.

               (xxvii) Subordinated Notes. Copies of the Subordinated Notes as in effect on the Closing Date, certified by the Secretary of the Borrower, together with a confirmation from BOT, as holder of the Subordinated BOT Note, that the Obligations of the Borrower hereunder constitute "Senior Debt" for purposes of the Subordinated BOT Note.

               (xxviii) IRB Indentures. A copy of each Indenture, as in effect on the Closing Date, for each issue of the Industrial Revenue Bonds with respect to which a Facility Letter of Credit is to be issued, certified by the Secretary of the Borrower.

               (xxix) Auditor Notification. A letter from the Borrower to the Auditor authorizing the Auditor to communicate with the Agent as provided in Section 5.7.

          (k) Additional Documents. The Borrower shall have executed and delivered to the Agent and the Lenders all documents which the Agent or any Lender reasonably request with respect to this Credit Agreement, the Refinancing and the lending arrangements contemplated hereby.

     3.2 Conditions to Issuance of Letters of Credit. No Issuing Bank shall be obligated to issue any Facility Letter of Credit if the Closing has not occurred or if at the time of such requested issuance the Issuing Bank determines or is advised by any Lender or the Agent that:

          (a) Any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Facility Letter of Credit or any Lender from acquiring a participation therein or any requirement of law applicable to such Issuing Bank or any Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank or any Lender shall prohibit, or direct such Issuing Bank to refrain from, or otherwise prevent the issuance of letters of credit generally or such Facility Letter of Credit in particular or any Lender from acquiring a participation therein or shall impose upon such Issuing Bank or such Lender with respect to that Facility Letter of Credit or such Lender's participation therein any restriction or unreimbursed reserve requirement not in effect on the Closing Date or any unreimbursed cost or expense which was not applicable on or as of the Closing Date and which such Issuing Bank or such Lender in good faith deems materially adverse to it; or

          (b) any Lender is a Defaulting Lender hereunder unless the Agent and the Issuing Banks have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Banks' risk with respect to such Defaulting Lender, including cash collateralization of such Lender's Proportionate Share of such Facility Letter of Credit.

     3.3 Condition to Swingline Loans. The Swingline Lender shall not be obligated to make any Swingline Loan if any Lender is a Defaulting Lender hereunder unless the Agent and the Borrower have entered into satisfactory arrangements with the Borrower to eliminate the Swingline Lender's risk with respect to such Defaulting Lender.

     3.4 Conditions to Each Credit Event. (a) In addition to the conditions set forth in Sections 3.1 with respect to the initial Loans hereunder and the conditions set forth in Sections 3.2 and 3.3 above with respect to any Credit Event, the obligation of each Lender to make a Loan hereunder (other than a Refunding Loan) and the obligation of any Issuing Bank to issue a Facility Letter of Credit hereunder shall be subject to the condition that on the Credit Date for such Credit Event, both before and after giving effect thereto and to the application of the proceeds thereof, the following statements shall be true to the satisfaction of the Agent (and if so requested by the Agent, the Borrower shall deliver to the Agent a certificate of the chief executive office or chief financial officer of the Borrower that such statements are true):

          (i) the representations and warranties contained in this Credit Agreement and any other Credit Document are true and correct in all material respects on and as of the date of such Loan or issuance of such Facility Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (ii) no event has occurred and is continuing, or would result from such Loan or the issuance of such Facility Letter of Credit or the application of the proceeds thereof, which would constitute a Default under this Credit Agreement;

          (iii) no circumstance, development or event has occurred and is continuing as of the Credit Date for such Loan or Letter of Credit which has had or could reasonably be expected to have a Material Adverse effect;

          (iv) there is not pending or threatened by or against the Borrower or any Subsidiary any litigation, contested claim, investigation, arbitration or governmental proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (v) there has occurred no material adverse change in the financial condition or results of operations of the Consolidated Entity from that reflected in the Financial Statements of the Borrower referred to in
     Section 4.6; and

          (vi) with respect to the Issuance of any Facility Letter of Credit, none of the events set forth in Section 3.2 has occurred and is continuing or would result from the issuance of such Facility Letter of Credit.

     (b) Each request for Loans (other than a Refunding Loan) or for the issuance of a Facility Letter of Credit, and the acceptance by the Borrower of the proceeds of such Loan or the issuance of such Facility Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance of such Letter of Credit, before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in clauses (i) through (vi) in Section 3.4(a) above are true unless the Borrower specifies otherwise in its request for such Loan or Facility Letter of Credit.


ARTICLE 4. Representations and Warranties.

     In order to induce the Lenders and the Issuing Banks to enter into this Credit Agreement and to make available the credit facilities contemplated hereby, the Borrower hereby represents and warrants to the Lenders, the Issuing Banks, and the Agent as follows (which representations and warranties shall survive, the execution and delivery of this Credit Agreement and the other Credit Documents and the making of the Loans and the issuance of Facility Letters of Credit):

     4.1 Organization and Qualification; Subsidiaries.

     (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Schedule 4.1 contains a correct and complete list of all jurisdictions in which the Borrower is qualified to do business as a foreign corporation on the Closing Date.

     (b) On the date hereof the Borrower has no Subsidiaries. If at any time hereafter the Borrower shall, to the extent permitted by Section 6.19, acquire or establish any Subsidiary such Subsidiary will be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) have the power and authority to own its properties and assets and to transact the businesses in which it is engaged and (iii) be duly qualified and be authorized to do business and in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

     4.2 Solvency. On and as of the Closing Date on a pro forma basis after giving effect to the Refinancing and all Indebtedness incurred and to be incurred, and Liens created and to be created, by the Borrower in connection with this Credit Agreement, (x) the sum of the assets, at a fair valuation, of the Borrower taken as a whole will exceed its debts, (y) the Borrower will not have incurred nor intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) the Borrower does not have unreasonably small capital with which to conduct its businesses. For purposes of this Section 4.2, "debt" means any reasonably expected liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     4.3 Liens; Inventory. After giving effect to the Refinancing, there are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, except Permitted Liens. Except as disclosed in Schedule 4.3, no lessor or warehousemen of the Borrower or any Subsidiary has been granted any Lien with respect to the Inventory maintained by the Borrower or any Subsidiary at the property of any such lessor or warehousemen. Upon the proper filing of UCC financing statements with the appropriate filing or recordation offices in each of the jurisdictions listed in Schedule 4.3, the security interests granted pursuant to the Credit Documents shall constitute the valid and enforceable first, prior and perfected Liens on the Collateral. The Borrower is the absolute owner of the Collateral with full right to pledge, sell, assign, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. Prior to the Expiration Date, the Borrower will at its expense warrant and, at the Agent's request, defend the Collateral from any and all Liens of any third party.

     4.4 No Conflict. The execution and delivery by the Borrower of this Credit Agreement and the other Credit Documents and the performance by the Borrower of the Obligations hereunder and thereunder and the consummation by the Borrower of the transactions contemplated hereby; (i) are within the corporate power of the Borrower; (ii) are duly authorized by the Board of Directors of the Borrower and, if necessary, its stockholders; (iii) are not in contravention of the terms of the Articles or Certificate of Incorporation or By-Laws of the Borrower or any Subsidiary, or of any indenture, contract, lease, agreement, instrument or other commitment to which the Borrower or any Subsidiary are a party or by which the Borrower or any Subsidiary or any of their respective properties are bound, except where such contravention would not have a Material Adverse Effect; (iv) do not require the consent, registration or approval of any governmental entity or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); (v) do not contravene any statute, law, ordinance, regulation, rule, order or other governmental restriction, or any writ, order, injunction or decree of any court, applicable to or binding upon the Borrower or any Subsidiary; and (vi) will not, except as contemplated herein, result in the imposition of any Liens upon any property of the Borrower or any Subsidiary under any indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which either of the Borrower or any Subsidiary is a party or by which they or any of their property may be bound or affected.

     4.5 Enforceability. The Credit Agreement and all of the other Credit Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, and the Credit Documents, if any, executed and delivered by any Subsidiary constitute legal, valid and binding obligations at such Subsidiary, and are enforceable against the Borrower and such Subsidiaries, as the case may be, in accordance with their respective terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

     4.6 Financial Statements. The Borrower has furnished to the Lenders the following financial statements of the Borrower: (i) balance sheet as of, and statements of operations, shareholder's equity and cash flows for the fiscal year ended, March 31, 1994 audited by Deloitte & Touche and (ii) an unaudited balance sheet as of, and unaudited statements of operations, shareholder's equity and cash flows for the period ending, December 31, 1994. Said financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial condition of the Borrower as at said dates and the results of the operations of the Borrower for the periods ended on such dates. Since the date of said financial statements there have been no changes in the condition, financial or otherwise, of the Borrower as shown on the balance sheets of the Borrower described above, except for changes in the ordinary course of business (none of which individually or in the aggregate has been materially adverse).

     4.7 Locations of Offices, Records and Inventory. On the date hereof, the Borrower's principal place of business and chief executive office are both located at 5100 West Lemon Street, Tampa, Florida 33609, and the books and records of the Borrower and all chattel paper and all records of Accounts are located at the principal place of business and chief executive office of the Borrower or at the locations listed on Schedule 4.7. On the date hereof, there is no location in which the Borrower or any of its Subsidiaries have any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.7. Schedule 4.7 also contains a true, correct and complete list, as of the date hereof of (i) the legal names and addresses of each warehouseman and lessor at whose warehouse or premises Inventory is stored,
(ii) the address of the chief executive offices and principal place of business of the Borrower and (iii) the address of all offices where records and books of account of the Borrower are kept. None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

     4.8 Names of Borrower or Predecessors. Except as set forth in Schedule 4.8 or as otherwise notified to the Agent in writing pursuant to Section 5.10, during the five (5) years preceding the date hereof (i) neither the Borrower nor any of the Subsidiaries has used any corporate, fictitious or assumed name or tradename other than the corporate name shown on the Borrower's or such Subsidiary's Articles or Certificate of Incorporation and (ii) the Borrower did not merge or consolidate with any corporation other than Atlas Steel & Wire Corporation and Stafford Rail Products, Inc.

     4.9 No Judgments or Litigation. Except with respect to environmental matters, which are covered in Section 4.14 or as set forth on Schedule 4.9 or as otherwise disclosed by the Borrower to Agent in writing, no judgments, orders, writs, decrees or arbitration awards are outstanding against the Borrower or any Subsidiaries nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened in writing any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of the Subsidiaries except judgments and pending or threatened litigation, contested claims and governmental proceedings which, if adversely determined, would not reasonably be expected to have a Material Adverse Effect.

     4.10 No Defaults. After giving effect to the transactions contemplated herein, except as set forth on Schedule 4.10, neither the Borrower nor any of the Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default could reasonably be expected to have a Material Adverse Effect. The Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect.

     4.11 Labor Matters. (a) There are no controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between the Borrower or any of the Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

     (b) Neither the Borrower nor any Subsidiary is engaged in any unfair labor practice. There is (i) no material unfair labor practice complaint pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or significant-arbitration proceeding arising out of or under collective bargaining agreements is pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any Subsidiary or, to the best knowledge of the Borrower, threatened against any of them and (iii) no union representation question with respect to the employees of the Borrower or any Subsidiary and no union organizing activities.

     4.12 Compliance with Law. Except with respect to environmental matters, which are covered in Section 4.14 hereof, and except as set forth on Schedule 4.12, neither the Borrower nor any Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not reasonably be likely to have a Material Adverse Effect. The conduct of the business of the Borrower and each Subsidiary is in conformity with all applicable securities, commodities, energy, public utility, zoning, building code, and all other applicable foreign, federal, state and local governmental and regulatory requirements, except where the aggregate of all such non-conformities would not reasonably be likely to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that it is not in compliance with, and neither the Borrower nor any Subsidiary has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order, which failure or violation would have a Material Adverse Effect.

     4.13 ERISA. (a) None of the Borrower, any Subsidiary and any ERISA Affiliate maintains or contributes to any Plan other than those listed on
Schedule 4.13 or those disclosed to the Agent in writing after the date hereof. Each Plan has been and is being maintained and funded in accordance with its terms and in compliance with all provisions of ERISA and the IRC applicable thereto except to the extent that failure to do any of the foregoing would not result in a Material Adverse Effect or a liability or potential liability by the Borrower exceeding in the aggregate $1,000,000. The Borrower does not contribute to, or have any liability with respect to, a Multiemployer Plan. The Borrower, each Subsidiary and each ERISA Affiliate (i) have fulfilled all obligations related to the minimum funding standards of ERISA and the IRC for each Plan, (ii) except where noncompliance would not have a Material Adverse Effect or result in a liability or potential liability by the Borrower exceeding $1,000,000 are in compliance in all material respects with the currently applicable provisions of ERISA and of the IRC and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that is reasonably likely to result in a Termination Event. No event or events have occurred in connection with which the Borrower, any Subsidiary, any ERISA Affiliate, any fiduciary of a Plan or any Plan, directly or indirectly, is reasonably likely to be subject to any material liability, individually or in the aggregate, under ERISA, the IRC or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. The aggregate amount of the Unfunded Current Liabilities of all Benefit Plans does not exceed $1,000,000.

     (b) True, correct and complete copies of the following documents have been delivered by the Borrower to the Agent: (i) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (ii) for the most recent plan year, the Annual Report on Form 5500 Series required to be filed with any governmental agency for each Plan. The aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any Retiree Health Plan prior to the date hereof is $455,614.

     4.14 Compliance with Environmental Laws. Except as disclosed in Schedule
4.14 hereto, or except as would
not, in the aggregate, reasonably be expected to have a Material Adverse
Effect: (i) the operations of the Borrower and each Subsidiary comply with all applicable Environmental Laws; (ii) the Borrower has not received written notice that any of the operations of the Borrower or any Subsidiary is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws; (iii) none of the operations of the Borrower or any Subsidiary is the subject of any federal or state investigation, of which the Borrower has knowledge or reasonably should have knowledge, evaluating whether the Borrower or any Subsidiary disposed of any Hazardous Substances at any site that may require remedial action to respond to a release of any Hazardous Substances into the environment; (iv) neither the Borrower nor any Subsidiary has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a Hazardous Substance into the environment; (v) neither the Borrower nor any Subsidiary has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any Hazardous Substance into the environment, nor has the Borrower or any Subsidiary received any written notice alleging potential liability arising from the disposal of any Hazardous Substance into the environment; and
(vi) neither the nature of the Borrower's businesses and operations nor the use, operation or condition of its properties have changed in any material respect from that in effect as of the date of the Environmental Report.

     4.15 Intellectual Property. The Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks and trade names to continue to conduct its business as theretofore conducted by it.

     4.16 Licenses and Permits. Except as previously disclosed in writing to the Lenders or except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries have obtained and hold all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of their businesses as presently conducted and as proposed to be conducted, all of which are in full force and effect. Neither of the Borrower nor any of the Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which would reasonably be expected to have a Material Adverse Effect.

     4.17 Title to Property. Except as set forth on Schedule 4.17, each of the Borrower and its Subsidiaries has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property and (ii) good and marketable title to all of its other property (including, without limitation, all real and other property in each case as reflected in the Financial Statements referred to in Section 4.6 or delivered to the Agent pursuant to
Section 5.1), other than properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited balance sheet of the Consolidated Entity, as the case may be, and in each case subject to no Liens other than those Permitted Liens.

     4.18 Investment Company. Neither the Borrower nor any Subsidiary is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a Subsidiary company of a holding company, or an affiliate of a holding company or of a Subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

     4.19 No Event of Default. No Default has occurred and is continuing.

     4.20 Taxes and Tax Returns. (a) Except as set forth on Schedule 4.20 or as otherwise disclosed in writing to the Agent, the Borrower and the Subsidiaries or any affiliated group of which the Borrower or any of the Subsidiaries are now or have been members) has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including without limitation, information returns and other material information) in respect of taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information filed is complete and accurate in all material respects. Except as specified in Schedule 4.20 or as otherwise disclosed in writing to the Agent, neither the Borrower nor any Subsidiary, nor any group of which the Borrower or any Subsidiary is now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes.

     (b) All taxes, assessments, fees and other governmental charges payable by the Borrower or any Subsidiary in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, and neither the Borrower nor any of the Subsidiaries has any material liability for taxes in excess of the amounts so paid or reserves so established.

     (c) Except as set forth in Schedule 4.20, no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Borrower or any Subsidiary involving more than $2,000,000 in aggregate amount and no tax liens have been filed. Except as set forth in
Schedule 4.20, there are no pending or, to the best of the Borrower's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of taxes, and there are no matters under discussion with any governmental authorities with respect to taxes which are likely to result in a material additional liability for taxes. Either the federal income tax returns of the Borrower have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the fiscal year ended September 30, 1987. Except as set forth in Schedule 4.20, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Borrower or any of its Subsidiaries.

     (d) Neither the Borrower nor any of its Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

     4.21 Recording and Stamp Taxes. All taxes (including, but not limited to, stamp or recording taxes and recording fees) payable in connection with the filing and recording of the Credit Documents or any instruments with respect thereto have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Agent have been made.

     4.22 No Other Indebtedness, Status as Senior Indebtedness. After giving effect to the Refinancing, the Consolidated Entity has no Indebtedness other than Indebtedness permitted by Section 6.5. The Obligations of the Borrower hereunder are permitted by, and constitute "Senior Indebtedness" as defined in, the Existing Debenture Indenture and the Subordinated Intercompany Note, and are permitted by, and constitute "Senior Debt" as defined in, the Subordinated BOT Note.

     4.23 Material Contracts. Schedule 4.23 contains a true, correct and complete list of all the Material Contracts (other than Fabricating Contracts) in effect on the date hereof. None of the Material Contracts contains any burdensome restrictions on the Borrower or any of its Subsidiaries or any of their respective properties which have or could reasonably be expected to have a Material Adverse Effect. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

     4.24 Affiliate Transactions. Except as set forth on Schedule 4.24, neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business,
(ii) upon fair and reasonable terms no less favorable to the Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person and (iii) the Technical Assistance Agreements.

     4.25 Accuracy and Completeness of Information. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of the Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There are no facts now known to any officer of the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been set forth herein, in the Financial Statements, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Agent.

     4.26 No Material Adverse Change. After March 31, 1995, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 5. Affirmative Covenants.

     Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder and under the other Credit Documents, the Borrower agrees that:

     5.1 Financial Information. The Borrower will furnish to the Lenders the following information within the following time periods:

          (a) as soon as available and in any even within ninety (90) days after the end of each fiscal year of the Consolidated Entity, (i) audited Financial Statements as of the close of the fiscal year and for the fiscal year prepared in accordance with GAAP, together with a comparison to the Financial Statements for the prior fiscal year, in each case accompanied by
     (A) an unqualified opinion of the Auditors, (B) such Auditors' "Management Letter" to the Borrower and (C) a written statement signed by the Auditors stating that in the course of the regular audit of the business of the Consolidated Entity, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default under any provision of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default, (ii) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year prepared by the chief executive officer or chief financial officer of the Borrower and (iii) a compliance certificate signed by the chief executive officer or chief financial officer of the Borrower in the form of Exhibit K along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal year, (x) the Debt/EBITDA Ratio for such fiscal year and (y) whether the Borrower was in compliance with the covenants set forth in Articles 5 and 6 of this Credit Agreement for such year. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-K in lieu of such items;

          (b) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Consolidated Entity (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared in accordance with GAAP, (ii) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such period and for the fiscal year to date prepared by the chief executive officer or chief financial officer of the Borrower, (iii) a compliance certificate in the form of Exhibit K signed by the chief executive officer or chief financial officer of the Borrower, along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal quarter, (x) the Debt/EBITDA Ratio for the Rolling Period ending on the last day of such quarter and (y) whether the Consolidated Entity was in compliance with the covenants set forth in Articles 5 and 6 of this Credit Agreement for such quarter. To the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing terms, the Lenders will accept the Borrower's Form 10-Q in lieu of such items;

          (c) as soon as available and in any event, within thirty (30) days after the end of each of the first two months of each fiscal quarter, within forty-five (45) days after the end of the third month of each of the first three fiscal quarters of the fiscal year and within ninety (90) days after the end of the last month of the fiscal year, a consolidated balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations for such month and for the fiscal year to date, together with a comparison to the statements of operations for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief executive officer of the Borrower as having been prepared in accordance with GAAP;

          (d) not later than ninety (90) days after the end of each fiscal year commencing with the fiscal year ending March 31, 1996, the Budget for the follow-
ing fiscal year and not later than forty-five (45) days after the end of the third fiscal quarter of each fiscal year the Forecast for the immediately following twelve months;

     (e) a copy of the state and federal income tax returns of the Borrower and each of its Subsidiaries within thirty (30) days after they are filed with the appropriate taxing authorities, if and when requested by any Lender;

     (f) upon request by the Agent at any time and in any event within ten (10) Business Days after the last Business Day of each month, a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit N, duly completed, detailing the Eligible Accounts Receivable and Eligible Inventory as of the last day of such month (or such other date as the Agent may specify in such request), certified by the Borrower's chief executive officer or chief financial officer and subject only to adjustment upon completion of the normal year end audit of physical inventory; provided, that if the Agent requests a Borrowing Base Certificate at any time other than the end of any month, (i) such interim Borrowing Base Certificate will be provided by the Borrower within five (5) Business Days after such request, (ii) such interim Borrowing Base Certificate may only be requested as of the end of any week and (iii) such interim Borrowing Base Certificate need not be certified by the Borrower's chief executive officer or chief financial officer. In addition, each Borrowing Base Certificate provided hereunder shall have attached to it such additional schedules and/or other information as the Agent may reasonably request;

     (g) promptly and in any event within two (2) Business Days after becoming aware of the occurrence of a Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

     (h) promptly upon the earlier of the mailing or filing thereof, copies of all Forms 10-K, 10-Q, 8-K, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Borrower to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended; and

          (i) from time to time, such further information regarding the Collateral, business affairs and financial condition of the Borrower and/or each of its Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request.

      5.2 Corporate Existence and Franchises. The Borrower will, and will cause each Subsidiary to, (i) maintain its corporate existence (except that Subsidiaries may merge with each other and, provided the Borrower is the survivor thereof, with the Borrower) and (ii) maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or desirable to the profitable conduct of its businesses, except when noncompliance would not, in the aggregate, have a Material Adverse Effect.

     5.3 Conduct of Business. The Borrower will continue in, and limit its operations to, the same general lines of business as those presently conducted by the Borrower and will cause each Subsidiary so to do.

     5.4 ERISA. (a) The Borrower will deliver to the Agent and the Lenders, at the Borrower's expense, the following information at the times specified below:

          (i) within ten (10) Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or other such entities have taken, are taking or propose to take with respect thereto, and within ten days after known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred which has or may reasonably be expected to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto;

          (iii) within thirty (30) Business Days after the filing thereof with the DOL, the Internal Revenue

     Service or the PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (iv) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower, any Subsidiary or any ERISA Affiliate with respect to such request;

          (v) within three (3) Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (vi) within ten (10) Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue
     Code, copies of each such letter;

          (vii) within ten (10) Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability, copies of each such notice;

          (viii) within ten (10) Business Days after the Borrower, any Subsidiary or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code exceeding in the aggregate $750,000 on or before the due date for such installment or payment, a notification of such failure;

          (ix) no later than 90 days after the end of each plan year, a calculation of the Unfunded Current Liabilities, if any, of each Benefit Plan.

For purposes of this paragraph (a), the Borrower, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

          (b) The Borrower will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder except to the extent that the Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation or except where noncompliance would not (i) have a Material Adverse Effect on (ii) result in a liability or potential liability exceeding $1,000,000.

          5.5 Notice of Legal Proceedings or Adverse Changes. The Borrower will, as soon as possible, and in any event within five (5) Business Days after the Borrower learns of the following, give written notice thereof to the Agent and the Lenders: (i) any material proceeding(s) being instituted or threatened to be instituted in writing by or against the Borrower or any of the Subsidiaries in any federal, state, local or foreign court, arbitral, tribunal or before any commission or other regulatory body (federal, state, local or foreign), and (ii) any change, or development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect; provided that the Borrower shall not be required to notify the Agent and the Lenders of industry wide or general economic changes for which information is publicly available.

          5.6 Environmental and Other Matters. (a) The Borrower and its Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them is doing business, except to the extent that the Borrower of any of the Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or the interpretation of application thereof, provided that the Borrower and each of the Subsidiaries shall comply with the applicable order of any court or other governmental agency relating to any such contested Environmental Law unless the Borrower or the Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

          (b) If the Borrower or any of the Subsidiaries shall (i) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any of the Subsidiaries, (ii) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging material violations of any Environmental Law or requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Substances into the environment or (iii) receive any written notice from a federal, state, or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for material costs associated with a response to or cleanup any Hazardous Substance or any damages caused thereby, the Borrower will provide the Agent and the Lenders with a copy of such notice within fifteen (15) days after the receipt thereof by the Borrower or any Subsidiary. Within fifteen (15) days after the Borrower learns of the enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, the Borrower will provide the Agent and the Lenders with notice thereof.

          (c) The Borrower will promptly take all reasonable actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any Environmental Law.

          (d) At the written request of the Agent, which request shall include a reasonably specific statement of the basis thereof, but in any event not more frequently than once in any twelve month period (unless the Agent determines that a violation of Environmental Laws may have occurred on premises or facilities owned or leased by the Borrower or any Subsidiary), and at the sole cost and expense of the Borrower, the Borrower will retain an environmental consulting firm, satisfactory to the Agent in its commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by the Agent relating to the properties of the Borrower and the Subsidiaries located in the United States and provide to the Agent and each Lender a copy of any reports delivered in connection therewith. At the request of the Agent, the Borrower shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

          5.7 Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, books and records pertaining to the Collateral and to the business, assets and operations of the Borrower and its Subsidiaries, in such detail, form and scope as is consistent with good business practice, and will reflect in such books and records the Lenders' interest in the Accounts. The Borrower agrees that the Agent or its agents may (a) enter upon the premises of the Borrower or any of the Subsidiaries at any time and from time to time during normal business hours and upon reasonable notice under the circumstances (and at any time during all hours on and after the occurrence of an Event of Default which has not been waived pursuant to Section 9.10), for the purpose of (i) inspecting the Collateral and (ii) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto, and (iii) verifying Eligible Accounts Receivable and/or Eligible Inventory and (b) discuss the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors and (c) verify Accounts with the account debtors thereon.

          5.8 Changes in Location of Offices. The Borrower will give the Agent 30 days' prior written notice of any proposed change in the location of the Borrower's or any of its Subsidiaries' chief executive office, principal place of business or the office at which the Borrower or such Subsidiary keeps its records concerning its Account from that specified in Section 4.7 (or from that to which any such location was previously changed pursuant to this Section 5.8), and prior to implementing any such proposed change the Borrower will furnish to the Agent all UCC financing statements and other documents and instruments specified by the Administrative to continue the Lien of the Agent and the Lenders on the Collateral as a first and perfected senior Lien. The Borrower shall in any event not (i) implement such proposed change if it would cause the Agent's or the Lenders' Lien on any Collateral to cease being a first and perfected senior Lien, or (ii) relocate its chief executive office to a location outside the United States.

          5.9 Location of Inventory. The Borrower shall keep all Inventory of the Borrower and its Subsidiaries (other than any Inventory in transit) at the locations specified in Schedule 4.7; provided that the Borrower and its Subsidiaries may keep Inventory at other locations in the United States if (i) the Borrower gives the Agent 30 days' prior written notice of its intention to keep Inventory at any such other location and (ii) prior to implementing such proposal the Borrower furnishes to the Agent all UCC financing statements and other documents specified by the Agent to continue the Lien of the Agent and the Lenders on the Inventory as a first and perfected senior Lien. The Borrower and its Subsidiary shall not in any event keep Inventory (other than any Inventory in transit) at any location other than the locations specified in
Schedule 4.7 if to do so would cause the Agent's or the Lenders' Lien on such Inventory to cease being a first and perfected senior Lien.

          5.10 Name Change; Trade Name. The Borrower will give the Agent 30 days' prior written notice of any proposed change in the Borrower's or any Subsidiary's name or of any proposal by the Borrower or any Subsidiary to conduct any business under an assumed name or trade name not theretofore disclosed to the Agent. Prior to imple-menting such proposal the Borrower will deliver to the Agent all UCC financing statements and other instruments requested by the Agent to continue the Lien of the Agent on the Collateral as a first perfected Senior Lien.

       5.11 Adverse Change in Collateral. The Borrower will advise the Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which could have a Material Adverse Effect on the value of the Collateral or on the security interests granted to the Lenders therein.

       5.12 Collateral Records. The Borrower will execute and deliver to the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require designating, identifying or describing the Collateral. The Borrower's or any failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's or Lenders' security interest in the Collateral.

       5.13 Security Interests. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will comply with the requirements of all state and federal laws in order to grant to the Agent and the Lenders valid and perfected first security interests in the Collateral. The Agent is hereby authorized by the Borrower to file any financing statements covering the Collateral whether or not the Borrower's signatures appear thereon. The Borrower agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, and amendments, renewals and continuations thereof; cooperating with the Agent's agents and representatives; keeping stock records; paying claims which might, if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses, of whatever kind and nature (including any taxes, attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Obligations: in filing public notices; in preparing or filing documents; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrower or any of the Subsidiaries under this Credit Agreement or any other Credit Document, shall be borne and paid by the Borrower. If same are not promptly paid by the Borrower, the Agent may pay same on the Borrower's behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

       5.14 Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, (i) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar business of similar size and owning similar properties in the same general areas in which the Borrower or such subsidiary operations and (ii) furnish to the Agent and the Lenders, upon written request, full information as to the insurance maintained by the Borrower and its Subsidiaries.

       5.15 Casualty Loss; Condemnation. The Borrower will provide written notice to the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by the Borrower or any of the Subsidiaries is
(i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and as a result of the circumstances specified in clause (i) or (ii) above the Borrower or its Subsidiaries suffer losses (whether or not compensable by insurance or award) exceeding in the aggregate $1,000,000 (collectively, a "Casualty Loss"). The Borrower will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss.

       5.16 Taxes. The Borrower will pay, when due, and will cause each Subsidiary to pay when due, all taxes lawfully levied or assessed against the Borrower, such Subsidiary or any of the Collateral before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Borrower or any Subsidiary, no such tax need to be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be conformity with GAAP.

       5.17 Compliance With Laws. Except where failure to comply would not have a Material Adverse Effect, the Borrower will comply, and will cause each Subsidiary to comply, with all laws, rules, regulations, orders and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to its assets or the operation of its business; provided that the Borrower and any Subsidiary may contest any acts, rules, regulations, orders and ordinances of such bodies or officials in any reasonable manner that would not reasonable be expected to have a Material Adverse Effect.

       5.18 Use of Proceeds. The initial Loans made to the Borrower hereunder shall be used first (i) to pay the costs and expenses of the transactions contemplated by this Credit Agreement which are due and payable on the Closing Date, including, without limitation, the Fees and Expenses due on the Closing Date pursuant to Sections 2.9 and 3.1 hereof and (ii) for the Refinancing; and the proceeds of any subsequent Loans made hereunder shall be used by the Borrower for general corporate purposes, including working capital requirements, of the Borrower and the Subsidiaries after the Refinancing. The Borrower will not use any portion of the proceeds of any Loans hereunder for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, U or X or said Board of Governors or for any other purpose in violation of any applicable statute or regulation or of the terms and conditions of this Credit Agreement.

       5.19 Fiscal Year. The Borrower will not change its fiscal year from a year ending March 31 unless (i) required by law or (ii) Kyoei shall have requested such change to facilitate its Japanese financial reporting requirements, and in either case the Borrower shall give the Agent and the Lenders at least thirty (30) days prior written notice thereof.

       5.20 Notification of Certain Events. The Borrower will promptly notify the Agent and the Lenders of the occurrence of any of the following events:

       (a) except for any contract which gives rise to a Fabricating Account, any Material Contract of the Borrower or any of the Subsidiaries is terminated or amended in any material respect or any new Material Contract is entered into (in which event the Borrower shall provide the Agent and the Lenders with a copy of such Material Contract); or

              (b) any of the material terms upon which suppliers to the Borrower or any of the Subsidiaries do business with the Borrower or any Subsidiary are changed or amended and such change or amendment could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole; or

              (c) any order, judgment or decree in excess of $1,000,000 shall have been entered against the Borrower or any of the Subsidiaries or any of their respective properties or assets; or

              (d) any notification of violation of any law or regulation or any inquiry shall have been received by the Borrower or any of the Subsidiaries from any local, state, federal or foreign governmental authority or agency, which reasonably could be expected to have a Material Adverse Effect.

              5.21 Intellectual Property. The Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of patents, trademarks, service marks and other marks, trade names or other trade rights.

              5.22 Maintenance of Property. The Borrower will keep, and cause each Subsidiary to keep, all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material. In furtherance of the maintenance required under this Section 5.22 the Borrower may temporarily shutdown a property or facility for the upgrade or extended maintenance of such property or facility.

              5.23 Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien upon any properties of the Borrower or Subsidiary, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

         5.24 Further Assurances. The Borrower will take, and will cause each Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or advisable to further carry out and consummate the transactions contemplated by this Credit Document, to cause the execution, delivery and performance of this Credit Document to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent and the Lenders on the Collateral.


ARTICLE 6. Negative Covenants.

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder and under the other Credit Documents, the Borrower agrees that:

         6.1 Consolidated Net Worth. The Consolidated Entity will at all times maintain a Consolidated Net Worth of not less than the sum of (i) $100,000,000 plus (ii) 50% of the net proceeds received by the Borrower after the date hereof from sales of its stock (whether in a public offering or a private placement) other than the sales to (x) the Borrower's Stock Purchase/Stock Option Plan, or (y) employees or officers of the Borrower pursuant to incentive plans or programs.

         6.2 Interest Coverage. The Consolidated Entity will have an EBITDA/Interest Expense Ratio of not less than 1.30 to 1.00 for each Rolling Period.

         6.3 Current Ratio. The Consolidated Entity will at all times maintain a ratio of Current Assets to Current Liabilities of not less than 1.25 to 1.00.

         6.4 Restricted Expenditures. The Borrower and its Subsidiaries will not make Restricted Expenditure in any fiscal quarter commencing on or after July 1, 1995 in an aggregate amount in excess of the sum of the Restricted Expenditures Allowance plus the Restricted Expenditures Basket for such fiscal quarter; provided that no Restricted Expenditures shall be made at any time if after giving effect thereto the Availability would be less than $10,000,000 or if such Restricted Expenditure is prohibited by Section 6.11(b). As used herein:

         "Restricted Expenditures" shall mean, for any fiscal quarter, the sum of (a) the Capital Expenditures of the Borrower and its Subsidiaries in
         such fiscal quarter plus (b) the amount applied by the Borrower and its Subsidiaries in such fiscal quarter to the optional repayment, redemption or repurchase of Funded Debt, provided that there shall be excluded from Restricted Expenditures any expenditures with respect to any Casualty Loss to the extent of any insurance proceeds received with respect to such Casualty Loss.

                  "Restricted Expenditures Allowance" shall mean for any fiscal quarter (a) the operating cash flow of the Borrower and its Subsidiaries in such fiscal quarter (as set forth in the Borrower's Financial Statements for such quarter) plus (b) the net proceeds received by the Borrower and its Subsidiaries in such fiscal quarter from the issuance or incurrence of Funded Debt plus (c) the net cash proceeds received by the Borrower and its Subsidiaries in such fiscal quarter from the sale of their fixed assets minus (d) all mandatory payments of principal of Funded Debt made by the Borrower and its Subsidiaries in such fiscal quarter; provided that if the Restricted Expenditures Allowance for any fiscal quarter exceeds the Restricted Expenditures of the Borrower in such fiscal quarter, then the Restricted Expenditures Allowance in the subsequent fiscal quarter shall be increased by the amount of such excess which is not applied to increase the Restricted Expenditures Basket pursuant to clause (c) of the definition of that term; provided, further, that in calculating the amount of Funded Debt proceeds received by the Borrower or any Subsidiary in any fiscal quarter, for purposes of determining the Restricted Expenditures Allowance in such fiscal quarter, there shall be excluded proceeds of Funded Debt covered by Facility Letters of Credit or Third Party Letters of Credit. If the Operating Cash Flow in any fiscal quarter is negative, then the amount specified in clause (a) above shall be negative. The Restricted Expenditures Allowance shall in any event not be a number less than zero.

                  "Restricted Expenditures Basket" shall mean, for any fiscal quarter (the "Relevant Fiscal Quarter") an amount equal to (a) $30,000,000 minus (b) the aggregate amount of the Restricted Expenditures made by the Borrower in each quarter commencing after the date hereof and ending prior to the Relevant Fiscal Quarter in excess of the Restricted Expenditures Allowance in each such fiscal quarter plus (c) the lesser of (i) the amount specified in clause (b) above or
         (ii) the aggregate amount of the Unused Restricted Expenditures Allowance for each fiscal quarter commencing after the date hereof and ending prior to the Relevant Fiscal Quarter to the extent such amount is not applied to increase the Restricted Expenditure Allowance pursuant to the first proviso of the definition of that term.

         "Unused Restricted Expenditure Allowance" shall mean, for any fiscal quarter, the excess, if any, of the Restricted Expenditures Allowance for such fiscal quarter over the Restricted Expenditures made in such fiscal quarter.

         6.5 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, incur, create, assume or suffer to exist any Indebtedness other than:

         (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

         (b) Indebtedness under the First Mortgage Notes and the First Mortgage Notes Indenture;

         (c) Indebtedness under the Existing Subordinated Debentures and the Existing Debenture Indenture;

         (d) Indebtedness under the FLS Intercompany Note;

         (e) Indebtedness under Interest Rate Agreements entered into in the ordinary course of business;

         (f) Indebtedness in respect of Third Party Letters of Credit permitted by Section 2.7.7;

         (g) Indebtedness described on Schedule 6.5 and any refinancing of such Indebtedness, provided that the aggregate principal amount of such refinancing Indebtedness is not increased and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced (and for purposes hereof a "refinancing" Indebtedness shall include Indebtedness incurred within 90 days after the refinanced Indebtedness is repaid);

         (h) Indebtedness, in addition to the Indebtedness permitted in clauses
    (a) through (g) above, not exceeding $50,000,000 in principal amount at any one time outstanding (including all outstanding

    Sale/Leaseback Transactions permitted by Section 6.10);

         (i) Indebtedness, in addition to that permitted by clauses (a) through
    (h) above, provided that (i) the Required Lenders consent thereto and (ii) the EBITDA/Interest Expense Ratio, for the most recent Rolling Period preceding the date such additional Indebtedness is to be incurred for which Financial Statements have been furnished by the Borrower pursuant to Section 5.1, is equal to or greater than 2.25 to 1.00.

         6.6 Liens. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, mortgage, assign, pledge, transfer, create incur, assume, suffer to exist or otherwise permit any Lien (whether as a result of a purchase money or title retention transaction, Sale/Leaseback Transaction, Capital Lease or other security arrangement, or otherwise) to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for:

         (a) Liens granted to the Lenders or the Agent pursuant to any Credit Document;

         (b) Liens securing the First Mortgage Notes;

         (c) Liens listed on Schedule 6.6;

         (d) Liens to the extent they secure Indebtedness permitted by clause
    (h) of Section 6.5 provided such Liens do not cover or extend to the Collateral;

         (e) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings;

         (f) attachment or judgment Liens individually or in the aggregate not in excess of $1,000,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

         (g) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Borrower in accordance with GAAP for the payment of same;

         (h) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance;

         (i) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

         (j) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

         (k) Liens previously existing on property acquired hereafter (other than Collateral) and assumed by the Borrower or any of its Subsidiaries in connection with such acquisition and not created in contemplation of such acquisition;

         (l) Liens securing the reimbursement obligations of the Borrower in respect of Third Party Letters of Credit permitted by Section 2.7.7, provided that (i) such Liens, insofar as they relate to any item of Collateral, are expressly stated to be subordinate in all respects to the Liens securing the Obligations hereunder and (ii) the instruments pursuant to which such Liens with respect to Third Party Letters of Credit are created are approved by the Agent in the exercise of its commercially reasonable judgment;

         (m) Liens arising under Sale/Leaseback Transactions permitted by
    Section 6.10;

         (n) Liens securing refinancings, extensions or renewals of Indebtedness or obligation secured by Liens permitted in clauses (a) through (m) above; provided that (x) the amount of any such extended, renewed or refinancing Indebtedness or obligation is not increased, (y) such extended, renewed or refinancing Indebtedness or obligation is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness or obligation being extended or renewed and (z) such Liens cover only property or assets theretofore subject thereto (and for purpose of this clause (n) "refinancing" Indebtedness shall have the meaning provided in clause (g) of Section 6.5.

                  6.7 No Guarantees. (a) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of the Borrower, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder, (iii) in connection with the incurrence of Indebtedness permitted to be incurred pursuant to Section 6.5 hereof, (iv) guarantees of Indebtedness not exceeding $500,000 at any one time outstanding, and (v) guarantees listed on Schedule 6.7 hereto.

                  (b) As used in this Section 6.7, the term "guarantee" shall include all obligations incurred by the Borrower or any Subsidiary through an agreement, contingent or otherwise, by the Borrower or any Subsidiary (i) to purchase Indebtedness of any Person or any property or assets constituting security for such Indebtedness; (ii) to advance or supply funds (A) for the purchase or payment of Indebtedness of any Person, or (B) to maintain working capital or equity capital of any Person at a specified level so long as specified Indebtedness of such Person is outstanding; (iii) to purchase property, securities, goods or services of any Person for the purpose of assuring the owner of Indebtedness of such Person of the ability of such Person to make payment of such Indebtedness; or (iv) otherwise to assure the owner of any Indebtedness against loss in respect thereof.

                  6.8 Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than:

                  (a)  Inventory in the ordinary course of business;

                  (b) obsolete or worn out property disposed of in the ordinary course of business;

                  (c) approximately 432 acres of undeveloped land, the corporate office buildings and the Tampa Mill melt shop assets, all located in Tampa, Florida, provided that such assets are sold for fair market value;

                  (d) other dispositions in any one fiscal year at fair market value of assets having a book or market value (whichever is higher) not exceeding $1,000,000; and

                  (e) other dispositions of assets that do not constitute Collateral, provided that (i) such other dispositions are for fair market value, (ii) at least seventy five percent (75%) of the aggregate consideration for such other dispositions is in the form of cash, (iii) such consideration is either (1) reinvested in the business of the Borrower or its Subsidiaries, (2) used to repay the Loans or (3) used to repay other Indebtedness as otherwise permitted hereunder, provided that the book or market value (whichever is higher) of assets disposed of by the Borrower and its Subsidiaries during any fiscal year pursuant to this clause (e) may not exceed $50,000,000 without the written consent of the Required Lenders.

                  6.9 No Corporate Changes. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, (a) merge or consolidate with any other Person or (b) alter or modify its Articles or Certificate of Incorporation, structure, status or corporate existence (except for (i) changes to increase the Borrower's authorized capital stock and (ii) changes upon 30 days prior notice to the Agent and the Lenders which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect), or (c) enter into or engage in any operation or activity materially different from that presently being conducted by the Borrower or (d) liquidate or dissolve, except that (i) any Subsidiary may be merged or consolidated with or into another Subsidiary or the Borrower (provided that the Borrower shall be the continuing or surviving corporation of any merger with a Subsidiary) and
(ii) the Borrower or any Subsidiary may merge with another Person provided that
(x) such transaction constitutes an Investment permitted by Section 6.12 and
(y) the Borrower or such Subsidiary is the surviving corporation in such merger.

                  6.10 Sale/Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction after the date hereof if, after giving effect thereto, the aggregate outstanding amount of all Sale/Leaseback Transactions then in effect would exceed (i) $50,000,000 minus (ii) outstanding Indebtedness of the Borrower or its Subsidiaries (other than

Sale/Leaseback Transactions) permitted by clause (h) of Section 6.5. For purposes of this Section 6.10 and clause (h) of Section 6.5 the amount of each Sale/Leaseback transaction shall be equal to (i) the amount thereof required to be shown as a debt on the balance sheet of the Consolidated Entity pursuant to GAAP or (ii) if the amount of such Sale/Leaseback Transaction is not required to be so shown pursuant to GAAP, the discounted present value of all lease payments required to be made by the Borrower or any Subsidiary under such Sale/Lease Transaction. Each Sale/Leaseback Transaction shall also comply with the requirements of clause (e) of Section 6.8.

                  6.11 No Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly:

                  (a) declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, except that (i) the Borrower and its Subsidiaries, except that (i) the Borrower and its Subsidiaries may make tax payments on behalf of FLS and may reimburse each other with respect to tax payments, (ii) the Borrower may make payments under the Technical Assistance Agreements in an aggregate amount not to exceed $2,000,000 in any twelve month period, (iii) the Borrower may make payments to FLS for holding company expenses in an aggregate amount not to exceed $500,000 in any fiscal year, (iv) the Borrower may reimburse Kyoei or its Affiliate for expenses incurred on behalf of the Borrower and in an aggregate amount not to exceed $500,000 in any one fiscal year, (v) any Subsidiary may declare and pay dividends to the Borrower or any other Subsidiary, (vi) in addition to the payments permitted by clauses
         (i) through (v) above, so long as no Default has occurred and is continuing or would result therefrom and so long as after giving effect to the payment of any proposed dividend the amount of the Availability shall be at least $10,000,000, the Borrower may pay dividends on its common stock in an amount not to exceed, in any fiscal year, the lesser of (A) $15,000,000 or (B) seventy-five percent (75%) of the aggregate amount of

Adjusted Consolidated Net Income for the immediately preceding fiscal year, provided that any dividend permitted by this clause (vi) to be paid during any fiscal year may be declared as of the last day of the immediately preceding fiscal year, (vii) in addition to the payments permitted by clauses (i) through
(vi) above, the Borrower may pay dividends to FLS equal to the net cash proceeds received by the Borrower after the date hereof from the sale of its stock and
(viii) the Borrower may repurchase shares of its stock issued to its officers and employees, provided that (A) no Default exists at the time of such repurchase, (B) such repurchase is made at a price equal to the appraised or fair market value of such shares, (C) such repurchase is made pursuant to bona fide contractual arrangements or incentive programs in effect at the time the shares were issued to such officers and employees and (D) the total number of shares which may be repurchased pursuant to this clause (viii) during the term of this Agreement may not exceed 15% of the total outstanding capital stock of the Borrower and (E) after giving effect to any such repurchase, the Availability would be $10,000,000 or more;

     (b) make any optional payment or repayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Loans, LOC Reimbursement Obligations or other Obligations owing under any Credit Document) including, without limitation, the First Mortgage Notes, any Subordinated Note or the Existing Subordinated Debentures; provided that (i) the Borrower may make mandatory redemptions of the First Mortgage Notes with the net proceeds of certain Asset Sales (as defined in the First Mortgage Note Indenture), (ii) the Borrower may on or after July 1, 1995 subject to the limitation on Restricted Expenditures set forth in Section 6.4, (A) purchase or prepay the Existing Subordinated Debentures, (B) to the extent permitted by the provisions thereof, prepay up to $945,000 of the principal amount of the FLS Intercompany Note, and/or (C) prepay in any one fiscal year up to $1,000,000 in aggregate principal amount of any other Indebtedness (other than the First Mortgage Notes and the Subordinated Intercompany Note), in each case to the extent that after giving effect to such purchase or payments the aggregate amount of the Availability is at least $10,000,000; or

         (c) make any payment on the FLS Intercompany Note if a Default under this Credit Agreement has occurred or is continuing.

         6.12 No Investments. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, make any investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of the Borrower, other than:

         (a) advances or loans made in the ordinary course of business not to exceed $2,000,000 in the aggregate outstanding at any one time;

         (b) Investments existing on the date hereof not exceeding $500,000 in aggregate amount and Investments listed in Schedule 6.12;

         (c)  Cash Equivalents;

         (d) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC"), provided, that the Borrower and its Subsidiaries may, in the ordinary course of their business, maintain in their Disbursement Accounts and/or the Borrower's Corporate Account from time to time amounts in excess of then applicable FDIC insurance limits;

         (e) loans to management employees of the Borrower or any Subsidiary (in addition to those disclosed in Schedule 6.12) not exceeding in aggregate principal amount $500,000 at any time outstanding;

         (f) any exception to restricted payments set forth in Section 6.11 that may otherwise constitute an Investment; and

         (g) such other Investments as the Required Banks may approve in their sole discretion;

provided that the Borrower may make Investments (in addition to those permitted by clauses (a) through (g) above) if after giving effect thereto the EBITA/Interest Expense Ratio for the then most recent Rolling Period for which Financial Statements have been furnished by the Borrower pursuant to Section 5.1 are both equal to or greater than 2.25 to 1.00; provided, further, that any Investment resulting in the acquisition by the Borrower of a Subsidiary must comply with the provisions of Section 6.19. As used herein, "Pro

Forma EBITDA/Interest Expense Ratio" shall mean for any Rolling Period with respect to any proposed Investment, the EBITDA/Interest Expense Ratio for such Rolling Period calculated as if such Investment had been made on the first day of such Rolling Period and retained for the entire duration thereof, all Indebtedness incurred to finance such Investment had been incurred on the first day of such Rolling Period and had been outstanding for the entire term of such Rolling Period and the revenues and expenses attributable to such Investment were reflected in EBITDA for such Rolling Period.

         6.13 No Affiliate Transactions. Except for (i) the Technical Assistance Agreements, if any, (ii) the FLS Intercompany Notes and the Subordinated Intercompany Note, and (iii) payments otherwise permitted pursuant to Section 6.11 or 6.12 hereof, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Subsidiary or Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arm's length transaction with an unaffiliated Person; provided, that (a) the aggregate amount of all Affiliate transactions (excluding payments under the Technical Assistance Agreement or payments permitted under
Section 6.11 or 6.12) may not exceed $3,000,000 in any twelve month period unless the Board of Directors of the Borrower or such Subsidiary, as the case may be, pursuant to a board resolution, reasonably and in good faith determines that such transaction is fair to the Borrower or such Subsidiary, as the case may be, and is on terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arm's length transaction with an unaffiliated Person and (b) the aggregate amount of all payments made under the Technical Assistance Agreements may not exceed $2,000,000 in any twelve month period.

         6.14 ERISA. The Borrower will not, and shall not permit any Subsidiary to, directly or indirectly:

         (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code exceeding in the aggregate
     $1,000,000 for which a statutory or class exception is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of the Borrower exceeding $1,000,000, any Subsidiary or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment exceeding $750,000 in aggregate amount required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                  (f) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that either of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                  (g) contribute to or otherwise incur any liability with respect to a Multiemployer Plan.

                  6.15 Additional Bank Accounts. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Borrower's Corporate Account, the Disbursement Accounts, the Lockbox Accounts or accounts maintained by the Agent or the Lockbox Bank and the accounts set forth on Schedule 6.15; provided that upon 10 days prior written notice to the Agent the Borrower or its Subsidiary may establish other deposit accounts (but no lockbox accounts) identified in such notice at a bank in the United States or a U.S. branch of a non-U.S. bank.

                  6.16 No Excess Cash. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly maintain in the aggregate in all of the checking, savings or other accounts (other than Lockbox Accounts or any payroll accounts) of the Borrower and its Subsidiaries, total cash balances and investments in Cash Equivalents permitted by Section 6.12 hereof in excess of $10,000,000 in the aggregate for the Borrower and its Subsidiaries at any time during which any Loans are outstanding hereunder.

         6.17 Material Amendments of Material Contracts. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, without the prior written consent of the Required Lenders, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that such amendments or modifications would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change, to any of the terms of the First Mortgage Notes Indenture, the First Mortgage Notes, the Subordinated Notes, the Existing Debenture Indenture and the Existing Subordinated Debentures (a) if the effect of such amendment, modification or change is to (directly or indirectly) (i) increase the amount of any payment of principal thereof, (ii) increase the interest rate or premium payable thereon,
(iii) increase the amount of fees or any other amounts payable with respect thereto, (iv) shorten the scheduled amortization or average weighted life thereof, (v) shorten the date for payment of interest or principal thereon, (vi) shorten the final maturity thereof, (vii) change any subordination provision thereof to the detriment of any holder of the Notes or the Obligation of the Borrower hereunder, or (viii) change any covenant or any event of default or condition to an event of default thereunder, or (b) if such amendment, modification or change would, together with all other amendments, modifications or changes made, increase materially the obligations of the Borrower or confer additional material rights on the holder of the First Mortgage Notes, the Subordinated Intercompany Note or the Existing Subordinated Debentures. Notwithstanding the foregoing, the Borrower may amend, modify, cancel or terminate the Existing Debenture Indenture and/or the Existing Subordinated Debentures in connection with any redemption of the Existing Subordinated Debentures.

         6.18 Additional Negative Pledges. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, other than pursuant to the First Mortgage Notes Indenture as in effect on the Closing Date, create or otherwise cause or suffer to exist or become effective, directly or indirectly,
(i) any prohibition or restriction

(including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the Borrower or any Subsidiary or (ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         6.19 No Additional Subsidiaries. The Borrower will not, directly or indirectly, form or acquire any new Subsidiaries unless the Required Lenders, in their sole discretion, shall consent thereto. References herein to Subsidiaries of the Borrower shall not constitute the Lenders' consent to the establishment of such Subsidiaries.

ARTICLE 7.  Event of Default and Remedies.

         7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) the Borrower shall fail to pay in full any principal of any Loan when due, whether at stated maturity, required prepayment, by acceleration or otherwise or to deposit, when required to do so hereunder, any amount required to be deposited in the LOC Cash Collateral Account; or

         (b) the Borrower shall fail to pay any interest, Fees, Expenses or other Obligations (other than principal) when due, or if the amount in the Borrower's Disbursement Accounts and the Borrower's Borrowing Base is insufficient to permit such payment when due, then within three (3) Business Days of the due date thereof, in each case whether at stated maturity, by acceleration, or otherwise; or

         (c) the Borrower shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in (i)
     Section 5.1 (other than paragraphs (f) and (g) thereof), 5.12, 5.13,
     5.14 (ii), 5.21, 5.22 or 5.24, which failure continues for a period of thirty (30) days after notice thereof to the Borrower from the Agent or any Lender (through the Agent); (ii) Section 5.1(f), which failure continues for a period of two (2) days; or (iii) any other provision of Article 5 or Article 6; or

          (d) the Borrower or any other Credit Party shall fail to comply with any covenant, contained in this Credit Agreement (other than under a provision covered by Section 7.1(c) above), the other Credit Documents or any other agreement among the Borrower, the Agent and the Lenders or executed by the Borrower in favor of the Agent or the Lenders, which breach or failure to comply is not cured within fifteen (15) Business Days after notice thereof to the Borrower from the Agent or any Lender (through the Agent); or

          (e) any representation or warranty made by the Borrower or any other Credit Party hereunder or in any other Credit Document or any certificate delivered hereunder or in connection herewith shall prove to be incorrect in any material respect when made or deemed to have been made; or

          (f) the dissolution, liquidation, winding up or cessation of the Borrower's businesses, or the failure of the Borrower or any Subsidiary to pay its debts generally as they become due or its admission in writing of its inability to pay its debts generally as they become due, or the calling of one or more meetings of the Borrower's or any Subsidiary 's major creditors for purposes of obtaining a moratorium on payment or a compromise of the Borrower's debts; or

          (g) the Borrower or any Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code, or any involuntary case under the Bankruptcy Code shall be commenced against the Borrower or any Subsidiary and the same shall be controverted but not dismissed within 60 days after the commencement of the case; or a custodian (as defined in the Bankruptcy Code) shall be appointed for, or shall take charge of, all or substantially of the property of the Borrower or any Subsidiary; or the Borrower or any Subsidiary shall commence any other proceeding for itself under any bankruptcy reorganization, arrangement, adjust of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (domestic or foreign), whether now or hereafter in effect; or there shall be commenced against the Borrower or any Subsidiary any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any Subsidiary shall be adjudicated insolvent or bankrupt; or any order of relief under the Bankruptcy Code or any other order approving any such case or proceeding is entered; or the Borrower or any Subsidiary shall suffer any appointment of any custodian or similar official for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days or shall consent thereto; or the Borrower or any Subsidiary shall make a general assignment for the benefit of creditors; or any corporate action shall be taken by the Borrower or any Subsidiary for the purpose of effecting any of the foregoing; or

          (h) any judgment(s) or order(s) for the payment of money in excess of $1,000,000 in aggregate amount shall be rendered against the Borrower and/or any of its Subsidiaries and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment(s) or orders, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment(s) or order(s) shall have been vacated, satisfied or dismissed or bonded pending appeal or, in the case of a judgment or order the entire amount of which is covered by insurance, is the subject of a binding agreement with the plaintiff and the insurer providing for the payment therefor; or any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

          (i) there shall occur a default or event of a default (in each case which shall continue beyond the expiration of any applicable grace periods) which results in, or permits, the acceleration of the maturity of, any note, agreement or instrument evidencing any Indebtedness of the Borrower or any of the Subsidiaries (other than the Obligations), or which requires the Borrower or any Subsidiary to redeem or repurchase, or permits the holder of such Indebtedness to require the Borrower or any Subsidiary to redeem or repurchase, such note or instrument, and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which has been, or is permitted to be, accelerated, or which the Borrower is or may be required to redeem or repurchase, exceeds $1,000,000; or

          (j) there shall occur a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which results in the acceleration of the maturity of the Subordinated Notes due 2002 issued by FLS; or

          (k) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms or other than as a result of actions taken or not taken by the Agent or the Lenders, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent (other than as a result of actions taken or not taken by the Agent or the Lenders), or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other governmental authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable; or

          (l) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the IRC, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, or a contribution required to be made to a Plan shall not be timely made, or the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or an account of a Plan under Section 409, 502 (i), 502 (I), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
      401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
      Section 3(2) of ERISA) and the foregoing, individually or in the aggregate, (i) in the reasonable opinion of the Required Lenders, could be expected to

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     have a Material Adverse Effect or (ii) constitutes a breach of Section
     6.14; or

         (m) Kyoei shall fail to perform, comply with or observe any material obligation, term or agreement applicable to it under any Technical Assistance Agreement that may be in effect from time to time; or

         (n) Kyoei shall cease, directly or indirectly, to (i) own at least 51% of all outstanding shares of each class of the voting stock of the Borrower or (ii) possess the right to elect a majority of the Board of Directors of the Borrower; or a Person or group of Persons (other than Kyoei and its Affiliates) shall (A) become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of capital stock of the Borrower representing in the aggregate more than 49% of the combined voting power of the outstanding voting capital stock for the election of directors of the Borrower or (B) have the right to elect a majority of the board of directors of the Borrower.

         7.2  Acceleration and Cash Collateralization.

         (a) Upon the occurrence and during the continuance of an Event of Default which has not been waived by the Required Lenders, the Agent may, and if so instructed by the Required Lenders shall, by written notice to that effect to the Borrower, take any or all of the following actions (without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against the Borrower and without prejudice or to any other rights or remedies any of them may have): (i) declare all Obligations to be, and the same shall thereupon become, immediately due and payable (provided that upon the occurrence of an Event of Default specified in clause (g) of Section 7.1 all Obligations shall automatically become immediately due and payable and the Credit Facility shall automatically terminate without the necessity of any notice or other demand) without presentment, demand, protest or any other action by the Agent or any Lender; and/or (ii) immediately terminate the Credit Facility and the Commitments hereunder; and/or (iii) demand that the Borrower deposit in the LOC Cash Collateral Account, for the benefit of the Lenders and the Issuing Banks, cash in an amount equal to the aggregate amount of all Facility Letters of Credit then outstanding, and the Borrower shall thereupon be obligated to make such deposit.

          (b) If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be waived or remedied, then by written notice to the Borrower, the Required Lenders may elect, in the sole discretion of such Required Lenders, to rescind and annul the acceleration and its consequences and return any cash collateral; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder or to return any cash collateral, even if the conditions set forth herein are met.

          7.3. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default which has not been waived by the Agent at the direction of the Required Lenders, the Agent may exercise all right of a secured party with respect to the Collateral. Without limiting the generality of the foregoing the Agent may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use (at the expense of the Borrower) such of the supplies or space of the Borrower at the Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (ii) bring suit, in the name of the Borrower, the Agent or the Lenders, to enforce the Accounts and generally exercise all other rights of an owner of the Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or the Lenders; (iii) sell, assign and deliver the Accounts any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and any lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly



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waived by the Borrower; (iv)  foreclose the security interests in the Accounts created pursuant to the Credit Documents by any available judicial procedure;
(v) take possession of any or all of the Inventory without judicial process and enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same; (vi) without notice of advertisement, sell, lease, or otherwise dispose of all or any part of the Inventory, whether in its then condition or after further preparation or processing, in the name of the Borrower or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale.

          (b) If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Borrower agrees, at the request of the Agent, to assemble the inventory and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrower or elsewhere, and to make available to the Agent the premises and facilities of the Borrower for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form.

          (c) If notice of intended disposition of any Collateral is required by law, the Borrower agrees that five (5) Business Days notice shall constitute reasonable notification. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrower in connection with its businesses or in connection with the Collateral.

          (d) The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Borrower's Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. The Borrower shall remain liable to the Agent and the Lenders for any deficiency, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns any surplus resulting therefrom.

          (e) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

          (f) In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's or any Lender's right to demand payment of any Obligation upon its maturity or upon the occurrence of an Event of Default.

ARTICLE 8.     The Agent.

          8.1 Appointment of Agent. (a) Each Lender hereby designates BOT as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Facility Letter of Credit by the acceptance of such Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on such Lender's behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed promptly as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

          (b) The provisions of this Article 8 are solely for the benefit of the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 8.9). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

          8.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent



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
shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Credit Agreement or the other Credit Documents, fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

          8.3 Lack of Reliance on Agent. (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with its becoming a party hereto, making Loans hereunder or the taking or not taking of any other action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement, or the Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default, unless specifically requested to do so in writing by any Lender. The Agent shall not be charged with knowledge of the existence of any Default unless it is advised of such Default by the Borrower or a Lender. Upon receipt by the Agent of written notice of such a Default from the Borrower or any Lender, the Agent shall promptly give notice thereof to each Lender.

          8.4 Certain Rights of the Agent. The Agent shall have the right to request instructions from the Lenders at any time. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this

Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders or (if so provided in this Credit Agreement) the Majority Lenders and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or (when so provided herein) the Majority Lenders.

          8.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other documentary, facsimile transmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and (in the absence of its gross negligence or willful misconduct in such selection) shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          8.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable counsel fees and disbursements) of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement or any other Credit document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section 8.6 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations. To the extent indemnification payments made by the Lenders pursuant to this Section 8.6 are subsequently recovered by the Agent from the Borrower on the Collateral, the Agent will promptly refund such previously paid indemnification payments to the Lender.

     8.7 The Agent in its Individual Capacity. With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and Facility Letters of Credit issued by it or in which it has a participation hereunder, the Agent shall have the same rights and powers hereunder as any other Lender, holder of a Note or participation interests or Issuing Bank and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "Majority Lenders," "holders of Notes," "Issuing Bank," "Swingline Bank" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise.

     8.8 Holders of Notes. The Agent and its affiliates may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


     8.9 Successor Agent. (a) The Agent may, upon (ten) 10 Business Days, notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 8.9) by giving written notice thereof to the Lenders and the Borrower. Upon such resignation by the Agent, it shall cease to have any obligation hereunder as an Issuing Bank, including any obligation, as Issuing Bank, to issue Facility Letters of Credit. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days, notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a com-mercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the commercial finance business, having a combined capital and surplus of at least $100,000,000.

     (b) Upon any merger or consolidation of the Agent with any other Person, the resulting entity shall automatically succeed to the Agent as Agent hereunder and the other Credit Documents, and all references herein to "Agent" shall include such resulting entity; provided, however, that the parties hereto, if so requested by such and instruments reasonably requested by such resulting entity to confirm its succession as Agent hereunder and under the Credit Documents.

     (c) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement (except for liabilities accrued prior to its resignation). After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

     (d) In the event of a material breach by the Agent of its duties hereunder, the Agent may be removed by the Required Lenders (other than the Agent and without giving effect to any Loans or Commitments made by the Agent) for cause and the provisions of this Section 8.9 shall apply to the appointment of a successor Agent.

     8.10 Collateral Matters. (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Lenders or the Required Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Lenders or the Required Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

     (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent and application of such proceeds in accordance with Section 2.13, if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 6.8 (and the Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders pursuant to Section
9.10. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 8.10.

     (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

     (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person (i) to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or (ii) to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Credit Agreement or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     8.11 Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default as shall be directed by the Lenders pursuant to Article 7; provided that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem to be advisable and in the best interests of the Lenders.

     8.12 Delivery of Information. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary, the Majority Lenders, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent pursuant hereto at the time of receipt of such request and then only in accordance with such specific request.

ARTICLE 9. Miscellaneous.

          9.1 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 9.5 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

          (e) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

          (f) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AM PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

          9.2 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUING BANKS AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.


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
          9.3 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          9.4 Waivers. No delay or omission of the Agent, any Issuing Bank or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent, any Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          9.5 Notices. Except as otherwise provided herein, all notices and correspondences hereunder to any party here at shall be in writing and sent to such party by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by facsimile transmission, promptly confirmed in writing sent by first class mail, addressed as follows:

     If to the Bank Agent:

          The Bank of Tokyo
          1251 Avenue of the Americas
          New York, New York 10116-3138
          Attention: Mr. Akihiko Hagura
          Fax No.: 212-782-6437

     If to the Borrower:

          Florida Steel Corporation
          5100 West Lemon Street
          Tampa, Florida 33609
          Attention: Mr. Tom J. Landa
          Fax No.: 813-207-2328

if to any Lender, to its address for notices set forth next to its name on Annex I hereto or, as to any party, to such other address as such party shall specify by a notice in writing to the other parties. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when evidence of successful transmission is received; provided, however, that no notices or other communications to the Agent shall be effective until actually received by it.

          9.6 Assignments. (a) The Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent and all the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

          (c) Each Lender may, with the consent of the Agent, the Borrower and the Issuing Banks (such consents not to be unreasonably withheld), but without consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Revolving Notes; provided that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000, (ii) no such assignment shall be for less than $5,000,000 of such Lender's Commitment, unless such assignment is to a then current holder of a Note or unless the Agent and the Borrower shall otherwise consent, and (iii) the Commitment of each Initial Lender, after giving effect to all such assignments by it, shall not be less than $15,000,000. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a "Lender" hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 2.14 and 9.8 which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

         (d) By executing and delivering as Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, neither the assigning Lender nor the Agent makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto or the value or existence of the Collateral or the validity, perfection or priority of the Liens granted to the Lenders in the Collateral,
(ii) neither such assigning Lender nor the Agent makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 4.6 and 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the therms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

         (e) The Agent shall maintain at its Payment Office a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit O, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within fifteen (15) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a corresponding new Note or Notes to the order of the assignee in an amount equal to the

Commitment or Commitments assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new corresponding Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

         (g) Each Lender may (with the consent of the Agent and the Borrower, which consent shall not be unreasonably withheld) sell participations to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement,
(iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, (v) the selling Lender shall pay to the Administrative Agent a processing fee of $3,000 with respect to each such sale of a participation and (vi) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any principal of the Loans or LOC Reimbursement Obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Unpaid LOC Reimbursement Obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder. Any such participant shall be entitled to the benefits of Section 2.14 with respect to its participation.

         (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.


          (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower.

          (j) The parties to an assignment or participation (namely the assignor and assignees) shall be jointly and severally liable to the Agent for all costs and expenses incurred by the Agent in connection with such assignment or participation and shall pay all stamp, documentary, excise, privilege, intangible or similar levies or taxes imposed with respect to such assignment or participation.

          9.7 Confidentiality. (a) Subject to the provisions of paragraph (b) of this Section 9.7, the Agent and each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders or the Agent in writing as confidential; provided that the Agent and any Lender may disclose any such information (i) to each other (ii) as has become generally available to the public, (iii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Agent or such Lender or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(iv) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (v) in order to comply with any law, order, regulation or ruling applicable to such Lender, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee or participant agrees with such Lender to be bound by the provisions of this Section 9.7(a) and (vii) in connection with the enforcement of the Borrower's obligation hereunder.

          (b) The Borrower hereby acknowledges and agrees that each Lender and the Agent may share with any of its Affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or any of its Subsidiaries, provided such Affiliates shall be subject to the provisions of this Section 9.7 to the same extent as such Lender).

          9.8  Indemnification; Expense.

          (a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each issuing Bank and each Lender and their respective directors, officers, agents, employees and counsel (each herein called an "Indemnitee") from and against (i) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses (collectively, "Losses") incurred by such Indemnitee (except to the extent that any such Loss is finally judicially determined to have resulted from such Indemnitee's own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Credit Agreement or the transactions contemplated thereby, (B) the issuance of any Facility Letters of Credit, (C) the failure of any Issuing Bank to honor a drawing under any Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, (D) any actual or proposed use by the Borrower of the proceeds of the Loans or (E) the Agent or the Lenders entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (ii) any Losses, claims, damages, liabilities or deficiencies incurred in connection with any remedial or other action taken by the Borrower, any of the Subsidiaries or any of the Lenders in connection with any failure by the Borrower or any of the Subsidiaries, or any of their respective properties, to comply with any Environmental Laws. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of its other obligations under this Credit Agreement.

     (b) The Borrower shall also, upon demand, (i) subject to the terms of the Fee Letter, pay to the Agent all costs or expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Co-Administrative Agent in connection with the preparation of this Credit Agreement and the other Credit Documents and (ii) pay to the Agent and each Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting the Loans, (C) in foreclosing its Lien on, or otherwise realizing upon, the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     9.9 Entire Agreement: Successors and Assigns. This Credit Agreement, the other Credit Documents and the Fee Letter constitute the entire agreement among the Borrower, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit the Borrower and the Lenders and their respective successors and permitted assigns.

     9.10 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
(i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, the Loans or any Unpaid LOC Reimbursement Obligations or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any LOC Reimbursement Obligations or any fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement, necessary for the Lenders, the Required Lenders or the Majority Lenders to take any action hereunder, (v) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on all or a substantial portion of the Collateral or (vi) amend or waive this Section 9.10, or change the definition of "Majority Lenders" or "Required Lenders"; and provided, further, that no such amendment, modification, waiver or consent (collectively a "Change") shall in any event be effective unless in writing and signed by (A) the Agent, if such Change affects Article 8 or any rights, duties, obligations, indemnities or exculpations of the Agent (in its capacity as such) under any Credit Document,
(B), the Swingline Lender, if such Change affects Sections 2.2 or 2.5, any Swingline Loan or the Swingline Commitment or any rights, duties or obligations of the Swingline Lender (in its capacity as such) under any Credit Document, (C) each Issuing Bank, if such Change affects Section 2.3 or 2.7 or any Facility Letter of Credit issued by such Issuing Bank, the LOC Reimbursement Obligations or LOC Fronting Fees owing or payable to such Issuing Bank or any Letter of Credit Application of such Issuing Bank or any rights, duties, obligations or indemnities of such Issuing Bank (in its capacity as such) under the Credit Document or (b) each Co-Administrative Agent, if such Change affects Section
9.12 or any rights, duties, obligations, indemnities or exculpation of such Co-Agent (in it capacity as such). Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 8 unless such amendment imposes additional obligations or liabilities on the Borrower. In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I form time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans and Commitments as provided for in Section 9.6. The Agent shall promptly deliver a copy of any such modification of Annex I to the Borrower and each Lender.

        9.11 Nonliability of Agent and Lenders. The relationship between the Borrower, on the one hand, and the Lenders, on the other, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

        9.12 The Co-Administrative Agents. The Co-Administrative Agents (in their capacity as such) shall have no duty, liability or obligation hereunder or under any other Credit Document to any party hereto or thereto.

     9.13 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt of the Borrower.

     9.14 Counterparts. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     9.15 Effectiveness. This Credit Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of any Lender, shall have given to the Agent written, telecopied or telex notice (actually received by it) that a counterpart of this Credit Agreement has been signed by such Lender and mailed by it to the Agent.

     9.16 Severability. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     9.17 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstances whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance and Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the obligations and other indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

         9.18 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or Issuing Bank may have under applicable law, each Lender and Issuing Bank shall, upon the occurrence of any Event of Default and whether or not such Lender, Issuing Bank or such holder has made any demand or the Obligations of the Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender, Issuing Bank or other holder, including without limitation, any and all amounts in any Lockbox Account, the Borrower's Corporate Account or the Disbursement Accounts. Each Lender or Issuing Bank exercising such right shall promptly notify the Agent thereof. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in
Section 2.15.4 hereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.


                               BORROWER:

                               FLORIDA STEEL CORPORATION



                               By: /s/ Tom J. Landa
                                   -----------------------------
                                   Name: Tom J. Landa
                                   Title: Vice President & Chief
                                          Financial Officer

                               AGENT:

                               THE BANK OF TOKYO, LTD.,
                               New York Agency,
                               as Agent



                               By: /s/ Akihiko Hagura
                                  ------------------------------
                                  Name: Akihiko Hagura
                                  Title: Attorney-in-fact


                               ISSUING BANKS AND
                               CO-ADMINISTRATIVE AGENTS:

                               THE BANK OF TOKYO, LTD.,
                                 New York Agency, as an
                                 Issuing Bank and
                                 Co-Administrative Agent


                               By: /s/ Akihiko Hagura
                                  ------------------------------
                                  Name: Akihiko Hagura
                                  Title: Attorney-in-fact

                                        NATIONSBANK OF FLORIDA, N.A.,
                                           as an Issuing Bank and
                                           Co-Administrative Agent


                                        By: /s/ Beth A. Tiffin
                                           ----------------------------
                                           Name:  Beth A. Tiffin
                                           Title: Vice President


                                        LENDERS:

                                        THE BANK OF TOKYO, LTD.,
                                           New York Agency


                                        By: /s/ Akihiko Hagura
                                           ----------------------------
                                           Name:  Akihiko Hagura
                                           Title: Attorney-in-fact


                                        NATIONSBANK OF FLORIDA, N.A.


                                        By: /s/ Beth A. Tiffin
                                           ----------------------------
                                           Name:  Beth A. Tiffin
                                           Title: Vice President


                                        THE DAIWA BANK, LTD.,
                                           New York Branch


                                        By: /s/ Wayne P. Gray
                                           ---------------------------
                                           Name:  Wayne P. Gray
                                           Title: Vice President


                                        THE INDUSTRIAL BANK OF JAPAN,
                                           LIMITED, Atlanta Agency


                                        By: /s/ Shusai Nagai
                                           ---------------------------
                                           Name:  Shusai Nagai
                                           Title: General Manager

                                            THE SUMITOMO BANK, LIMITED,
                                               Atlanta Agency


                                            By:  /s/ Hiroyuki Veda
                                               ------------------------------
                                               Name:  Hiroyuki Veda
                                               Title: Joint General Manager


                                            THE SUMITOMO TRUST & BANKING
                                               CO., LTD., New York Branch


                                            By: /s/ Hidehiko Asai
                                               ------------------------------
                                               Name:  Hidehiko Asai
                                               Title: Deputy General Manager

                                FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into this 16th day of April, 1996, but effective for all purposes as of March 31, 1996, by and among AMERISTEEL CORPORATION (formerly known as FLORIDA STEEL CORPORATION), a Florida corporation (the "Borrower"), and each of the financial institutions signing this First Amendment (collectively, the "Required Lenders").

     WHEREAS, the Borrower, the Required Lenders and others entered into a Credit Agreement dated as of June 9, 1995 in the maximum amount of $140,000,000 (the "Credit Agreement"); and

     WHEREAS, Section 9.10 of the Credit Agreement provides that it may be amended with the approval of the Required Lenders; and

     WHEREAS, the parties desire to amend one of the definitions contained in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree that the Credit Agreement shall, and it is, hereby amended as follows:

     Section 1. Amendment. The definition of "Availability" in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof.

     For these purposes, the aggregate amount of outstanding Facility LOC Obligations on any date shall not include that portion of the Irrevocable Letter of Credit issued by NationsBank, dated October 25, 1995 in the maximum amount of $20,230,137, or any extension thereof or replacement therefor, equal to the amount held on the date of determination in the Construction Fund created under that certain Indenture of Trust, dated as of October 1, 1995, between The Industrial Development Board of the City of Jackson and Norwest Bank Minnesota, N.A., as Trustee; provided, that during any period of time Availability is increased solely as a result of the applicability of this sentence, the Company will not consent to any amendment of the Indenture relating to the Construction Fund without first obtaining the consent of the Required Lenders.

     Section 2. Conditions of Effectiveness. This First Amendment shall become effective as of the date which this First Amendment is dated when, and only when, this First Amendment shall have been executed and delivered on behalf of the Borrower and each of the Required Lenders.

     Section 3. Representations and Warranties of the Borrower. Borrower represents and warrants to the Lenders as follows:

          (a) Borrower has full corporate power and authority to enter into this First Amendment; and to carry out the provisions of this First Amendment and the Credit Agreement, as amended hereby.

          (b) This First Amendment has been duly authorized by all necessary corporate proceedings, has been duly and validly executed and delivered by the Borrower, and, assuming due authorization, execution and delivery by Borrower, is a valid and legally binding agreement of the Borrower.

          (c) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over the Borrower is required for, and the absence of which would adversely affect, the legal, valid and binding execution and delivery of this First Amendment.

          (d) The execution and delivery of this First Amendment (i) will not violate or result in the violation of any existing provision of any law, regulation or court order by which the Borrower or its property is bound, or of the Articles of Incorporation or By-Laws of Borrower, (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement under which Borrower is an obligor or by which its property is bound, and (iii) will not, except as contemplated herein, require on the part of Borrower the filing with, notification to, or the consent or approval of any governmental body, agency or authority or any other person.

   Section 4.  Reference to and Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1, each "hereunder", "hereof", "herein" or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is ratified and confirmed.

          (c) The execution, delivery and effectiveness of the First Amendment shall not, except as expressly provided herein, operate as waiver of any right, power of remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

   Section 5. Execution in Counterparts. The First Amendment may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

   Section 6. Governing Law. The First Amendment shall be governed by the laws of the State of New York.

                                       2.

     Section 7. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purposes.


IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered by their proper and duly authorized officers.


AMERISTEEL CORPORATION
----------------------


By: /s/
  --------------------------------------------
Name:
Title:


THE BANK OF TOKYO-MITSUBISHI, LTD.,
NEW YORK BRANCH, as Agent, Co-Administrative
Agent, Issuing Bank, and Lender


By:/s/ Akihiko Hagura
   -------------------------------------------
Name:  Akihiko Hagura
Title: Vice President


NATIONSBANK OF FLORIDA, N.A.
as Co-Administrative Agent, Issuing Bank, and Lender


By:/s/ Miles C. Dearden III
   -------------------------------------------
Name:  Miles C. Dearden III
Title: Vice President


THE INDUSTRIAL BANK OF JAPAN, LTD.
Atlanta Agency


By:/s/ Shusai Nagai
   -------------------------------------------
Name:  Shusai Nagai
Title: General Manager

                                       3.

THE SUMITOMO BANK, LIMITED
Atlanta Agency


By:/s/ Masayuki Fukushima
   ------------------------------------
Name:  Masayuki Fukushima
Title: Joint General Manager


THE SUMITOMO BANK, LIMITED
New York Branch


By:
   ------------------------------------
Name:
Title:


THE SUMITOMO TRUST & BANKING CO., LTD.
New York Branch


By:/s/ Hidehiko Asai
   ------------------------------------
Name:  Hidehiko Asai
Title: Deputy General Manager




                                       4.

                                SECOND AMENDMENT

                         Dated as of December 30, 1996

                                       to

                                CREDIT AGREEMENT

                            dated as of June 9, 1995
                            (AmeriSteel Corporation)


     WHEREAS, AmeriSteel Corporation (formerly called Florida Steel Corporation), a Florida Corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement referred to below), the Bank of Tokyo-Mitsubishi, Ltd. (successor by merger to The Bank of Tokyo, Ltd.) and Nationsbank of Florida, N.A., as Issuing Banks and Co-Administrative Agents, and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Agent (in such capacity, the "Agent"), are parties to a Credit Agreement dated as of June 9, 1995, as amended by a First Amendment dated as of April 16, 1996 (as so amended, the "Credit Agreement"), pursuant to which the Lenders established a credit facility for the Borrower, and made loans to the Borrower, on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Borrower wishes to establish and operate a wholly-owned subsidiary to accomplish certain business purposes of the Borrower, as more fully set forth below;

     WHEREAS, the Borrower has requested the Lenders, and the Lenders are willing on the terms and conditions set forth below, to consent to (i) the establishment of such subsidiary and to the transactions between the Borrower and such subsidiary set forth below and (ii) amend the Credit Agreement in the manner and on the terms and conditions set forth below to reflect the establishment and operation of such subsidiary as described herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement

     2. Consent to Transaction. The Required Lenders hereby consents to the following transaction (the "AmeriSteel Finance Transaction") and waive any provisions of the Credit Agreement, as in effect on the date hereof, that would not permit such transaction, but only to the extent that the AmeriSteel Finance Transaction would violate such provisions:

          Prior to January 1, 1997, the Borrower will establish and initially capitalize (up to $10,000) a Delaware corporation under the name of AmeriSteel Finance, Inc. ("AmeriSteel Finance") which will be a wholly-owned subsidiary of the Borrower. AmeriSteel Finance will have a bank account in its name established in Delaware. It will also lease space and hire not more than 4 employees to conduct business in that state.

          Prior to January 1, 1997, the Borrower will contribute to the capital of AmeriSteel Finance all or a substantial portion of the Borrower's accounts receivable. Said accounts receivable will be transferred by the Borrower and accepted by AmeriSteel Finance, subject to the security interest therein in favor of the Lenders and the Agent created by the Security Agreement. Pursuant to the First Mortgage Indenture, the Borrower and AmeriSteel Finance will enter into a Third Supplemental Indenture under which AmeriSteel Finance will guarantee the First Mortgage Notes. During the time that the accounts receivable transferred to it by the

     Borrower are owned by AmeriSteel Finance, the Borrower, for a reasonable fee, will provide a limited number of ministerial services with respect to such accounts receivables.

          It is presently anticipated that, after January 1, 1997, AmeriSteel Finance will declare a dividend, payable to the Borrower as its sole stockholder, in the form of any uncollected receivables and available cash. It is presently anticipated that the transactions described above will be repeated each year so long, but only so long as AmeriSteel Finance is a wholly-owned Subsidiary of the Borrower and there exists no Default under the Credit Agreement.

          Prior to the initial transfer of the Accounts of the Borrower to AmeriSteel Finance, AmeriSteel Finance shall execute and deliver to the Agent (i) a Security Agreement (the "AmeriSteel Finance Security Agreement") granting to the Agent and the Lenders a security interest in all accounts receivable and inventory owned by AmeriSteel Finance, including all Accounts transferred to it by the Borrower, and (ii) a Guaranty (the "AmeriSteel Finance Guaranty") pursuant to which AmeriSteel Finance shall guarantee all obligations of the Borrower under the Credit Agreement, the Notes and the other Credit Documents.


  3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by adding the following definitions thereto in appropriate alphabetical sequence:

          "AmeriSteel Finance" shall mean AmeriSteel Finance, Inc., a Delaware corporation.

          "AmeriSteel Finance Security Agreement" shall mean the Security Agreement dated as of December 30, 1996 executed and delivered by AmeriSteel Finance to the Agent, granting to the Agent, for the benefit of the Agent and the Lenders, a security interest in all accounts receivable and inventory owned by AmeriSteel Finance.

          "AmeriSteel Finance Guaranty" means the Guaranty dated as of December 30, 1996 executed and delivered by AmeriSteel Finance to the Agent pursuant to which the AmeriSteel Finance has guaranteed all obligations of the Borrower under the Credit Agreement, the Notes and all other
     Credit Documents."

     (b) The definition of the term "Accounts" in Section 1.1 of the Credit Agreement is amended by adding the following sentence at the end of such definition:

     "The term "Accounts" shall also include Accounts of the Borrower transferred to and owned by AmeriSteel Finance."

     (c) The definition of the term "Eligible Accounts Receivable" in Section
1.1 of the Credit Agreement is amended by (i) adding the word "and of AmeriSteel Finance's" immediately following the word "Borrower" in line 2 of said definition; (ii) adding the words "and AmeriSteel Finance" immediately after the word "Borrower" in line 5 of paragraph (f) and line 7 of paragraph (g) of said definition and (iii) adding the words "or AmeriSteel Finance" immediately after the word "Borrower" in lines 2 and 4 of paragraph (g) of said definition.

     (d) The definition of the term "Collateral" in Section 1.1 of the Credit Agreement is amended by adding the following sentence at the end thereof:

     "The term 'Collateral' shall include all Accounts of the Borrower transferred to AmeriSteel Finance and all proceeds thereof."

     (e) The definition of the term "Collateral Documents" in Section 1.1 of the Credit Agreement is amended by adding the words ", the AmeriSteel Finance Security Agreement" after the words "Security Agreement" in said definition.

     (f) The definition of the term "Credit Documents" is amended by adding the words, "the AmeriSteel Finance Guaranty" after the words "Collateral Documents" in line 4 of said definition.

     (g) The definition of the term "Fabricating Accounts" in Section 1.1 of the Credit Agreement is amended by adding the words "or to AmeriSteel Finance" immediately after the word "Borrower" in line 2 of said definition.

     (h) Section 6.8 of the Credit Agreement is amended by deleting the word "and" at the end of clause (d) thereof, redesignating clause (e) thereof as clause (f) and adding the following new clause (e) to said Section 6.8:

     "(e) so long as there exists no Defaults hereunder transfers of Accounts by the Borrower to AmeriSteel Finance, provided such accounts receivable are so transferred subject to the security interest therein created under the Security Agreement in favor of the Secured Parties (as defined in the Security Agreement)"; and

     (i) Section 6.12 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (f) thereof and (ii) redesignating clause (g) thereof as clause (h) and adding the following new clause (g) after clause (f) thereof:

     "(g) Investments by the Borrower in AmeriSteel Finance consisting of cash contributions exceeding $10,000 plus contributions of accounts receivable of the Borrower to AmeriSteel Finance to the extent permitted by, and subject to the conditions set forth in, Section 6.8(e); and"

     (j) Section 6.13 of the Credit Agreement is amended by (i) deleting the word "and" before clause (iii) thereof, (ii) adding the following clause after clause (iii) thereof:"

and (iv) transactions permitted by clause (e) of Section 6.8" and (iv) adding the words "transactions permitted in clause (e) of Section 6.8" in the parenthetical in clause (a) of the proviso in said Section 6.13, so that said parenthetical shall read as follows:

     "(excluding payments under the Technical Assistance Agreement or payments permitted under section 6.11 or 6.12 or transactions permitted by clause
     (e) of Section 6.8)"

     (k) Article 6 of the Credit Agreement is a amended by adding the following new Section 6.20 thereto:


          "6.20 AmeriSteel Finance. The Borrower will not (a) sell any shares of the capital stock of AmeriSteel Finance owned by the Borrower, (b) permit AmeriSteel Finance to issue any shares of its capital stock to any Person other than the Borrower, (c) permit AmeriSteel Finance to merge or consolidate with any Person other than the Borrower or (d) permit AmeriSteel Finance to (i) engage in any business other than the ownership of the Accounts of the Borrower transferred to AmeriSteel Finance or (ii) incur any Indebtedness other than (x) trade payables incurred in the ordinary course of business and Indebtedness for services rendered to AmeriSteel Finance, and (y) Indebtedness in respect or the AmeriSteel Finance Guaranty and the guaranty by AmeriSteel Finance of the First Mortgage Notes or (iii) transfer accounts receivable owned by AmeriSteel Finance to any Person other than Borrower".

     (l) Section 7.1 of the Credit Agreement is amended by (i) deleting the period at the end of clause (n) thereof and substituting therefor a semicolon and the word "or" and (ii) adding the following new clauses (a) at the end thereof:

          "(o) AmeriSteel Finance shall cease to be a wholly owned subsidiary of the Borrower.

  4. Conditions Precedent. The Lenders' consent to the AmeriSteel Finance Transaction and to the amendments to the

Credit Agreement specified in Section 3 above shall not become effective until the date (the "Amendment Effective Date") on which the Agent delivers a notice to the Borrower and each Lender, substantially in the form of Exhibit A hereto (the "Notice of Effectiveness"), stating that the Amendment Effective Date has occurred; provided, however, that Sections 5 and 6 hereof shall be effective on the date this Amendment is signed by the Borrower and the Required Banks. The Agent shall not be obligated to deliver the Notice of Effectiveness unless the Agent shall determine that each of the following conditions has been satisfied.

          (a) The Agent shall have received counterparts of this Second Amendment executed by the Borrower and the Required Banks;

          (b) AmeriSteel Finance shall have executed and delivered to the Agent counterparts of the AmeriSteel Finance Security Agreement and AmeriSteel Finance Guaranty, each in form and substance satisfactory to the Agent;

          (c) The Agent shall have received UCC-1 Financing Statements executed by AmeriSteel Finance, as debtor, with respect to the security interests created under the AmeriSteel Finance Security Agreement, such UCC-1 Financing Statements to be in proper form and sufficient number for filing in Delaware and in each other jurisdiction specified by the Agent;

          (d) the Agent shall have received copies of the certificate of incorporation and by-laws of AmeriSteel Finance, certified by the Secretary of AmeriSteel Finance and a certificate of the Secretary of State of the State of Delaware as to the due incorporation, valid existence and good standing of AmeriSteel Finance in said State;

          (e) the Agent shall have received a certificate of the Secretary of AmeriSteel Finance as to (i) the resolutions of the Board of Directors of AmeriSteel Finance authorizing the execution, delivery and performance by the AmeriSteel Finance of the AmeriSteel Finance Security Agreement, the AmeriSteel Finance Guaranty and all other documents to be executed and delivered by AmeriSteel Finance in connection therewith and (ii) the name, title and signature of each officer of AmeriSteel Finance executing and delivering the AmeriSteel Finance Security Agreement, the AmeriSteel Finance Guaranty or any other document or certificate in connection therewith;

          (f) the Agent shall have received an opinion of ________, counsel for AmeriSteel Finance, satisfactory in form and substance to the Agent, as to
     (i) the due incorporation and valid existence of AmeriSteel Finance, (ii) the power and authority of AmeriSteel Finance to accept the Accounts of the Borrower to be transferred to it and to execute deliver and perform the AmeriSteel Finance Security Agreement and the AmeriSteel Finance

     Guaranty, (iii) the validity, binding effect and enforceability of the AmeriSteel Finance Security Agreement and AmeriSteel Finance Guaranty, (iv) the validity and perfection of the Security interest created under the AmeriSteel Finance Security Agreement and (v) such other matters as the Agent shall require;

          (g) the Agent shall have been furnished with copies of all documents delivered by AmeriSteel Finance or the Borrower in respect of the AmeriSteel Finance Transaction to the Trustee under the First Mortgage Indenture in connection with the Third Supplemental Indenture

          (h) the Agent shall have received all other documents and instruments requested by it in connection with the AmeriSteel Finance Transaction or this Second Amendment; and

          (i) the Borrower shall have paid the invoice of counsel for the Agent in connection with this Second Amendment and the transactions contemplated hereby.

     5. Representations, and Warranties of the Borrower. The Borrower represents and warrants to the Lenders and the Agent as follows:

          (a) The Borrower has full corporate power and authority to enter into this Second Amendment and to carry out the provisions of this Second Amendment and the Credit Agreement, as amended hereby.

          (b) This Second Amendment has been duly authorized by all necessary corporate proceedings, has been duly and validly executed and delivered by the Borrower, and is a valid and legally binding obligation of the Borrower.

          (c) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over the Borrower is required for, and the absence of which would adversely affect, the legality, validity, binding effect or enforceability, of this Second Amendment;

          (d) The execution and delivery of this Second Amendment (i) will not violate or result in the violation of any existing provision of any law, regulation or court order by which the Borrower or its property is bound, or of the Articles of Incorporation or By-Laws of Borrower, (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement under which Borrower is an obligor or by which it or its property is bound, and (iii) will not, except as specified herein, require on the part of Borrower the filing with, notification to, or the consent or approval of any governmental body, agency or authority, or any other Person.

     6. Miscellaneous

        (a) Expenses. Without limiting the rights of the Lenders and the Agent under Section 9.4 the Credit Agreement, the Borrower agrees to pay all out-of-pocket costs and expenses incurred by the Agent (including, without limitation, reasonable fees and disbursements of counsel to the Agent) in connection with the preparation of this Second Amendment.

     (b) WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUING BANKS AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THIS SECOND AMENDMENT

     (c) Continuing Effectiveness of Credit Agreement. Except as expressly amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement or any other Credit Document, and all rights and obligations thereunder of the parties thereto, shall remain in full force and effect. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any other Credit Documents, or constitute a waiver of any provision of the Credit Agreement or any other Credit Documents.

     (d) Counterparts. This Second Amendment may be executed in any number of separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Second Amendment by delivering to the Agent, by facsimile transmission, the signature page of this by facsimile transmission a counterpart of this Second Amendment signed by it shall promptly thereafter also deliver a manually signed counterpart of this Second Amendment to the Agent.

     (e) Effectiveness. This Amendment shall become effective when counterparts of this Amendment signed by the Borrower and the Required Lenders are received by the Agent (including receipt by fascimile transmission); provided that Sections 2 and 3 hereof shall in any event not become effective until the Amendment Effective Date.

     (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules which would make the laws of another jurisdiction applicable.

     IN WITNESS WHEREOF, each party hereto has executed this Amendment by its duly authorized officer as of the date first written above.

                                    AmeriSteel Corporation


                                    By: /s/ Tom J. Landa
                                        ----------------------------------
                                        Name: Tom J. Landa
                                        Title: Vice President and Chief
                                                 Financial Officer

                                    THE BANK OF TOKYO-MITSUBISHI LTD.,
                                    NEW YORK BRANCH, as Agent,
                                    Co-Administrative Agent, Issuing
                                    Bank, and Lender

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    NATIONSBANK OF FLORIDA, N.A.,
                                    as Co-Administrative Agent,
                                    Issuing Bank, and Lender

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    THE INDUSTRIAL BANK OF JAPAN, LTD.
                                    Atlanta Agency

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    THE SUMITOMO BANK, LIMITED
                                    Atlanta Agency

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    THE SUMITOMO TRUST & BANKING Co., LTD.
                                    New York Branch

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A


                             [Letterhead of Agent]


                                                                          [Date]


                            NOTICE OF EFFECTIVENESS



To the Parties to
the Second Amendment
Referred to Below


     Re: Credit Agreement dated as of June 9, 1995 (the "Credit Agreement"), as amended, among AmeriSteel Corporation (formerly called Florida Steel Corporation), the Lenders (as defined therein), The Bank of Tokyo Mitsubishi, Ltd. (successor by merger to The Bank of Tokyo, Ltd.) and Nationsbank of Florida, NA, as Issuing Banks and Co-Administrative Agents, and the Bank of Tokyo-Mitsubishi Ltd., as Agent


Ladies and Gentlemen:

     We refer to the Second Amendment dated as of December 30, 1996 to the above-referenced Credit Agreement. We hereby notify you that the Amendment Effective Date under said Second Amendment has occurred.

                                    Very truly yours,

                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD., New York Branch, as
                                    Agent


                                    By
                                      ---------------------------

                                 THIRD AMENDMENT

                               dated as of June 8, 1997

                                       to

                                CREDIT AGREEMENT

                            dated as of June 9, 1995

                            (AmeriSteel Corporation)

         WHEREAS, AmeriSteel Corporation (formerly called Florida Steel Corporation), a Florida Corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement referred to below), The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (successor by merger to The Bank of Tokyo, Ltd., New York Agency) and NationsBank, N.A. (succesor in interest to NationsBank of Florida, N.A.), as Issuing Banks and Co-Administrative Agents, and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Agent (in such capacity, the "Agent"), are parties to a Credit Agreement dated as of June 9, 1995, as amended by a First Amendment dated as of April 16, 1996 and a Second Amendment dated as of December 30, 1996 (as so amended, the "Credit Agreement"), pursuant to which the Lenders established a credit facility for the Borrower, and made loans to the Borrower, on the terms and conditions set forth in the Credit Agreement;

         WHEREAS, THE BORROWER has requested the Lenders, and the Lenders are willing on the terms and conditions set forth below, to amend the Credit Agreement in the manner and on the terms and conditions set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

         1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

              (a) Section 2.11.1(a) of the Credit Agreement, as heretofore amended, is further amended by changing the date "June 9, 1997" set forth therein (which date has been changed to June 9, 1998 pursuant to the First Amendment to the Credit Agreement) to "June 9, 1999" so that, unless further extended as provided in said Section 2.11.1(a), the Expiration Date shall be June 9, 1999.

              (b) Section 9.10 of the Credit Agreement is amended by adding the following proviso at the end of the first sentence of said Section 9.10:

              "and; provided, further, that the Co-Administrative Agents, acting jointly, may waive the prohibition in Section 6.4 of the Credit Agreement on Restricted Expenditures by the Borrower which result in Availability being less than $10,000,000 or any Default or Event of Default caused by such Restricted Expenditures"

              3. Release of Co-Administrative Agents. Each Lender hereby releases each Co-Administrative Agent from any and all claims which such Lender may have against any such Co-Administrative Agent for, on account of, or relating to any waiver given or withheld by such Co-Administrative Agent after the effective date hereof with respect to any obligation of the Borrower under
Section 6.4 of the Credit Agreement or any default by the Borrower thereunder, except for any such claim by a Lender against a Co-Administrative Agent arising solely and directly from any such waiver which is determined by a final, non-appealable judgment or order entered in an action commenced in a state or Federal court sitting in New York, New York to constitute gross negligence or willful misconduct by such Co-Administrative Agent.

              4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders and the Agent as follows:

                  (a) The Borrower has full corporate power and authority to enter into this Amendment and to carry out the provisions of this Amendment and the Credit Agreement, as amended hereby.

                  (b) This Amendment has been duly authorized by all necessary corporate proceedings, has been duly and validly executed and delivered by the Borrower, and is a valid and legally binding obligation of the Borrower.

                  (c) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over the Borrower is required for, and the absence of which would adversely affect, the legality, validity, binding effect or enforceability, of this Amendment;

                  (d) The execution and delivery of this Amendment (i) will not violate or result in the violation of any existing provision of any law, regulation or court order by which the

Borrower or its property is bound, or of the Articles of Incorporation or By-Laws of Borrower, (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement under which Borrower is an obligor or by which it or its property is bound, and (iii) will not, except as specified herein, require on the part of Borrower the filing with, notification to, or the consent or approval of any governmental body, agency or authority or any other Person.

                  5. Miscellaneous.

                      (a) Expenses. Without limiting the rights of the Lenders and the Agent under Section 9.4 of the Credit Agreement, the Borrower agrees to pay all out-of-pocket costs and expenses incurred by the Agent (including, without limitation, reasonable fees and disbursements of counsel to the Agent) in connection with the preparation of this Amendment.

                      (b) WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUING BANKS AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT.

                      (c) Continuing Effectiveness of Credit Agreement. Except as expressly amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement or any other Credit Document, and all rights and obligations thereunder of the parties thereto, shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any other Credit Documents, or constitute a waiver of any provision of the Credit Agreement or any other Credit Documents.

                      (d) Counterparts. This Amendment may be executed in any number of separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Amendment by delivering to the Agent, by facsimile transmission, the signature page of this Amendment signed by such party. Any party so delivering by facsimile transmission a counterpart of this Amendment signed by it shall promptly thereafter also deliver a manually signed counterpart of this Amendment to the Agent.

                      (e) Effectiveness. This Amendment shall become effective when counterparts of this Amendment signed by the Borrower and each Lender are received by the Agent (including receipt by facsimile transmission).

                      (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules which would make the laws of another jurisdiction applicable.

          IN WITNESS WHEREOF, each party hereto has executed this Amendment by its duly authorized officer as of the date first written above.


                                             AMERISTEEL CORPORATION


                                             By: /s/ Tony Landa
                                                ------------------------------
                                                Name:  Tony Landa
                                                       Vice President and
                                                       Chief Financial Officer

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         New York Branch, as Agent,
                                         Co-Administrative Agent, Issuing
                                         Bank and Lender


                                         By: /s/ Minoru Shimada
                                            --------------------------------
                                            Name:  Minoru Shimada
                                            Title: Senior Vice President

                                   NATIONSBANK, N.A.
                                   (successor in interest to NationsBank
                                   of Florida, N.A.), as Co-Administra-
                                   tive Agent, Issuing Bank and Lender


                                   By: /s/ Miles C. Dearden III
                                      -----------------------------------
                                      Name:  Miles C. Dearden III
                                      Title: Senior Vice President

                                           THE INDUSTRIAL BANK OF JAPAN, LTD.
                                           Atlanta Agency


                                           By: /s/ Kazuo Iida
                                              --------------------------------
                                              Name:  Kazuo Iida
                                              Title: General Manager

                                                THE SUMITOMO BANK, LIMITED
                                                Atlanta Agency


                                                By: /s/ Masayuki Fukushima
                                                   --------------------------
                                                   Name:  Masayuki Fukushima
                                                   Title: Joint General Manager

                                         THE SUMITOMO TRUST & BANKING CO., LTD.
                                         New York Branch


                                         By: /s/
                                            ----------------------------------
                                            Name:
                                            Title:

                              EXTENSION AGREEMENT


         WHEREAS, AmeriSteel Corporation, formerly known as Florida Steel Corporation (the "Borrower"), the financial institutions referred to below as Lenders (the "Lenders"), The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as successor by merger to The Bank of Tokyo, Ltd., New York Agency ("BTM"), and NationsBank of Florida, N.A., as Issuing Banks and Co-Administrative Agents, and BTM, as Agent, are parties to that certain Credit Agreement dated as of June 9, 1995 (as from time to time amended, modified, restated or supplemented, the "Credit Agreement") pursuant to which the Lenders have established a credit facility for the Borrower;

         WHEREAS, the Expiration Date under, and as defined in, the Credit Agreement is currently June 9, 1997 (the "Scheduled Expiration Date");

         WHEREAS, the Lenders are willing to extend the Expiration Date under the Credit Agreement on the terms and conditions set forth below:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

         2. Subject to the terms and conditions hereof, the Lenders are willing to extend the Expiration Date to the date which is the first anniversary of the Scheduled Expiration Date (i.e., June 9, 1998); provided, that, if counterparts of this Agreement are not signed by each Lender and the Borrower and accepted by the Agent by the Scheduled Expiration Date, then this Extension Agreement shall be null and void and the Expiration Date under the Credit Agreement shall be the Scheduled Expiration Date.

         3. Upon receipt by the Agent of counterparts of this Extension Agreement signed by all the Lenders and the Borrower, the Agent shall accept the same by signing as indicated below and shall notify each Lender and the Borrower that the Expiration Date has been extended as provided herein. This Extension Agreement shall not be effective unless and until counterparts of this Extension Agreement signed by the Borrower and all the Lenders are received and accepted by the Agent on or before the Scheduled Expiration Date.

         4. The Borrower hereby confirms that the Credit Agreement and the other Credit documents, all rights of the Lenders, the Issuing Banks, the Co-Administrative Agents and the Agent and obligations of the Borrower thereunder and all liens granted by the Borrower under the Security Agreement and the Credit Agreement are in full force and effect, and that the Borrower has not setoffs, defenses or counterclaims to any of its obligations under the Credit Agreement or any of the other Credit Documents.

         5. The Extension Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, bu tall of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Extension Agreement by their duly authorized officers.


                                     AMERISTEEL CORPORATION


                                     By:    /s/ Tom Landa
                                        ------------------------------------
                                     Name:     Tom Landa
                                     Title:    CFO & VP

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.
                                     NEW YORK BRANCH, successor by merger to The
                                     Bank of Tokyo, Ltd., New York Agency, as
                                     Lender, Issuing Bank and Co-Administrative
                                     Agent


                                     By:   /s/ Akiniko Hagura
                                        ------------------------------------
                                     Name:   Akiniko Hagura
                                     Title:  Vice President


                                     NATIONSBANK, N.A., as Lender Issuing Bank and Co-Administrative Agent


                                     By:    /s/ Miles C. Dearden, III
                                        ------------------------------------
                                     Name:     Miles C. Dearden, III
                                     Title:    Vice President


                                     THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                     ATLANTA AGENCY, as Lender


                                     By:    /s/ Shusai Nagia
                                        ------------------------------------
                                     Name:     Shusai Nagia
                                     Title:    General Manager

                                     THE SUMITOMO BANK, LIMITED,
                                     ATLANTA AGENCY, as Lender


                                     By:   /s/ Masayuki Fukusihima
                                        -------------------------------
                                     Name:     Masayuki Fukusihima
                                     Title:    Joint General Manager


                                     THE SUMITOMO TRUST & BANKING CO.,
                                     LTD., as Lender


                                     By:   /s/ Hidehiko Asai
                                        ------------------------------------
                                     Name:     Hidehiko Asai
                                     Title:    Deputy General Manager


Accepted by:

THE BANK OF TOKYO-MITSUBISHI, LTD.
NEW YORK BRANCH, successor by merger to
The Bank of Tokyo, Ltd., New York Agency, as Agent


By:
   ------------------------------------
Name:
Title:





                                      -3-